As filed with the U.S. Securities and Exchange Commission on June 2, 2025.

Registration No. 333-287302

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

Amendment No. 2

to

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

ETOILES CAPITAL GROUP CO., LTD

(Exact Name of Registrant as Specified in its Charter)

_____________________________________

Cayman Islands	8742	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 1109, 11/F, Tai Yau Building
No. 181 Johnston Road, Wanchai, Hong Kong
+852-2398-8699

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

_____________________________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies to:

Lawrence S. Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong SAR Telephone: +852-3923-1111	Jing Ye, Esq. Ye & Associates, P.C. 135-15 40th Road, Suite 402 Flushing, New York 11354 Telephone: (929) 300-7489

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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED JUNE 2, 2025

ETOILES CAPITAL GROUP CO., LTD

1,400,000 CLASS A ORDINARY SHARES

This is an initial public offering of the Class A Ordinary Shares, par value US$0.0001 per share (“Shares”) of Etoiles Capital Group Co., Ltd (“Etoiles Cayman”) (“Offering”). We are offering 1,400,000 Class A Ordinary Shares of Etoiles Cayman, on a firm commitment basis. No public market currently exists for our Class A Ordinary Shares and Class B Ordinary Shares. The initial public offering price is expected to be between $4.00 and $6.00 per Class A Ordinary Share. We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “EFTY”. At this time, Nasdaq Capital Market has not yet approved our application to list our Class A Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this Offering will be closed and our Class A Ordinary Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” and “Risk Factors” on pages 12 and 18, respectively.

Upon the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because our Controlling Shareholder will own and hold more than 50% of our voting power, assuming that the underwriters do not exercise their over-allotment option.

Upon completion of this Offering, we will have a dual class ordinary share structure. Our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to ten (10) votes per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum. See “Description of Share Capital — Ordinary Shares” for more details regarding our Class A Ordinary Shares and Class B Ordinary Shares.

As of the date of this prospectus, our Controlling Shareholder holds an aggregate of 10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, respectively, which represents an aggregate of 94.94% of the total voting power, among which 16.20% of the voting power stem from its 10,287,000 Class A Ordinary Shares and 78.74% of its voting power stem from its 5,000,000 Class B Ordinary Shares. Upon completion of this Offering, our issued and outstanding shares will consist of 14,900,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Shares, or 210,000 Class A Ordinary Shares, assuming the over-allotment option is exercised in full. Upon completion of this Offering, our Controlling Shareholder will be the beneficial owners of an aggregate of 10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, respectively, which will represent an aggregate of 92.89% of the total voting power, among which 15.85% of the voting power stem from its 10,287,000 Class A Ordinary Shares and 77.04% of the voting power stem from its 5,000,000 Class B Ordinary Shares, assuming that the underwriters do not exercise their over-allotment option, or an aggregate of 92.59% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under corporate governance rules of Nasdaq Stock Market and, therefore, eligible for certain exemptions from the corporate governance requirements of the Nasdaq Stock Market Rules. If we cease to be a foreign private issuer, we intend to rely on these exemptions. Furthermore, the Controlling Shareholder will be able to exert significant control over our management and affairs, including approval of significant corporate transactions. For additional information, see “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders” on page 35 for further details.

We are not a Hong Kong operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating company in Hong Kong, Etoiles Consultancy Limited (“Etoiles Consultancy”, also “Hong Kong Operating Subsidiary”). We also own Etoiles Financial Group Limited (“Etoiles Financial”), a company with no material operations of its own and is mainly used to handle administrative expenses. This is an offering of the Class A Ordinary Shares of Etoiles Capital Group Co., Ltd, the holding company in the Cayman Islands, instead of the shares of Etoiles Consultancy and Etoiles Financial. References to the “Company”, “we”, “us”, and “our” in this prospectus are to Etoiles Cayman, the Cayman Islands entity that will issue the Class A Ordinary Shares being offered, and its wholly-owned and indirect wholly-owned subsidiaries. References to Etoiles Consultancy in this prospectus is to the Hong Kong entity operating the business and generating all of the revenue and profit stated in the consolidated financial statements of the Company. The Company’s ownership interest in Etoiles Consultancy and Etoiles Financial is held through an intermediate company in the British Virgin Islands (the “BVI”). Etoiles Consultancy and Etoiles Financial are wholly-owned subsidiary of Zynergy Holding Co., Limited, a company incorporated in the BVI. Zynergy Holding Co., Limited is wholly-owned by Etoiles Cayman. Investors in our Class A Ordinary Shares should be aware that they may never hold equity interests in the Hong Kong operating company directly. Investors are purchasing equity solely in Etoiles Cayman, our Cayman Islands holding company, which indirectly owns equity interests in the Hong Kong operating company. Because of our corporate structure, we as well as our investors are subject to unique risks due to uncertainty of the interpretation and the application of PRC laws and regulations. We are also subject to the risks of uncertainty about any future actions of the PRC government in this regard. We may also be subject to sanctions imposed by PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), if we fail to comply with their rules and regulations. PRC regulatory authorities could disallow our operating structure in the future, and this would likely result in a material change in our operations in Hong Kong and/or the value of our securities, which could cause the value of such securities to significantly decline or become worthless. See “Risk Factors” beginning on page 18 of this prospectus for a discussion of risks facing the Company and the Offering as a result of this structure.

There are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene or influence our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 26 for further details.

The PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not operate in mainland China, do not have a VIE structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or related enforcement actions by the PRC government could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale” and “Risk Factors — Risks Related to Doing Business in Hong Kong — Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless” on page 26 and 27, respectively, for further details.

Our Class A Ordinary Shares may be prohibited from being trading on a national securities exchange or in the over-the-counter market in the United States if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors for two consecutive years. The Holding Foreign Companies Accountable Act (the “HFCA Act”) was enacted on December 18, 2020. Pursuant to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB, for three consecutive years beginning in 2021, the SEC may prohibit our Class A Ordinary Shares from being traded on a national securities exchange or in the over-the-counter market in the United States. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfils its responsibilities under the HFCA. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, SRCO, C.P.A., Professional Corporation, located at Amherst, New York, registered with the PCAOB, and has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. In addition, our auditors did not appear as part of the PCAOB’s report of determinations under the lists in Appendix A or Appendix B of the report issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong and taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections since March 2023. The PCAOB is continuingly pursuing ongoing investigations and may initiate new investigations as needed The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. The delisting of our Class A Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Risk Factors — Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiary. Our Hong Kong Operating Subsidiary is our only operating subsidiary located in Hong Kong. Etoiles Financial, our other Hong Kong subsidiary, has no operation on its own, while Zynergy BVI is an intermediate holding company with no operations. However, cash may be transmitted from our Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI and between our Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI. For more details, refer to section captioned “Transfers of Cash To and From Our Subsidiaries.” As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. There can be no assurance that the PRC government will not intervene or impose restrictions to prevent the cash maintained in Hong Kong from being transferred out or restrict the deployment of the cash into our business or for the payment of dividends. See “Risk Factors — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries” on page 23, “Dividend Policy”, “Summary Consolidated Financial Data”, and “Consolidated Statements of Changes in Shareholders’ Equity” in the Consolidated Financial Statements for further details.

Cash may be transferred through our organization in the following manner: (i) funds are transferred to Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI, from Etoiles Cayman through our BVI subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by Hong Kong Operating Subsidiary and Etoiles Financial to Etoiles Cayman through our BVI subsidiary.

During the years ended December 31, 2024 and 2023 and up to the date of this prospectus, no transfers, dividends or distributions have been made by Etoiles Cayman, Zynergy BVI, Etoiles Consultancy and Etoiles Financial. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares in the foreseeable future. As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong Operating Subsidiary and Etoiles Financial through an intermediate holding company.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 18 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

	Per Class A Ordinary Share	Total
Initial public offering price	$	$
Underwriting discounts (7.0% underwriting discount)(1)	$	$
Proceeds to us (before expenses)(2)	$	$

____________

(1)      Represents underwriting discounts equal to 7.0% of each Class A Ordinary Share’s public offering price.

(2)      In addition to the underwriting discounts listed above, we have agreed to pay, upon closing of this offering, (i) certain advisory fee to Prime Number Capital LLC, as the representative of the several underwriters (the “Representative”), (ii) a 1.0% of gross proceeds as non-accountable expense allowance, and (iii) certain out-of-pocket expenses. See “Underwriting” for additional information regarding total underwriter compensation.

We expect our total cash expenses for this Offering (including cash expenses payable to the underwriter for their out-of-pocket expenses) to be approximately US$1,200,143, exclusive of the above discounts and commissions. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This Offering is being conducted on a firm commitment basis. The underwriter is obligated to take and pay for all of the Class A Ordinary Shares if any such shares are taken. We have granted the underwriter an option for a period of forty-five (45) days after the closing of this Offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this Offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If we complete this Offering, net proceeds will be delivered to us on the closing date.

The underwriter expects to deliver the Class A Ordinary Shares to purchasers against payment on [    ], 2025.

The date of this prospectus is [      ], 2025.

Through and including [    ], 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Class A Ordinary Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Class A Ordinary Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Class A Ordinary Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Class A Ordinary Shares, we strongly urge you not to purchase any of our Class A Ordinary Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the offering of our Class A Ordinary Shares as further detailed in this prospectus.

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We do not recommend that you purchase our Class A Ordinary Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the integrated investor relation industry, and have received independent professional advice.

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications and surveys, government publications and other information available to us. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third party sources nor have we ascertained the underlying economic assumptions relied upon therein. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•        “Second Amended Memorandum and Articles” refers to our second amended and restated memorandum of association and articles of association adopted by special resolution passed on May 20, 2025, and each is referred to as the Amended Memorandum and the Amended Articles;

•        “$” OR “US$” or “U.S. dollars” refers to the legal currency of the United States;

•        “China” or the “PRC” refers to the People’s Republic of China, including the special administrative regions of Hong Kong, Macau and Taiwan. For reference to specific laws and regulations adopted by the PRC, the definition of “China” or the “PRC” refers to the People’s Republic of China, excluding Hong Kong, Macau and Taiwan;

•        “Class A Ordinary Shares” are to the Class A ordinary shares, par value of US$0.0001 per share, of Etoiles Capital Group Co., Ltd;

•        “Class B Ordinary Shares” are to the Class B ordinary shares, par value of US$0.0001 per share, of Etoiles Capital Group Co., Ltd;

•        “Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•        “Controlling Shareholder” refer to the ultimate beneficial owner of the Company, Etoiles Zeneo Investment Limited, which is held by Mr. Kit Shing, CHEUNG. See “Management” and “Principal Shareholders” for more information;

•        “Cundi” refers to Cundi Solution Limited, an independent market research agency, which is an independent third party;

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•        “Etoiles Consultancy” refers to Etoiles Consultancy Limited, our Hong Kong operating subsidiary;

•        “Etoiles Financial” refers to Etoiles Financial Group Limited, one of our Hong Kong subsidiaries;

•        “Fiscal Year” or “FY” refers to Financial year ended or, as the case may be, ending December 31;

•        “HKD,” “HK$” or “HK Dollar” refers the legal currency of Hong Kong;

•        “Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

•        “Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Hong Kong Operating Subsidiary” refers to Etoiles Consultancy;

•        “mainland China” refers to the People’s Republic of China (excluding Hong Kong, Macau and Taiwan);

•        “Offering” refers to the initial public offering of Etoiles Capital Group Co., Ltd;

•        “PRC Counsel” refers to the China Commercial Law Firm;

•        “PRC government” or “PRC authorities”, or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

•        “PRC laws” or “PRC regulations,” or variations of such words or similar expressions, refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

•        “shares”, “Shares”, or “Ordinary Shares” refer to the Class A Ordinary Shares and Class B Ordinary Shares of Etoiles Capital Group Co., Ltd;

•        “Etoiles Cayman,” the “Company,” “we” or “us” refers to Etoiles Capital Group Co., Ltd, a Cayman Islands company and its wholly-owned and indirect wholly-owned subsidiaries, unless the context otherwise indicates; and

•        “Zynergy BVI” refers to Zynergy Holding Co., Limited, our British Virgin Islands subsidiary and the direct holding company of Etoiles Consultancy and Etoiles Financial.

Etoiles Cayman is an exempted company with limited liability incorporated under the laws of the Cayman Islands as a holding company with operations conducted in Hong Kong through its Hong Kong Operating Subsidiary, Etoiles Consultancy. Our Hong Kong Operating Subsidiary’s reporting currency is HK$. This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Translation of amounts from HKD into USD has been made at the following exchange rates:

	December 31, 2024	December 31, 2023
Year-end $: HK$ exchange rate	7.7677	7.8109
Year average $: HK$ exchange rate	7.8030	7.8292

No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at such rate, or at any other rate.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Class A Ordinary Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors,” “Selected Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Unless the context otherwise requires, all references to “Etoiles Cayman”, “we”, “us”, “our”, the “Company” and similar designations refer to Etoiles Capital Group Co., Ltd, a Cayman Islands company, and its wholly-owned and indirect wholly-owned subsidiaries.

Overview

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands on September 13, 2024, as a holding company. We conduct our operation through our indirect wholly-owned Hong Kong Operating Subsidiary, Etoiles Consultancy. Etoiles Financial, our other Hong Kong subsidiary, has no material operations of its own and is mainly used to handle administrative expenses. We operate in a single segment that represents the Company’s core business as an integrated investor relation service provider in Hong Kong.

Our integrated investor relation services mainly comprise one of more of the following components:

(i)     Management of public relation: in assisting our clients to promote their corporate image, our Hong Kong Operating Subsidiary will assist in preparing promotional plan, preparing corporate presentation materials, designing investor relation websites, preparing advertising plans and publicity materials, providing support in roadshows and press conferences, coordinating ceremonies and interviews and assisting in crisis management;

(ii)    Management of investor relation: in assisting our clients to manage relation with their investors, our Hong Kong Operating Subsidiary will assist in drafting investor relation media documents and coordinating shareholders meetings and press conferences and assist in identifying and approaching shareholders;

(iii)   Tailored due diligence exercise: our Hong Kong Operating Subsidiary assists our clients in conducting due diligence on specific investment or acquisition targets worldwide, including reviewing statutory records, conducting site visits and preparing due diligence report; and

(iv)   Other value-added services such as website design enhancement and promotional video production.

Etoiles Consultancy and Etoiles Financial were founded in 2013 and 2023, respectively. Since 2023, our Hong Kong Operating Subsidiary has focused on providing integrated investor relation services and building up our expertise and track record in the financial industry. Our Hong Kong Operating Subsidiary primarily targets companies that intend to seek a listing or are listed on the stock exchanges in Hong Kong or U.S.. Our clients mainly consist of (i) clients that intend to seek a listing or are listed on a stock exchange; and (ii) companies and professional firms in the financial industry.

We, through our Hong Kong Operating Subsidiary, have achieved significant growth in our business. For each of the fiscal years ended December 31, 2024 and 2023, our total revenue was approximately US$2.5 million and US$0.1 million, respectively. The number of clients with revenue contribution to us was 1 for the fiscal year ended December 31, 2023 and 22 for the fiscal year ended December 31, 2024.

According to Cundi, Hong Kong is one of the most active international financial centers in the world. Hong Kong remains a cornerstone of the global integrated investor relation industry, supported by its position as a leading international financial center. The continuous growth and internationalization of Hong Kong’s capital markets have been key drivers of the integrated investor relation industry. Driven by (i) the expansion of the capital markets of Hong Kong, (ii) increasing demand for financial public relation services to enhance brand and corporate image; and (iii) digitalization of global business, increasing use of social media and artificial intelligence, it is expected that the financial public relations market in Hong Kong will continue to grow.

Competitive Strengths

We believe that the following strengths have contributed to our success and differentiate us from our peers:

•        We provide comprehensive integrated investor relation services to our clients

•        We possess a strong client base

•        We have an experienced and professional management team

Our Strategy

Our principal growth strategies include further strengthening our market position and increasing our market share in the Hong Kong integrated investor relation industry. We intend on achieving this growth by actively seeking new opportunities from our existing client base as well as new potential clients. To achieve these goals, we plan on implementing the following strategies:

•        Further strengthen our integrated investor relation services in Hong Kong

•        Expand our market presence in other international capital markets

•        Enhancing our brand

Corporate Structure

We are not a Hong Kong or a mainland China operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating company in Hong Kong, Etoiles Consultancy. This is an offering of the Class A Ordinary Shares of Etoiles Capital Group Co., Ltd, the holding company in the Cayman Islands, instead of the shares of Etoiles Consultancy and Etoiles Financial.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

The chart below illustrates our corporate structure and identifies our subsidiaries prior to and after our Group’s initial public offering:

Etoiles Zeneo Investment Limited
British Virgin Islands
Other Existing Shareholders (1)
Public Shareholding
Pre-Offering:
76.20% Class A;
100% Class B
Post-Offering:
68.58% Class A;
100% Class B
Pre-Offering:
23.80% Class A
Post-Offering: %
22.02% Class A
Pre-Offering:
0.00% Class A
Post-Offering:
9.40% Class A
Etoiles Capital Group Co., Ltd
Cayman Islands
100%
Zynergy Holding Co., Limited
British Virgin Islands
100%
100%
Etoiles Consultancy Limited
Hong Kong
Etoiles Financial Group Limited
Hong Kong

____________

(1)      As of the date of this prospectus, there are 5 (five) shareholders of record that have shareholding less than 5%.

For more details, see “Our Corporate History and Structure” section.

Transfers of Cash To and From Our Subsidiaries

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiary. Our Hong Kong Operating Subsidiary is our only operating subsidiary located in Hong Kong. Etoiles Financial, our other Hong Kong subsidiary, has no operation on its own, while Zynergy BVI is an intermediate holding company with no operations. During the years ended December 31, 2024 and 2023 and up to the date of this prospectus, no transfers, dividends or distributions have been made by Etoiles Cayman, Zynergy BVI, Etoiles Consultancy and Etoiles Financial. Cash may be transferred through our organization in the following manner: (i) funds are transferred to our Hong Kong Operating Subsidiary and Etoiles Financial, from Etoiles Cayman through our BVI subsidiary in the form of capital contributions or shareholder loans, as the case may be; and (ii) dividends or other distributions may be paid by our Hong Kong Operating Subsidiary or Etoiles Financial to Etoiles Cayman through our BVI subsidiary. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares and Class B Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. Further, cash may be transmitted from our Hong Kong Operating Subsidiary and Etoiles Financial to Zynergy BVI and between our Hong Kong Operating Subsidiary and Etoiles Financial. For more details, see section captioned “Related Party Transactions” in this prospectus.

We are not prohibited under the laws of the Cayman Islands to provide funding to our Hong Kong Operating Subsidiary and Etoiles Financial through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands.    Subject to Cayman law, the Companies Act and our Amended Memorandum and Articles, our board of directors may from time to time declare dividends in any currency to be paid to our members. Subject to a solvency test, as prescribed in the Companies Act, and the provisions, if any, of the memorandum and articles of association of an exempted company incorporated in the Cayman Islands, an exempted company incorporated in the Cayman Islands may pay dividends and distributions out of its share premium account. In addition, based upon English case law that is likely to be persuasive in the Cayman Islands, dividends may be paid out of profits.

Hong Kong.    Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

As we are a holding company, our ability to make dividend payments, if any, would be contingent upon our receipt of funds from our Hong Kong Operating Subsidiary and Etoiles Financial through our intermediate holding company. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred.

For more information, see “Dividend Policy,” “Risk Factors” and “Summary Financial Data” and “Consolidated Statements of Changes in Shareholders’ Equity” in the audited financial statements for the years ended December 31, 2024 and 2023 contained in this prospectus.

Permission Required from Hong Kong Authorities

Hong Kong is a special administration region of China, having its own governmental and legal system that is independent from mainland China, and as a result, has its own distinct rules and regulation. Etoiles Consultancy is our Hong Kong Operating Subsidiary in Hong Kong, while Etoiles Financial has no operation on its own. According to the legal opinion issued by our Hong Kong counsel, David Fong & Co., Solicitors, we, including Etoiles Consultancy and Etoiles Financial, have received all requisite permissions or approvals from the Hong Kong authorities to operate our business, including but not limited to obtaining a relevant certificate of incorporation and business license, and that we, including Etoiles Consultancy and Etoiles Financial are not required to obtain any permission or approval from Hong Kong authorities to offer the shares of Etoiles Cayman to foreign investors. Further, uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Etoiles Consultancy and Etoiles Financial, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) inadvertently conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

Permission Required from Mainland China Authorities

We conduct all of our operations in Hong Kong through our Hong Kong Operating Subsidiary. However, there are legal and operational risks associated with being based in and having the majority of our operations in Hong Kong. The PRC government has recently indicated that it may exert more control or influence over offerings of securities conducted overseas. The management understands that as of the date of this prospectus, we are not subject to cybersecurity review with the Cyberspace Administration of China (“CAC”) to conduct business operations in China, given that: (i) we do not operate any network platform or provide any network service for individual users, (ii) all the customers and suppliers of our Hong Kong Operating Subsidiary are enterprises, (iii) we do not possess a large amount of personal information in our business operations, (iv) we are not recognized as “operators of critical information infrastructure” by any authentic authority, (v) we have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning, or sanction in such respect. Nevertheless, the Measures for Cybersecurity Review (2021 version) was recently adopted and the Network Internet Data Protection Draft Regulations is in the process of being formulated and the interpretation and application of these regulations remain unclear. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC, or other PRC governmental authorities required for the conduct of our business operations and overseas listings, including this Offering.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. The Trial Measures, together with the Guidance Rules and Notice, reiterate the basic supervision principles by providing substantially requirements for filings of overseas offering and listing by domestic companies. Under the Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. Based on the understanding of the relevant PRC laws and regulations of our PRC Counsel, China Commercial Law Firm, as of the date of this prospectus, our offering will not be identified as an indirect overseas issuance. The Trial Measures provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

In light of the foregoing and based on the opinion of our PRC Counsel, we believe that the listing of our Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”) does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures because the Company did not obtain any operating revenue, total profit, total assets and net assets in mainland China for the years ended December 31, 2024 and 2023, the main parts of the Company’s business activities are neither carried out in mainland China, nor is its main place of business located in mainland China, and none of the members of the senior management team in charge of our business operation and management are Chinese citizens or domiciled in mainland China, we do not meet both of the above criteria simultaneously.

Based on our management’s internal assessment and on the opinion of our PRC counsel, the Company and its subsidiaries currently have no operations in the mainland China, our management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Etoiles Financial and Etoiles Consultancy are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

If we or our Hong Kong Operating Subsidiary or Etoiles Financial (i) inadvertently conclude that such relevant permissions or approvals are not required, or (ii) applicable laws, regulations, or interpretations change, including the expansion of the categories of industries and companies whose foreign securities offerings are subject to review and require us to obtain such permissions or approvals in the future by the CSRC or the CAC, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this Offering into China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder our operations in the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Further, the Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for offering purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities with shares of the offshore special purchase vehicles to obtain the approval of the CSRC prior to the offering and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on the opinion of our PRC Counsel, the Management understands that we will not be required to submit an application to the CSRC for the approval of the offering and trading of our Class A Ordinary Shares because (i) our Hong Kong Operating Subsidiary and Etoiles Financial were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) our Hong Kong Operating Subsidiary and Etoiles Financial are non-mainland China entities, and they have not been controlled by a non-PRC persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented, and is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as us.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Class A Ordinary Shares. If any of these risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected. In such case, the trading price of our Class A Ordinary Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Our Business

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows and prospects. These risks include, but are not limited to, the following:

•        Our business performance is highly influenced by the conditions of the capital markets in Hong Kong.

•        The revenue from our integrated investor relation business is non-recurring in nature and our profitability is highly unpredictable.

•        During the fiscal years ended December 31, 2024 and 2023, our five largest customers accounted for a significant portion of our total revenue.

•        Since we do not enter into exclusive service agreements with our existing clients, it is difficult to predict our future results of operations.

•        The financial condition of our clients may deteriorate and their fee settlement to us may be slow, which may adversely affect our cash flows, working capital, financial condition and results of operations.

•        Our reputation may be adversely affected if third parties to whom we outsource a small portion of our integrated investor relation services fail to perform satisfactorily and/or there occur negative events concerning our business.

•        We rely on our key management and professional staff, the loss of whom may affect our operations.

•        We may be adversely affected by changes in the laws and regulations governing the companies listed on the stock exchanges in Hong Kong and the U.S.

•        We face risks associated with pressure on the level of our service fees.

•        We may be subject to litigation, arbitration or other legal proceeding risk.

•        If we fail to keep clients’ information confidential or if we handle information improperly or make misstatements of such information, our business and reputation could be materially and adversely affected.

•        We may be unable to successfully implement our future business plans.

•        We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

•        The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

•        Our results of operation may be materially and adversely affected by a downturn in Hong Kong, mainland China or the global economy.

•        Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

•        Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

•        Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

•        We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries.

Risks Related to and Doing Business in Hong Kong

A substantial part of our business is conducted in Hong Kong, where we may face significant regulatory, liquidity, and enforcement risks and uncertainties relating to mainland China in general. See “Risk Factors — Risks Related to Doing Business in Hong Kong” beginning on page 24 for a more detailed discussion of the risks involved. The material Mainland China risks include but are not limited to, the following:

•        You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws. Etoiles Cayman is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our Hong Kong Operating Subsidiary and Etoiles Financial. In addition, a majority of our senior executive officers and directors, including Mr. Kit Shing, CHEUNG, Mr. Hon Fai, TAM, Mr. Zhihan, LOU, Ms. Qi, DING and Mr. Yueng Tak, CHEN, reside within Hong Kong for a significant portion of the time, while Mr. Raj K, THAKAR resides outside Hong Kong in the U.S.. As a result, it may be difficult or impossible for investors to effect service of process on us inside Hong Kong. See “Risk Factors — Risks Related to Doing Business in Hong Kong — You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws” on page 24.

•        Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Recent joint statement by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB” on page 24.

•        The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections. Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. Any changes to the political and economic environment in Hong Kong may materially and adversely affect our business and operation. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections” on page 24.

•        Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. It is also uncertain whether having a majority of our directors and officers located in Hong Kong will subject us to the oversight of the Chinese authorities in the future. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 26.

•        The PRC government may intervene or influence our operations at any time or may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which we are subject may change rapidly and with little notice to our shareholders or us. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in China are often uncertain. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 26.

•        Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or involves or constitutes a foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. As of the date of this prospectus, based on the opinion of our PRC Counsel, our registered public offering in the U.S. is not subject to the review nor prior approval of the CAC or the CSRC. Nevertheless, the promulgation of new laws or regulations, or the new interpretation of existing laws and regulations may restrict or otherwise unfavorably impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless” on page 27.

•        In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the Offering. We may become subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties, which may materially and adversely affect our financial condition. In addition, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how the New Measures will be interpreted or implemented. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. See “Risk Factors — Risks Related to Doing Business in Hong Kong — In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the Offering” on page 28.

•        We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future” on page 29.

Risks Related to Our Class A Ordinary Shares

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and this Offering, including but not limited to the following:

•        There has been no public market for our Class A Ordinary Shares prior to this Offering; if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at any reasonable price.

•        If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

•        Our status as a “foreign private issuer” under the rules promulgated by the Securities and Exchange Commission under the U.S. federal securities laws (the “SEC rules”), will exempt us from the U.S. proxy rules and the more detailed and frequent Securities Exchange Act of 1934 (the “Exchange Act”) reporting obligations applicable to a U.S. domestic public company.

•        Our status as a foreign private issuer under the Nasdaq Stock Market Rules (the “Nasdaq rules”), will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

•        Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

•        We may allocate the net proceeds from this Offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

•        Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

•        Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Recent Regulatory Development in China

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Cybersecurity Laws

On December 28, 2021, the CAC, the NDRC and several other administrations jointly adopted and published the Measures for Cybersecurity Review (2021 version) (“New Measures”), which came into effect on February 15, 2022. According to the New Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad.

Given the nature of our business, we believe this risk is insignificant. Our Hong Kong Operating Subsidiary and Etoiles Financial may collect and store certain data (including certain personal information) from our clients for “Know Your Customers” purpose, who may be PRC individuals. We do not currently expect the New Measures to have an impact on our business, operations or this Offering as we do not believe that our Hong Kong Operating Subsidiary and Etoiles Financial are deemed to be an “operator of critical information infrastructure,” “data processor,” or “network platform operator” controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S., because (i) as of date of this prospectus, our Hong Kong Operating Subsidiary and Etoiles Financial have collected and stored personal information of far less than one million users; and (ii) as of the date of this prospectus, our Hong Kong Operating Subsidiary and Etoiles Financial have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Therefore, based on the opinion of our PRC Counsel, we are not covered by the permission and requirements from the CSRC nor CAC, and our Hong Kong Operating Subsidiary and Etoiles Financial are not required to receive any permissions from PRC authorities to operate its current business in Hong Kong or issue shares to foreign investors.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this Offering and any follow-on Offering, we cannot assure you that we will be able to list our Class A Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of our price of Class A Ordinary Shares. See “Risk Factors — We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.”

Laws on Offshore Securities Offering

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Measures within 3 working days after the relevant application is submitted overseas. The Trial Measures also provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. Under the Trial Measures, a domestic company is prohibited from overseas offering and listing if any of the following circumstances is involved: (i) where such securities offering and listing is explicitly prohibited by provisions in laws, administrative regulations and relevant state rules; (ii) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with laws; (iii) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (iv) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; and (v) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller.

As these laws and regulations are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this Offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for this Offering, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for this Offering. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the Offering from this Offering into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our Class A Ordinary Shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of the Class A Ordinary Shares Offering hereby.

Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Implications of the HFCA Act

Our auditor is required by the laws of the United States to undergo regular inspections by the PCAOB. If our securities become listed on a national securities exchange or quoted on the over-the-counter market in the United States, trading in our securities may be prohibited under the HFCA Act, and our securities may be subject to delisting if the PCAOB cannot inspect or completely investigate our auditor for three consecutive years beginning 2021. Our independent registered public accounting firm’s audit documentation related to their audit reports included in this prospectus include audit documentation located in mainland China. On June 22, 2021, the U.S. Senate passed Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before your securities may be prohibited from trading or delisted. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, respectively, and identifies the registered public accounting firms in mainland China and Hong Kong that are subject to such determinations. The auditor of the Company, SRCO, C.P.A., Professional Corporation, is located at Amherst, New York and is not among the auditor firms listed on the determination list issued by the PCAOB, which notes all of the auditor firms that the PCAOB is not able to inspect. SRCO, C.P.A, Professional Corporation. has been inspected by the PCAOB on a regular basis, with the last inspection in 2023. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act. See “Risk Factors — Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.”

Corporate Information

Our principal office is located at Room 1109, 11/F, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong, and our telephone number is +852-2398-8699. Our registered office in the Cayman Islands is located at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As an emerging growth company, we may take advantage of certain reduced disclosure and requirements that are otherwise applicable generally to U.S. public companies that are not emerging growth companies. These provisions include:

•        the option to include in an initial public offering registration statement only two years of audited financial statements and selected financial data and only two years of related disclosure;

•        reduced executive compensation disclosure; and

•        an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

The JOBS Act also permits an emerging growth company, such as us, to delay adopting new or revised accounting standards until such time as those standards are applicable to private companies. We have not elected to “opt out” of this provision, which means that when a standard is issued or revised and it has different application dates for public or private companies, we will have the discretion to adopt the new or revised standard at the time private companies adopt the new or revised standard and Our discretion will remain until such time that we either (i) irrevocably elect to “opt out” of such extended transition period or (ii) no longer qualify as an emerging growth company.

We will remain an emerging growth company until the earliest of:

•        the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•        the last day of our fiscal year following the fifth anniversary of the closing of this Offering;

•        the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•        the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies.

In addition, upon closing of this Offering, we will report under the Exchange Act as a “foreign private issuer.” As a foreign private issuer, we may take advantage of certain provisions under the Nasdaq rules that allow us to follow Cayman Islands law for certain corporate governance matters. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time;

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events; and

•        Regulation Fair Disclosure (“Regulation FD”), which regulates selective disclosures of material information by issuers.

We are also a foreign private issuer. Foreign private issuers, like emerging growth companies, are also exempt from certain more stringent executive compensation disclosure rules. Thus, if we remain a foreign private issuer, even if we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of public companies that are neither an emerging growth company nor a foreign private issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•        the majority of our executive officers or directors are U.S. citizens or residents;

•        more than 50% of our assets are located in the United States; or

•        our business is administered principally in the United States.

THE OFFERING

Class A Ordinary Shares offered by us	1,400,000 Class A Ordinary Shares (or 1,610,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full).
Offer Price:	US$4.00 to US$6.00 per Class A Ordinary Share
Shares outstanding before this Offering	18,500,000 Ordinary Shares, consisting of 13,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares are outstanding as of the date of this prospectus
Shares to be outstanding after this Offering

19,900,000 Ordinary Shares, consisting of 14,900,000 Class A Ordinary Shares (or 15,110,000 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full) and 5,000,000 Class B Ordinary Shares.

Option to purchase additional Class A Ordinary Shares	We have granted the underwriters an option to purchase up to 15% additional Class A Ordinary Shares from us within 45 days of the date of this prospectus.
Use of proceeds

We estimate that we will receive net proceeds from this Offering of approximately $5.4 million, or approximately $6.4 million if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full, based on an assumed initial public offering price of $5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deducting the estimated underwriting discounts, the Representative’s advisory fee, the non-accountable expense allowance and estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering as follows:

•   approximately 20% for strengthening our integrated investor relation services in Hong Kong by recruiting additional staff;

•   approximately 20% for expanding our market presence in other international capital markets such as the U.S.;

•   approximately 15% for incorporate latest technology and trends into our service offerings;

•   approximately 15% for enhancing our “Etoiles” brand by increasing our marketing effort; and

•   approximately 30% for general administration and working capital.

See “Use of Proceeds” for additional information.
Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.

Lock-up

The Company, our directors and officers and shareholders holding 5% or more of the issued and outstanding Ordinary Shares have agreed with the Underwriter, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of for the Company, and for our directors and officers and shareholders holding 5% or more of the issued and outstanding Ordinary Shares, 180 days, after the date of closing of this offering.

See sections titled “Shares Eligible for Future Sale” and “Underwriting” for more information.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “EFTY”. At this time, Nasdaq Capital Market has not yet approved our application to list our Class A Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq Capital Market’s final approval of our listing application. However, there is no assurance that this Offering will be closed and our Class A Ordinary Shares will be trading on the Nasdaq Capital Market. If the Nasdaq Capital Market does not approve our listing application this initial public offering will be terminated.

Transfer Agent	VStock Transfer, LLC

The number of Class A Ordinary Shares to be outstanding after this Offering is based on 13,500,000 Class A Ordinary Shares outstanding as of the date of this prospectus.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

•        no exercise by the underwriters of their option to purchase up to 210,000 additional Class A Ordinary Shares from us.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of operations and comprehensive income for the years ended December 31, 2024 and 2023 and consolidated balance sheets data as of December 31, 2024 and 2023 have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected for any future period. The following summary consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements included elsewhere in this prospectus.

Selected Consolidated Statements of Operations and Comprehensive Income Data:

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,441,024	$70,476
Accounts receivable, net	7,152	—
Deposits and other current assets, net	11,249	—
Amount due from a director	309,507	—
Total current assets	1,768,932	70,476

Non-current assets:
Property and equipment, net	41,932	—
Deposits and other current assets, net	18,593
Operating lease right-of-use assets, net	53,418	—
Deferred tax assets	4,539	—
Deferred initial public offering costs	181,688	—
Total non-current assets	300,170	—
TOTAL ASSETS	$2,069,102	$70,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Contract liabilities	$958,314	$—
Operating lease liabilities, current	48,841	—
Accrued liabilities	16,812	576
Amount due to a director	—	35,521
Income tax payable	152,364	2,737
Total current liabilities	1,176,331	38,834

Non-current liability:
Operating lease liabilities, non-current	4,577	—
Total non-current liability	4,577	—
TOTAL LIABILITIES	$1,180,908	$38,834

SHAREHOLDERS’ EQUITY
Ordinary shares, 450,000,000 shares authorized, par value US$0.0001 each, 13,500,000 Class A ordinary shares issued and outstanding as of December 31, 2024 and 2023	$1,350	$1,350
Ordinary shares, 50,000,000 shares authorized, par value US$0.0001 each, 5,000,000 Class B ordinary shares issued and outstanding as of December 31, 2024 and 2023	500	500
Additional paid in capital	500	500
Retained earnings	881,721	29,222
Accumulated other comprehensive income	4,123	70
Total shareholders’ equity	888,194	31,642
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,069,102	$70,476

Commitments and contingencies
Subsequent Events

	Years Ended December 31,
	2024	2023
REVENUE	$2,525,909	$63,863

OPERATING EXPENSES
Cost of revenue	(534,880)	(12,773)
Selling expenses	(130,494)	—
General and administrative expenses	(859,935)	(15,663)
Total operating expenses	(1,525,309)	(28,436)

INCOME FROM OPERATIONS	1,000,600	35,427

OTHER INCOME (EXPENSE)
Other income, net	86	—
Interest expense	(3,770)	—
Total other income (expense), net	(3,684)	—

INCOME BEFORE INCOME TAXES	996,916	35,427
Income tax expenses	(144,417)	(2,731)
NET INCOME	$852,499	$32,696

Other comprehensive income
Foreign currency translation adjustment	4,053	70
Comprehensive income	$856,552	$32,766

Earning per share – basic and diluted	$0.0461	$0.0018
Basic and diluted weighted average shares outstanding	18,500,000	18,500,000
	Class A Ordinary Shares		Class B Ordinary Shares		Total Share Capital		Additional paid in capital	Accumulated Other Comprehensive Income	(Accumulated losses)/ Retained Earnings	Total
	No of Shares	Amount	No. of Shares	Amount	No. of Shares	Amount
Balance as of January 1, 2023	13,500,000	$1,350	5,000,000	$500	18,500,000	$1,850	$500	$—	$(3,474)	$(1,124)
Net income	—	—	—	—	—	—	—	—	32,696	32,696
Foreign currency translation adjustment	—	—	—	—	—	—	—	70	—	70
Balance as of December 31, 2023	13,500,000	$1,350	5,000,000	$500	18,500,000	$1,850	$500	$70	$29,222	$31,642
Net income	—	—	—	—	—	—	—	—	852,499	852,499
Foreign currency translation adjustment	—	—	—	—	—	—	—	4,053	—	4,053
Balance as of December 31, 2024	13,500,000	$1,350	5,000,000	$500	18,500,000	$1,850	$—	$4,123	$881,721	$888,194

RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business

Our business performance is highly influenced by the conditions of the capital markets in Hong Kong.

A substantial part of our business operations were concentrated in the capital markets sector in Hong Kong during the years ended December 31, 2024 and 2023 and up to the date of this prospectus. Any material deterioration in the financial and economic conditions of the capital markets in Hong Kong could materially and adversely affect our business and prospects. The Hong Kong integrated investor relation market is susceptible to changes in the global as well as domestic economic, social and political conditions including, without limitation, interest rate fluctuations, volatility of foreign currency exchange rates, monetary policy changes, the outcome of the Sino-US trade dispute, the U.S. interest rate outlook, social and political unrest in Hong Kong and legal and regulatory changes. When there are unfavorable changes to global or local market conditions, the capital markets in Hong Kong may experience negative fluctuations in its performance. These changes may directly affect the demand for our services, our pricing strategies, the level of our business activities and consequently our revenue derived therefrom. This may materially and adversely affect our financial condition and results of operations.

The revenue from our integrated investor relation business is non-recurring in nature and our profitability is highly unpredictable.

The performance of our integrated investor relation services depends, to a large extent, on our ability to leverage our business network and relationships to source and retain clients. A portion of our contracts are negotiated on a project-by-project basis with our clients, the revenue generated from our services may fluctuate from time to time and often does not recur. The number of projects undertaken by us, the revenue generated from each client and the total revenue derived from our projects are affected by numerous factors such as market conditions, the terms of each engagement, manpower required, subcontracting arrangement, project duration and the complexity and completion timeline of each project, resulting in uncertainties in relation to the sustainability of our financial performance. There is no assurance that the clients which have previously sought our services will continue to retain us for future business.

During the years ended December 31, 2024 and 2023, part of our revenue from the provision of integrated investor relation services were project-based services. However, the extent of such project-based services provided, as well as our fee levels, are subject to our clients’ demands. Accordingly, our revenue may vary from period to period depending upon the number, type and fee level of our services. Our future results of operations will depend upon our ability to maintain or increase the number of our clients and projects at acceptable fee levels. In addition, the timing of completion of our projects will affect our cash flows generated from operations, and delays in the completion of our projects may defer payments from our clients, which would adversely affect our cash flows and results of operations. If we are not able to maintain or grow our current fee levels or maintain or increase the number of our clients, both of which are dependent on various factors such as competition and economic conditions, our results of operations may be adversely affected. In these circumstances, our revenue and profitability may fluctuate from year to year and our future financial performance is therefore highly unpredictable.

During the fiscal years ended December 31, 2024 and 2023, our five largest customers accounted for a significant portion of our total revenue.

A significant portion of our revenue was derived from a limited number of customers. The number of clients with revenue contribution to us was 1 for the fiscal year ended December 31, 2023 and 22 for the fiscal year ended December 31, 2024. The total revenue attributable to our five largest clients in aggregate accounted for approximately 48.6% and 100.0% of the total revenue for the fiscal years ended December 31, 2024 and 2023, respectively. There is no assurance that the clients which have previously sought our services will continue to retain us for future business.

If there is a significant decrease in the services sought by our major customers, and we are unable to obtain suitable engagements of a comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected.

Since we do not enter into exclusive service agreements with our existing clients, it is difficult to predict our future results of operations.

Some of our Hong Kong Operating Subsidiary’s service agreements with our clients are entered into on a project basis and not through long term exclusive agreements. For those service agreements over a period of time, they are generally non-exclusive. Therefore, we cannot assure you that a client will engage us for future services once the service agreements have been completed, or that a client will not reduce the scope of, or terminate, the existing projects. Since we do not have exclusive service agreements with our existing integrated investor relation clients, our client service agreements may be terminated from time to time due to various reasons beyond our control, making it difficult to predict our future results of operations.

The financial condition of our clients may deteriorate and their fee settlement to us may be slow, which may adversely affect our cash flows, working capital, financial condition and results of operations.

A decline in the financial condition of our clients would hinder our ability to collect payments from our clients, and would also result in a decrease in demand for our services in the future. A lack of liquidity in the capital markets, or a sustained period of unfavorable general economic conditions or conditions affecting the operations or industries of our clients may increase our exposure to credit risks and result in increases in our allowance for doubtful receivables. These factors may also materially and adversely affect our cash flows, working capital, financial condition and results of operations. We are also subject to the risk of payment deferral by our clients as part of our business operations. We cannot assure you that we will be able to fully recover the outstanding amounts due from our clients, if at all, or that they will settle the amounts in a timely manner. If settlements by our clients are not made in full or in a timely manner, our financial condition and results of operations will be adversely affected.

Our reputation may be adversely affected if third parties to whom we outsource a small portion of our integrated investor relation services fail to perform satisfactorily and/or there occur negative events concerning our business.

Our Hong Kong Operating Subsidiary outsource a small portion of our services to third parties in the course of our business. We primarily outsource certain roadshow arrangement services and other ancillary services to public relation companies. If these third parties do not perform their services satisfactorily, or if they decide not to continue to provide such services to us, our business could be adversely affected. If we fail to identify and secure comparable third party service providers in a timely manner and on commercially reasonable terms, we may experience delays in providing services to our clients, which may negatively affect our business. Any service interruptions experienced by our clients could negatively impact our reputation, resulting in loss of existing clients and inability to attract new clients. Furthermore, we may even become subject to civil claims by our clients or other third parties. Under such circumstances, our business, financial condition and results of operations may be materially and adversely affected. Moreover, our reputation is susceptible to damage in case of any negative events in relation to our operations, including, without limitation, negative publicity or media coverage, development of scandals, litigation and disputes, and regulatory enquiries or enforcement actions taken against us or our employees. We cannot assure that such negative events will not happen in the future. If they materialize, it may have a material adverse impact on our reputation and in turn our business activities and results of operations.

We rely on our key management and professional staff, the loss of whom may affect our operations.

Our Group has an experienced and competent management team that is responsible for directing and managing our daily operations, overseeing our financial condition and performance, and formulating our business strategies. Leveraging on their experience and networks in the industry, we have been successfully expanding our business. However, we cannot assure you that we can retain the services of our key management and find suitable replacements if any of them terminates his or her engagement with us, given the intense competition for experienced and competent personnel in the industry. Other than our key management, we also rely on our professional staff in different business operations to implement our business strategies, provide quality services to clients, maintain relationship with clients and procure new clients. Loss of our professional staff and failure to recruit replacement will materially and adversely affect our business operations.

We may be adversely affected by changes in the laws and regulations governing the companies listed on the stock exchanges in Hong Kong and the U.S.

For the years ended December 31, 2024 and 2023, a large number of our clients were companies to be listed or already listed on the stock exchanges in Hong Kong, and a small number of our clients were companies to be listed or already listed on the stock exchanges in the U.S. Our clients are therefore subject to all applicable laws and regulations relating to the listing of their securities on the stock exchange in Hong Kong and the U.S., including but not limited to, the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited and the Nasdaq Listing Rules. As a result, our results of operations are affected by changes in the regulatory environment in Hong Kong and the U.S. Any change in Hong Kong and PRC laws and regulations, such as additional restrictions or requirements on integrated investor relation services providers, or new regulations that impose new restrictions on the ability of companies to list on the stock exchanges in Hong Kong and the U.S., or the abolishment of or amendment to disclosure requirements imposed on listed companies, may also adversely affect the demand for our services, which may in turn materially and adversely affect our business, financial condition and results of operations.

We face risks associated with pressure on the level of our service fees.

Since the determination of service fees is primarily based on demand for our services, cost of services, and the service fees charged by our competitors for the same or similar services, we cannot assure you that we will be able to maintain the level of the service fees that we currently charge. In the event that the demand for our services decreases, or the level of the service fees decreases in the future due to existing or new competition or any other factors beyond our control, we may have to reduce the current level of fees charged for our services, which may materially and adversely affect our business, financial condition and results of operations.

We may be subject to litigation, arbitration or other legal proceeding risk.

We may be subject to arbitration claims and lawsuits in the ordinary course of our business. As of the date of this prospectus, we are not a party to, and are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects.

If we fail to keep clients’ information confidential or if we handle information improperly or make misstatements of such information, our business and reputation could be materially and adversely affected.

We manage private and confidential information and documentation relating to our clients’ finances and transactions, often prior to public dissemination. The use of insider or price sensitive information is highly regulated in Hong Kong and overseas, and any violation of the relevant securities laws and regulations may result in civil and criminal penalties. There is no assurance that we can completely eliminate the risk of any misstatement or leakage of confidential information and customer data. If we fail to keep clients’ proprietary information and documentation confidential, or if we handle the information improperly or make misstatements of such information, our reputation may be adversely affected or even lost. At the same time, we may expose our clients to a significant loss of revenue as a result of any premature release or misstatements of confidential information. As such, we may also become subject to civil claims by our clients or other third parties or investigations by relevant authorities.

We may be unable to successfully implement our future business plans.

Our success is dependent on, among other things, our proper and timely execution of our future business plans. Our future business plans may be hindered by factors beyond our control, such as competition within the industry we operate, our ability to cope with high exposure to financial risk, operational risk, market risk and credit risk as our business and client base expands and our ability to provide, maintain and improve the level of human and other resources in servicing our clients. As such, we cannot assure that our future business plans will materialize, or that our objectives will be accomplished fully or partially, or our business strategies will generate the intended benefits to us as initially contemplated. If we fail to implement our business development strategies successfully, our business performance, financial condition and future prospects and growth could be materially and adversely affected.

We may in the future pursue acquisitions and joint ventures as part of our growth strategy. Although no acquisitions nor joint ventures are anticipated at the date of this document, any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies and significant transaction costs, and also may present new risks associated with entering additional markets or offering new services and integrating the acquired companies or newly established joint ventures. Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures, and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or Internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate, including communicating with clients and the relevant listing authorities. Moreover, besides COVID-19, our business and ability to operate could also be adversely affected by Ebola virus disease, Zika virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemics. Our headquarters are located in Hong Kong, where our directors and management and a majority of our employees currently reside. In addition, our system hardware and back-up systems are hosted in leased facilities located in Hong Kong. Consequently, we are highly susceptible to factors such as these that may adversely affect Hong Kong. If any of the abovementioned natural disasters, health epidemics or other outbreaks were to occur in Hong Kong, our operation may experience material disruptions, such as temporary closure of our offices and suspension of services, which may materially and adversely affect our business, financial condition and results of operations.

The wars in Ukraine and in the Middle East could materially and adversely affect our business and results of operations.

The outbreak of wars in Ukraine and the Middle East has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s military incursion and the conflict in the Middle East and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the global markets, our customers’ businesses and potentially our business. As at the date of this prospectus, to the best knowledge of the Company, we and our Hong Kong subsidiaries (i) do not have any direct business or contracts with any Russian, Ukraine, or Middle East entity as a supplier or customer, (ii) do not have any knowledge whether any our clients or suppliers have any direct business or contracts with any Russian entity, (iii) our business lines of service, projects, or operations were not materially impacted by disruptions caused the war in Ukraine and in the Middle East for the years ended December 31, 2024 and 2023, and (iv) have not been financially affected by the wars in Ukraine and the Middle East. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions or further escalation for the war in the Middle East may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine and in the Middle East, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations, and prospects.

We do not anticipate any new or heightened risk of potential cyberattacks by state actors or others since Russia’s invasion of Ukraine and the war in the Middle East, and we have not taken any actions to mitigate such potential risks. Our board of directors will continue to monitor any potential risks that might arise due to the war in Ukraine and in the Middle East which are specific to the Company, including but not limited to risks related to cybersecurity, sanctions, and supply chain, suppliers, or service providers in affected regions as well as risks connected with ongoing or halted operations or investments in affected regions.

Our results of operation may be materially and adversely affected by a downturn in Hong Kong, mainland China or the global economy.

All of our operations are currently located in Hong Kong, and all of our revenue was generated in Hong Kong for the years ended December 31, 2024 and 2023. We currently do not have any operation outside Hong Kong. Nevertheless, our business, prospects, financial condition and results of operations may be influenced to a significant degree by the political, economic and social conditions in Hong Kong and mainland China generally and by the continued economic growth in Hong Kong and mainland China as a whole. While the mainland China economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall mainland China economy, but may have a negative effect on us.

The rapid growth of the mainland China economy has decelerated gradually over the years and may continue. There exists also uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and the PRC, before 2020. Unrest, terrorist threats and the potential for war in the Middle East and elsewhere may increase market volatility across the globe. Any prolonged slowdown in the global or the Chinese economy may affect potential customers’ confidence in the financial market as a whole and have a negative impact on our financial condition. Further, recent global economic conditions including inflationary pressures and high interest rate, have affected our profitability in Hong Kong and mainland China. Our Hong Kong Operating Subsidiary and Etoiles Financial constantly face (i) increase in labor cost due to rising wage; and (ii) increase in rental cost of office; (iii) increase in service fee charged by our vendors, resulting in increase in cost of revenue and selling expense and decrease in gross profit. Continued pressure from global economic conditions may affect the Hong Kong and mainland China markets in the future and in turn, may affect our operations.

The continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs. We cannot assure that there will not be any unfavorable changes in the Hong Kong and mainland China economies that could impact the industries in which we operate, which could in turn diminish the demand for our services.

Certain data and information in this prospectus were obtained from third-party sources and were not independently verified by us.

We have engaged Cundi Solution Limited to prepare a commissioned industry report that analyzes the Hong Kong financial public relation industry. Information and data relating to the Hong Kong integrated investor relation industry have been derived from Cundi’s industry report. Statistical data included in the Cundi report also include projections based on a number of assumptions. The Hong Kong financial public relation industry may not grow at the rate projected by market data, or at all. Any failure of the Hong Kong integrated investor relation industry to grow at the projected rate may have a material adverse effect on our business and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data is later found to be incorrect, actual results may differ from the projections based on these assumptions.

We have not independently verified the data and information contained in the Cundi report or any third-party publications and reports. Cundi has relied on in preparing its report. Data and information contained in such third-party publications and reports may be collected using third-party methodologies, which may differ from the data collection methods used by us. In addition, these industry publications and reports generally indicate that the information contained therein is believed to be reliable, but do not guarantee the accuracy and completeness of such information.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. However, in connection with the audits of our consolidated financial statements for the years ended December 31, 2024 and 2023, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the above mentioned periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weakness identified is related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; and (ii) a lack of independent directors and an audit committee.

We intend to implement measures designed to improve our internal control over financial reporting to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill up the key roles in the operations; (ii) appointing independent directors; (iii) establishing an audit committee; and (iv) strengthening our corporate governance. We intend to implement the above measures prior to the listing and we expect the remediation to be completed upon listing.

Effective internal control over financial reporting is important to prevent fraud. The market for and trading price of our Class A Ordinary Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with the Nasdaq rules.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we were a private company mainly operating our businesses in Hong Kong and mainland China. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiaries.

The Class A Ordinary Shares offered in this prospectus are those of Etoiles Cayman. Etoiles Cayman is an exempted company incorporated under the laws of the Cayman Islands with limited liability. A substantial part of our business operations are conducted through our Hong Kong Operating Subsidiary, and hence, our revenues are contributed by our Hong Kong Operating Subsidiary. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares in the foreseeable future. See “Dividend Policy”.

Our ability to pay dividends to our shareholders is primarily dependent upon the earnings of our Hong Kong Operating Subsidiary and their distribution of funds to us, primarily in the form of dividends. The ability of our Hong Kong subsidiary to make distributions to us depends upon, among others, its distributable earnings. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

There is no assurance that we will be able to declare or distribute any dividend in the future.

Risks Related to Doing Business in Hong Kong

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC and enjoys a high degree of autonomy under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function in a high degree of autonomy for its affairs, including currencies, immigration and custom, independent judiciary system and parliamentary system. However, we cannot guarantee that the implementation of the “one country, two systems” principle and the level of autonomy as currently in place will continue in the future. Any changes in the state of political environment in Hong Kong may materially and adversely affect our business and operation. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us.

You may experience difficulties in effecting service of process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on foreign laws.

Etoiles Cayman is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our Hong Kong Operating Subsidiary and Etoiles Financial in Hong Kong. In addition, a majority of our senior executive officers and directors, including Mr. Kit Shing, CHEUNG, Mr. Hon Fai, TAM, Mr. Zhihan, LOU, Ms. Qi, DING and Mr. Yeung Tak, CHEN, reside within Hong Kong for a significant portion of the time, while Mr. Raj K, THAKAR resides outside Hong Kong in the U.S.. As a result, it may be difficult or impossible for investors to effect service of process on us inside Hong Kong. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors. Moreover, there is uncertainty as to whether the courts of the Hong Kong would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

David Fong & Co., Solicitors, our counsel as to Hong Kong law, has advised us that there is currently no arrangement providing for the reciprocal enforcement of judgements between Hong Kong and the United States, as such judgments of United States courts will not be directly enforced in Hong Kong. However, under common law, a foreign judgment (including one from federal or state court in the United States) obtained against the Company may generally be treated by the courts of Hong Kong as a cause of action in itself and sued upon as a debt between the parties. In a common law action for enforcement of a foreign judgment, the judgment creditor has to prove that (i) the judgment is in personal; (ii) the judgment is in the nature of a monetary award; (iii) the judgment is final and conclusive on the merits and has not been stayed or satisfied in full; and (iv) the judgement is from a court of competent jurisdiction. The defenses available to the defendant in a common law action for enforcement of a foreign judgment include breach of natural justice, fraud and contrary to public policy of Hong Kong. In order to enforce the foreign judgment at common law, fresh proceedings must be initiated in Hong Kong, which involves issuing a Writ of Summons and Statement of Claim attaching the foreign judgment as proof of the debt.

Recent joint statements by the SEC and PCAOB, Nasdaq’s proposed rule changes and the HFCA Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB.

The AHFCA Act was enacted on December 23, 2022. On December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years. The AHFCA Act states that if the SEC determines that an issuer has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC shall prohibit the securities of the issuer from being traded on a national securities exchange or in the over-the-counter trading market in the United States (the applicable period under the HFCA Act prior to the enactment of the AHFCA Act had been two years).

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. On December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements of the HFCA Act.

On June 22, 2021, the U.S. Senate passed a bill which, if passed by the U.S. House of Representatives and signed into law, would reduce the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On November 5, 2021, the PCAOB approved a new rule, PCAOB Rule 6100, Board Determinations Under the HFCA Act to provide a framework for its determinations under the HFCA Act that the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. The rule establishes the manner of the PCAOB’s determinations; the factors the PCAOB will evaluate and the documents and information the PCAOB will consider when assessing whether a determination is warranted; the form, public availability, effective date, and duration of such determinations; and the process by which the Board will reaffirm, modify, or vacate any such determinations.

In December 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. Also, on December 16, 2021, pursuant to the HFCA Act, the PCAOB issued a Determination Report which determined that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and in Hong Kong, a Special Administrative Region of PRC, because of positions taken by PRC authorities in those jurisdictions. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong in 2022, and the PCAOB Board vacated its previous determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and resumed regular inspections since March 2023. The PCAOB is continuingly pursuing ongoing investigations and may initiate new investigations as needed. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed.

On December 23, 2022, the AHFCA Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before the Company’s securities may be prohibited from trading or delisted has been decreased accordingly.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by the former President of the U.S., Mr. Joe Biden, which contained, among other things, an identical provision to the AHFCA Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on a national securities exchange or in the over-the-counter market in the United States if its auditor is not subject to PCAOB inspections for two consecutive years instead of three years.

Our auditor, SRCO, C.P.A., Professional Corporation, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, which is headquartered in New York and has been inspected by the PCAOB on a regular basis, with the last inspection in 2023 As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination. Our securities may be delisted or prohibited from trading if the PCAOB determines that it cannot inspect or investigate completely our auditor under the HFCA Act.

Uncertainties with respect to the PRC legal system, including risks and uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in the PRC with little advance notice could result in a material change in our operations and/or the value of the securities we are registering for sale.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations. The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress, or NPCSC. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, as these laws and regulations are relatively new, and due to the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable, with little advance notice which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. It is also uncertain whether having a majority of our directors and officers located in Hong Kong will subject us to the oversight of the Chinese authorities in the future.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

The PRC government may intervene or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

Etoiles Cayman is a holding company and we conduct our operations through our Hong Kong Operating Subsidiary in Hong Kong. Etoiles Financial, our other Hong Kong subsidiary, has no operation on its own. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in mainland China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in mainland China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

•        delay or impede our development;

•        result in negative publicity or increase our operating costs;

•        require significant management time and attention; and

•        subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented and if the PRC government chooses to exercise such significant oversight and discretion over the conduct of our business and may intervene or influence or control our operations at any time. Such government actions could result in a material change in our operations and/or the value of the securities we are registering for sale; could significantly limit or completely hinder our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Previous statements by the PRC government have indicated an intent to exert more exert oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. On December 28, 2021, the CAC, the NDRC and several other administrations jointly adopted and published the New Measures for Cybersecurity Review (2021 version) (“New Measures”), which came into effect on February 15, 2022. According to the New Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Our business belongs to the electronic components/sensors industry, which does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. As a result, the likelihood of us being subject to the review of the CAC is remote.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Measures within 3 working days after the relevant application is submitted overseas. The Trial Measures also provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China. In light of the foregoing, based on the opinion of our PRC Counsel, we believe that the listing of our Class A Ordinary Shares on Nasdaq does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures because the Company did not obtain any operating revenue, total profit, total assets and net assets in mainland China, the main parts of the Company’s business activities are neither carried out in mainland China, nor is its main place of business located in mainland China, and none of the members of the senior management team in charge of our business operation and management are Chinese citizens or domiciled in mainland China, we do not meet both of the above criteria simultaneously.

Based on our management’s internal assessment and on the opinion of our PRC counsel, the Company and its subsidiaries currently have no operations in the mainland China, our management understands that as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that Etoiles Financial and Etoiles Consultancy are not required to obtain any permissions or approvals from any Chinese authorities to operate their businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations may restrict or otherwise unfavorably impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations, significantly limit or completely hinder our ability to offer our Class A Ordinary Shares to investors and cause the value of such Class A Ordinary Shares to significantly decline or become worthless.

In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business and the Offering.

Our operations are located in Hong Kong. Our Hong Kong Operating Subsidiary and Etoiles Financial may collect and store certain data (including certain personal information) from our clients for “Know Your Customers” purposes, who may be PRC individuals. As such, we may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws apply not only to third party transactions, but also other parties with which we have commercial relations. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in the PRC, including the CAC, the Ministry of Public Security, and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. The Cybersecurity Law, which was adopted by the National People’s Congress on November 7, 2016, and the New Measures, which came into effect on February 15, 2022, provide that personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affect or may affect national security, it will be subject to cybersecurity review by the CAC. On June 10, 2021, the NPCSC promulgated the Data Security Law, which took effect on September 1, 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and also provides for a data classification and hierarchical protection system. The data classification and hierarchical protection system puts data into different groups according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations in case the data is falsified, damaged, disclosed, illegally obtained or illegally used. If any of our data processing activities conducted after the Data Security Law became effective were found to be not in compliance with this law, we could be ordered to make corrections, and under certain serious circumstances, such as severe data divulgence, we could be subject to penalties, including the revocation of our business licenses or other permits. Furthermore, the recently issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law require (i) speeding up the revision of the provisions on strengthening the confidentiality and archives management relating to overseas issuance and listing of securities and (ii) improving the laws and regulations relating to data security, cross-border data flow, and management of confidential information. As there remain uncertainties regarding the further interpretation and implementation of those laws and regulations, we cannot assure you that we will be compliant such new regulations in all respects, and we may be ordered to rectify and terminate any actions that are deemed illegal by the regulatory authorities and become subject to fines and other sanctions.

Based on the opinion of our PRC Counsel, the Management understands that as of the date of this prospectus, we are not required to obtain any permissions or approvals by including the CSRC, CAC or any other PRC authorities for our operations or issue our Class A Ordinary Shares including the Class A Ordinary Shares being registered for sale to foreign investors under existing PRC laws and regulations, and have not received any requirement or were denied such permissions or approvals by any PRC authorities. According to the New Measures, if an “operator of critical information infrastructure” or “network platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. The New Measures further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. As of the date of this prospectus, neither the Company nor its Hong Kong Operating Subsidiary and Etoiles Financial possess a large amount of personal information in their business operations or is recognized as an “operator of critical information infrastructure” by any authentic authority. Therefore, we do not believe that our Hong Kong Operating Subsidiary and Etoiles Financial are deemed to be an “operator of critical information infrastructure,” or “network platform operator” controlling personal information of no less than one million users. We are required to collect and retain some basic information furnished by our clients, suppliers and employees in accordance with prevailing business practices, but we do not handle a large amount of personal and confidential data in the ordinary course of business. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity or data security initiated by related governmental regulatory authorities, and we have not received any inquiry, notice, warning, or sanction in such respect. Based on the opinion of our PRC Counsel, our Hong Kong Operating Subsidiary and Etoiles Financial are not required to receive any necessary permissions from PRC authorities to operate its current business in Hong Kong or issue shares to foreign investors.

However, given the recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, it remains uncertain as to how the New Measures will be interpreted or implemented. There remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to current and future PRC laws, overseas securities offerings and other capital markets activities. PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the New Measures. They may also take actions requiring us, or making it advisable for us, to halt this Offering before the settlement and delivery of the Class A Ordinary Shares that we are offering. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply therewith. In the event of a failure to comply, we may be required to suspend our relevant businesses and become subject to fines and other penalties. If the CAC or other PRC regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this Offering and any follow-on offering, we may be unable to obtain such approvals, which could significantly limit or completely hinder our ability to offer or continue to offer securities to our investors.

We may be required to obtain approval from PRC authorities to list on overseas stock exchanges in the future.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, require CSRC approval for a listing involving offshore special purchase vehicles that are controlled by PRC entities or individuals and that have been formed for overseas listing purposes through acquisitions of PRC domestic interests held by such PRC entities or individuals with shares of the offshore special purchase vehicles. Based on our understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the Offering and trading of our Class A Ordinary Shares under the M&A Rules because (i) our Hong Kong Operating Subsidiary and Etoiles Financial were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, (ii) our Hong Kong Operating Subsidiary and Etoiles Financial are non-mainland China entities, and they have not been controlled by a non-PRC persons since its incorporation, and (iii) the CSRC currently has not issued any definitive rule or interpretation concerning whether an offering like ours under this document is subject to this regulation. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented, and is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We may be required to obtain approval from PRC authorities in order to continue our listing on Nasdaq or to add new listings on other overseas stock exchanges in the future but cannot provide assurance that we will be able to obtain such approval.

On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As a follow-up, on February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No.1 to No.5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Measures within 3 working days after the relevant application is submitted overseas. The Trial Measures also provides that only if the issuer meets both of the following criteria at the same time, the overseas securities offering and listing conducted by such issuer will be deemed as indirect overseas offering by PRC domestic companies: (i) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main place(s) of business are located in mainland China, or the majority of senior management staff in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China.

Based on the opinion of our PRC Counsel, the management understand that the listing of our Class A Ordinary Shares on Nasdaq does not constitute an “indirect overseas offering and listing by PRC domestic companies” and that we are not required to complete the filing procedures as stipulated by the Trial Measures the Company did not obtain any operating revenue, total profit, total assets and net assets in mainland China, the main parts of the Company’s business activities are neither carried out in mainland China, nor is its main place of business located in mainland China, and none of the members of the senior management team in charge of our business operation and management are Chinese citizens or domiciled in mainland China, we do not meet both of the above criteria simultaneously. If CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. We cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as us.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in China.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could have a material adverse effect on us and our vlirnys, contract manufacturers, material vendors, and other partners. International trade disputes could result in tariffs and other protectionist measures which may materially and adversely affect our business.

There have also been concerns about the relationship between the PRC and other countries, including the surrounding Asian countries, which may potentially have economic effects. In particular, there is significant uncertainty about the future relationship between the United States and the PRC with respect to trade policies, treaties, government regulations and tariffs. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China.

Political uncertainty surrounding international trade disputes and the potential of the escalation to trade war and global recession could have a negative effect on customer confidence. We may have also access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or the PRC that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Changes in mainland China political, economic and governmental policies may have an adverse impact on our business.

We expect that revenue received from mainland China will continue to supplement our overall operations. Accordingly, our business, financial condition and results of operations are subject to political, economic and legal developments in China to a significant degree. The Chinese economy differs from the economies of most developed countries in many aspects, including the extent of government involvement, growth rate, control of the foreign exchange, allocation of resources and capital investment. We cannot assure there will not be any unfavorable changes in the political, economic and governmental policies and measures promulgated by the PRC government that could impact the industries in which we operate, which could in turn diminish the demand for our services.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the SAT issued a circular, known as SAT Circular 82, partially abolished on December 29, 2017, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.

We believe that, as a Cayman Islands exempted company, Etoiles Cayman is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Class A Ordinary Shares. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the Class A Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the Class A Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our Class A Ordinary Shares.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the Class A Ordinary Shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or may be taxed if our company is a transferor in such transactions, and may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfers of Class A Ordinary Shares of our company by investors who are non-PRC resident enterprises, our Hong Kong Operating Subsidiary and Etoiles Financial will not be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. However, if our assessment on the filing under SAT Bulletin 7 and/or SAT Bulletin 37 is incorrect, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Class A Ordinary Shares

There has been no public market for our Class A Ordinary Shares prior to this Offering; if an active trading market does not develop you may not be able to resell our Class A Ordinary Shares at any reasonable price.

The Offering under this prospectus is an initial public offering of our Class A Ordinary Shares. Prior to the closing of the Offering, there was no public market for our Class A Ordinary Shares. While we plan to list our Class A Ordinary Shares on the Nasdaq Capital Market, our listing application may not be approved. If our application to the Nasdaq Capital Market is not approved or we otherwise determine that we will not be able to secure the listing of the Class A Ordinary Shares on the Nasdaq Capital Market, we will not complete the Offering. In addition, an active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. An inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares and may impair our ability to acquire other companies by using our Class A Ordinary Shares as consideration.

Our Class A Ordinary Shares price may never trade at or above the price in this Offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this Offering. If the market price of our Class A Ordinary Shares after this Offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Class A Ordinary Shares may not reflect their actual value.

The initial public offering price for our Class A Ordinary Shares is and will be determined through negotiations between us and representatives of the underwriters. The price of our Class A Ordinary Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Class A Ordinary Shares or the value that potential investors will realize upon their disposition of Class A Ordinary Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Share or other generally accepted criteria of value.

Our share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

As mentioned above, the initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Class A Ordinary Shares after this Offering and the price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including the following:

•        actual or anticipated fluctuations in results of operations;

•        actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, manufacturers or suppliers, acquisitions or expansion plans;

•        failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

•        issuance of new or updated research or reports by securities analysts;

•        Share price and volume fluctuations attributable to inconsistent trading volume levels of our Class A Ordinary Shares;

•        additions or departures of key management or other personnel;

•        our involvement in litigation;

•        disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technology;

•        announcement or expectation of additional debt or equity financing efforts;

•        sales of our Class A Ordinary Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

•        the trading volume of our Class A Ordinary Shares;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets;

•        market conditions in our industry;

•        changes in the estimation of the future size and growth rate of our markets; and

•        general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Class A Ordinary Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Class A Ordinary Shares and may otherwise negatively affect the liquidity of our Class A Ordinary Shares. In addition, the stock market in general, and Nasdaq Capital Market and emerging growth companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. Such broad market fluctuations, and other factors (such as variations in operating results, and changes in regulations affecting us and our industry) may adversely affect the market price of our Class A Ordinary Shares, if a market for them develops.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risk addressed above in “— Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this Offering or if such investors purchase shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

Volatility in our Share price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our Share price may continue to be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our Class A Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•        a limited availability of market quotations for our Class A Ordinary Shares;

•        reduced liquidity for our Class A Ordinary Shares;

•        a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•        a limited amount of news about us and analyst coverage of us; and

•        a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

If you purchase our Class A Ordinary Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this Offering will pay a price per Share that substantially exceeds the pro forma as adjusted net tangible book value per Share. As a result, investors purchasing Class A Ordinary Shares in this Offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this Offering, see “Dilution”.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our Controlling Shareholder holds an aggregate of 10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, respectively, which will represent an aggregate of 94.94% of the total voting power. After this Offering, the Controlling Shareholder will hold an aggregate of 10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares, respectively, which will represent an aggregate of 92.59% of the total voting power. As a result, the shareholder will be able to control the management and affairs of our Company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, the shareholder could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and our insiders will hold a large portion of our listed securities.

Under Listing Rule 5101, Nasdaq has discretionary authority to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.

Additionally, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our company will hold a large portion of the company’s listed securities following the consummation of the Offering. Therefore, we may be subject to the additional and more stringent criteria of Nasdaq for our initial and continued listing.

We have no immediate plans to pay dividends.

We plan to reinvest all of our future earnings, to the extent we have earnings, in order to expand our product offering and to cover operating costs, finance operations and to otherwise become and remain competitive. We do not plan to pay any cash dividends with respect to our securities in the foreseeable future. As we are a company with a limited operating history, we may not be able to generate, at any time, sufficient surplus cash that would be available for distribution to the holders of our Class A Ordinary Shares as a dividend. Therefore, you should not expect to receive immediate cash dividends on the Class A Ordinary Shares we are offering. Consequently, investors may need to rely on sales of their Class A Ordinary Shares after price appreciation, which may never occur, as the only way to realize any future gains on their investment. In addition, the laws of the Cayman Islands require that certain criteria must be satisfied before we are able to declare and pay dividends.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Class A Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

Etoiles Cayman is incorporated under the laws of the Cayman Islands and a majority of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws or any securities laws of any state in the United States, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws or any securities laws of any state of the United States. Further, there is no treaty in effect between the United States and the Cayman Islands providing for the enforcement of judgments of U.S. courts in civil and commercial matters, and there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. Some remedies available under the laws of U.S. jurisdictions, including remedies available under the U.S. federal securities laws, may not be allowed in the Cayman Islands courts if contrary to public policy in the Cayman Islands. As a result of all of the above, it may be difficult for you to recover against us or our directors and officers based upon such judgments.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by the Amended Memorandum and Articles (as may be amended from time to time), and by the Cayman Islands Companies Act (Revised) and common law of Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the Amended Articles (as may be amended from time to time). The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies.

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act reporting obligations applicable to a U.S. domestic public company.

Upon the closing of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Class A Ordinary Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. As a result of the above, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

Our status as a foreign private issuer under the Nasdaq rules will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on any home country practices with respect to our corporate governance after we complete this Offering. Under the Nasdaq rules, we may in the future decide to use the home country practices exemption with respect to some or all of the other corporate governance rules, provided that we disclose the requirements we are not following and describe the home country practices we are following. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We will incur increased costs as a result of being a public company.

Upon consummation of this Offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq rules increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costly. As a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act in the assessment of the emerging growth company’s internal control over financial reporting. If we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important. The JOBS Act also provides an emerging growth company with the permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies. We do not plan to opt-out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We may allocate the net proceeds from this Offering in ways that differ from the estimates discussed in the section titled “Use of Proceeds” and with which you may not agree.

The allocation of net proceeds of the Offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this Offering and we may find it necessary or advisable to use all or portions of the proceeds from this Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences for U.S. Holders of our Class A Ordinary Shares.

In general, we will be treated as a passive foreign investment company (“PFIC”) for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

Our dual-class voting structure may render our Class A Ordinary Shares ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A Ordinary Shares.

Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Ordinary Shares may prevent the inclusion of our Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our Class A Ordinary Shares. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A Ordinary Shares.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Upon completion of this Offering, we will have a dual class ordinary share structure. Our Ordinary Shares will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to ten (10) votes per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum.

Upon the completion of this Offering, Etoiles Zeneo Investment Limited will continue to beneficially own all of our Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 25.13% of our total issued and outstanding share capital immediately after the completion of this Offering and approximately 77.04% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this Offering due to the disparate voting powers associated with our dual-class share structure, assuming the Underwriter does not exercise the over-allotment option. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our Company and may reduce the price of our Class A Ordinary Shares.

You are strongly urged to consult your tax advisors regarding the impact of our being a PFIC in any taxable year on your investment in our Class A Ordinary Shares as well as the application of the PFIC rules.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•        our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•        our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•        current and future economic and political conditions;

•        our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

•        our expectations regarding our client base;

•        competition in our industry;

•        relevant government policies and regulations relating to our industry;

•        our capital requirements and our ability to raise any additional financing which we may require;

•        overall industry and market performance; and

•        other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and industry publications through publicly available sources. Statistical data in these publications may include projections based on a number of assumptions. Our industry may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. In addition, the new and rapidly changing nature of the integrated investor relation industry, especially the increase in online activities among players at different stages of the production chain results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our operations. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

After deducting the estimated underwriters’ discount, the Representative’s advisory fee, the non-accountable expense allowance and offering expenses payable by us, we expect to receive net proceeds of approximately $5.4 million (or $6.4 million in the aggregate if the underwriters exercise their over-allotment option in full) from this Offering. These estimates are based upon an assumed offering price of US$5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus).

We intend to use the net proceeds of this Offering as follows, after we complete the remittance process:

•        approximately 20% for strengthening our integrated investor relation services in Hong Kong by recruiting additional staff, including staff with professional qualification in the financial industry and/or staff with experience and deep understanding of the financial or public relation industry;

•        approximately 20% for expanding our market presence in other international capital markets such as the U.S. by collaborating with stakeholders in the equity and debt capital markets, attending industry events and liaising with existing business network;

•        approximately 15% for incorporate latest technology and trends into our service offerings by utilizing social media, virtual reality technology and other tools;

•        approximately 15% for enhancing our “Etoiles” brand by increasing our marketing effort; and

•        approximately 30% for general administration and working capital.

The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

DIVIDEND POLICY

During the years ended December 31, 2024 and 2023 and up to the date of this prospectus, no transfers, dividends or distributions have been made by Etoiles Cayman, Zynergy BVI, Etoiles Consultancy and Etoiles Financial. We intend to retain all available funds and future earnings, if any, for operation and business development, however, we may pay dividends on our Class A Ordinary Shares in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors, subject to compliance with applicable Cayman Islands laws regarding solvency. Our board of directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our shareholders or by our subsidiaries to us, and such other factors as our board of directors may deem relevant. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors.

Under Cayman Islands law, our board of directors may authorize payment of a dividend to shareholders at such time and of such an amount out of profits or our share premium account, if shares have been issued at a premium. No dividend may be paid out of our share premium account unless immediately following the payment we are able to pay our debts as they fall due in the ordinary course of business. Subject to compliance with applicable solvency requirements, there is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our Hong Kong Operating Subsidiary and Etoiles Financial.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars or HK Dollar.

As an exempted company, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

CAPITALIZATION

The following tables set forth our cash and cash equivalents and capitalization as of December 31, 2024:

•        on an actual basis;

•        on an as adjusted basis to reflect the issuance and sale of 1,400,000 Class A Ordinary Shares at an assumed initial public offering price of $5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deducting the underwriting discounts, the Representative’s advisory fee, the non-accountable expense allowance and estimated offering expenses payable by us, assuming no exercise of the underwriters’ over-allotment option; and

•        on an as adjusted basis to reflect the issuance and sale of 1,610,000 Class A Ordinary Shares at an assumed initial public offering price of $5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), after deducting the underwriting discounts, the Representative’s advisory fee, the non-accountable expense allowance and estimated offering expenses payable by us, assuming full exercise of the underwriters’ over-allotment option; and

You should read the tables together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2024
	Actual	As Adjusted (assuming no exercise of the over-allotment option)	As Adjusted (assuming full exercise of the over-allotment option)
	(in US$)	(in US$)	(in US$)
Indebtedness:
Operating lease liabilities, current	48,841	48,841	48,841
Operating lease liabilities, non-current	4,577	4,577	4,577
Subtotal	53,418	53,418	53,418

Equity:
Class A Ordinary Shares, $0.0001 par value, 500,000,000 shares authorized, 13,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding on an actual basis; 14,900,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding on an as adjusted basis (assuming no exercise of the over-allotment option); and 15,110,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding on an as adjusted basis (assuming full exercise of the over-allotment option)	1,850	1,990	2,011
Additional paid in capital	500	500	500
Retained earnings	881,721	6,271,438	7,237,417
Accumulated other comprehensive income	4,123	4,123	4,123
Total shareholders’ equity	888,194	6,277,551	7,243,551
Total capitalization	941,612	6,330,969	7,296,969

DILUTION

If you invest in our Class A Ordinary Shares, you will incur immediate dilution since the public offering price per Class A Ordinary Share you will pay in this Offering is more than the net tangible book value per Ordinary Share immediately after this Offering.

The net tangible book value of our Class A Ordinary Shares as of December 31, 2024 was US$888,194, or US$0.07 per Class A Ordinary Share based upon 13,500,000 Class A Ordinary Shares outstanding. Net tangible book value per Class A Ordinary Share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of Class A Ordinary Shares outstanding. Tangible assets equal our total assets less intangible assets, deferred tax assets and deferred offering cost.

The dilution in net tangible book value per Class A Ordinary Share to new investors, represents the difference between the amount per Class A Ordinary Share paid by purchasers of shares in this Offering and the pro forma net tangible book value per Class A Ordinary Share immediately after completion of this Offering. After giving effect to the sale of the 1,400,000 Class A Ordinary Shares being sold pursuant to the offering price of $5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), and after deducting underwriters’ discount, accountable expense (excluding advisory fee) and the non-accountable expense allowance payable by us in the amount of $710,000 and estimated offering expenses in the amount of $1,050,143, our as adjusted net tangible book value would be approximately $6,278,051 or $0.42 per Class A Ordinary Share of Class A Ordinary Shares. This represents an immediate increase in net tangible book value of $0.35 per Class A Ordinary Share to existing shareholders and an immediate decrease in net tangible book value of $4.58 per Class A Ordinary Share to new investors purchasing the Class A Ordinary Shares in this Offering.

The following table illustrates this per share dilution:

As of December 31, 2024
Public offering price per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus)	$5.00
Net tangible book value per Class A Ordinary Share as of December 31, 2024	$0.07
Increase in net tangible book value per Class A Ordinary Share attributable to existing shareholders	$0.35
As adjusted net tangible book value per Class A Ordinary Share after this Offering	$0.42
Dilution per Class A Ordinary Share to new investors	$4.58

Our as adjusted net tangible book value after the Offering, and the decrease to new investors in the Offering, will change from the amounts shown above if the underwriters’ over-allotment option is exercised. If the underwriters’ over-allotment option is exercised, after giving effect to the sale of the 1,610,000 Class A Ordinary Shares being sold pursuant to the offering price of $5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus), and after deducting underwriters’ discount, accountable expense (excluding advisory fee) and the non-accountable expense allowance payable by us in the amount of $794,000 and estimated offering expenses in the amount of $1,050,143, our as adjusted net tangible book value would be approximately $7,244,051 or $0.48 per Class A Ordinary Share. This represents an immediate increase in net tangible book value of $0.41 per Class A Ordinary Share to existing shareholders and an immediate decrease in net tangible book value of $4.52 per Class A Ordinary Share to new investors purchasing the Class A Ordinary Shares in this Offering.

A US$1.00 increase (decrease) in the assumed offering price of US$5.00 (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus) will increase (decrease) the as adjusted net tangible book value by 1,288,000, the as adjusted net tangible book value per Class A Ordinary Share after this Offering by US$0.09, and the dilution per Class A Ordinary Share to new investors by US$0.91, Assuming that the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriters’ discount, accountable expense, non-accountable expense allowance and estimated offering expenses payable by us and assuming no exercise of the underwriters’ over-allotment option.

The following table sets forth, on a as adjusted basis as of December 31, 2024, the difference between the number of Class A Ordinary Shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriters’ discounts, the Representative’s advisory fee, the non-accountable expense allowance and estimated offering expenses payable by us, using an assumed public offering price of $5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus):

	Shares Purchased		Total Cash Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
Existing shareholders	18,500,000	92.96%	$1,850	0.03%	$0.0001
New investors from public offering	1,400,000	7.04%	$7,000,000	99.97%	$5.00
Total	19,900,000	100.00%	$7,001,850	100.00%	$0.35

The as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this offering determined at pricing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

We are an exempted company with limited liability, incorporated under the laws of the Cayman Islands on September 13, 2024, as a holding company. Our business operations are conducted through our indirect wholly-owned Hong Kong subsidiary, Etoiles Consultancy. We also own Etoiles Financial, a company with no material operations of its own and mainly used to handle administrative expense.

We operate as a single-segment business, specializing in integrated investor relations services in Hong Kong.

Our Services

Our investor relations services encompass a comprehensive range of offerings tailored to meet the needs of our clients.

Public Relations Management involves assisting clients in enhancing their corporate image by developing strategic promotional plans, preparing corporate presentations and investor materials, and designing investor relations websites. Our Hong Kong Operating Subsidiary also creates advertising strategies and publicity materials to strengthen brand visibility. Additionally, our Hong Kong Operating Subsidiary provides support for key corporate events, including roadshows, press conferences, corporate ceremonies, and media interviews. In times of crisis, we assist in managing communication and reputation risks effectively.

Investor Relations Management focuses on strengthening relationships between our clients and their investors. Our Hong Kong Operating Subsidiary assists in drafting investor relations media documents, coordinating shareholder meetings and press conferences, and helping clients identify and engage with their shareholders to foster better investor communication and transparency.

Tailored Due Diligence Services are designed to support clients in evaluating specific investment or acquisition targets worldwide. Our Hong Kong Operating Subsidiary’s services include reviewing statutory records, conducting site visits, and preparing detailed due diligence reports to facilitate informed decision-making.

In addition to these core services, our Hong Kong Operating Subsidiary offers Value-Added Services such as website design enhancements and the production of high-quality promotional videos, ensuring that our clients maintain a strong and compelling presence in the market.

Etoiles Consultancy and Etoiles Financial were founded in 2013 and 2023, respectively. Since 2023, our Hong Kong Operating Subsidiary has focused on providing integrated investor relation services and building up our expertise and track record in the financial industry. Our Hong Kong Operating Subsidiary primarily targets companies that intend to seek a listing or are listed on the stock exchanges in Hong Kong or U.S.. Our clients mainly consist of (i) clients that intend to seek a listing or are listed on a stock exchange; and (ii) companies and professional firms in the financial industry.

We, through our Hong Kong Operating Subsidiary, have achieved significant growth in our business. For each of the fiscal years ended December 31, 2024 and 2023, our total revenue was approximately $2.5 million and $0.1 million, respectively. The number of clients with revenue contribution to us was 1 for the fiscal year ended December 31, 2023 and 22 for the fiscal year ended December 31, 2024.

Key Factors That Affect Operating Results

Our financial performance is influenced by several key factors, which may impact our revenue, profitability, and overall business operations. These factors include:

General Market Conditions of the Capital Markets

The success of our investor relations services is closely tied to the overall health of the capital markets, particularly in Hong Kong and the U.S., where most of our clients operate. Market volatility, changes in investor sentiment, economic downturns, and fluctuations in IPO activities can significantly affect demand for our services. A decline in capital market activities, such as fewer IPOs or decreased investor engagement, could lead to reduced client spending on investor relations services.

Regulatory Environment and Compliance Requirements

The regulatory landscape for publicly listed companies is continuously evolving, with changes in disclosure requirements, corporate governance practices, and investor relations guidelines. Stricter regulations or increased compliance costs may influence the scope and nature of services our clients require, which could impact our revenue streams. Additionally, regulatory uncertainties or geopolitical developments affecting capital markets may indirectly impact our business.

Client Retention and Business Development

Our ability to retain existing clients and attract new ones is crucial to sustaining our growth. Since many of our service engagements are project-based, client retention is not guaranteed. A decline in repeat business or increased client churn may negatively impact our financial performance. Additionally, competition within the industry may result in pricing pressures, requiring us to continuously enhance our service offerings and maintain strong client relationships.

Fluctuations in Service Demand

Demand for investor relations services can vary based on macroeconomic trends, investor sentiment, and corporate activities such as IPOs, mergers and acquisitions, or capital raising efforts. Periods of reduced market activity may lead to lower demand for investor relations services, affecting our revenue stability. Conversely, heightened market activity can create growth opportunities, provided we can scale our operations efficiently.

Recruitment and Retention of Skilled Professionals

Our business success relies on the expertise and experience of our professional team. The investor relations industry requires a deep understanding of financial markets, corporate communications, and regulatory compliance. Attracting, training, and retaining top talent is critical to maintaining high service quality and delivering value to our clients. Rising labor costs, talent shortages, or high employee turnover could impact our operational efficiency and client relationships.

Staffing Costs and Operational Efficiency

Personnel costs represent a significant portion of our operating expenses. The ability to manage labor costs while maintaining service quality is crucial to our profitability. Rising wages or increased competition for skilled professionals may put pressure on our margins. Additionally, inefficiencies in resource allocation, workflow management, or technology adoption could impact our ability to scale operations effectively.

Competition in the Industry

The investor relations industry in Hong Kong and other key markets is highly competitive, with numerous service providers offering similar solutions. Larger firms may have stronger brand recognition, extensive networks, and diversified service offerings, which could place pressure on our pricing and client acquisition strategies. Additionally, new entrants with innovative technologies may disrupt the industry landscape, necessitating continuous improvements in our service delivery.

Macroeconomic and Geopolitical Factors

Global economic trends, trade policies, interest rate fluctuations, and geopolitical tensions may indirectly impact our business. Factors such as economic slowdowns, inflationary pressures, or financial market instability can reduce corporate budgets for investor relations services. Additionally, uncertainties arising from geopolitical events may influence investor confidence and corporate communication strategies, affecting the demand for our services.

Technological Advancements and Digital Transformation

The investor relations industry is increasingly adopting digital solutions, such as virtual roadshows, AI-driven investor analytics, and digital communication platforms. The pace of technological change requires us to continuously enhance our digital capabilities to remain competitive. Failure to adapt to emerging technologies or changing client preferences may limit our ability to expand our market share.

Results of Operations

For Years Ended December 31, 2024 and 2023

The following table sets forth key components of our results of operations for the years ended December 31, 2024 and 2023:

	For the Years Ended		Variance	% of variance
	December 2024	December 2023
REVENUE	$2,525,909	$63,863	2,462,046	3,855.2%

OPERATING EXPENSES
Costs of revenue	(534,880)	(12,773)	(522,107)	4,087.6%
Selling expenses	(130,494)	—	(130,494)	N/A
General and administrative expenses	(859,935)	(15,663)	(844,272)	5,390.2%
Total operating expenses	(1,525,309)	(28,436)	(1,496,873)	5,264.0%

INCOME FROM OPERATIONS	1,000,600	35,427	965,173	2,724.4%

OTHER INCOME (EXPENSES)
Total other income (expense), net	(3,684)	—	(3,684)	N/A

INCOME BEFORE INCOME TAXES	996,916	35,427	961,489	2,714.0%

Income tax expenses	(144,417)	(2,731)	(141,686)	5,188.1%
Net income	$852,499	$32,696	819,803	2,507.3%

Revenue

The following table sets forth our revenue by geographical area for the years ended December 31, 2024 and 2023, respectively:

	For the years ended December 31,
	2024	2023	Variance
	$	$	Amount	%
Hong Kong	2,318,605	63,863	2,254,742	3,530.6
China	115,340	—	115,340	N/A
United States	91,964	—	91,964	N/A
Total	2,525,909	63,863	2,462,046	3,855.2

For the fiscal year ended December 31, 2024, our total revenue increased significantly to $2,525,909, compared to $63,863 in the previous year. This substantial growth was primarily driven by an expansion in our service offerings and a significant increase in client engagements. The majority of our revenue was generated from clients based in Hong Kong, which accounted for $2,318,605, followed by $115,340 from China and $91,964 from the United States. The increase in revenue was primarily attributable to the rising demand for investor relations services from Hong Kong-listed and U.S.-listed companies, as well as pre-IPO firms seeking advisory support.

Operating expenses

Our operating expenses consist of the following:

	For the years ended December 31,
	2024	2023	Variance
	$	$	Amount	%
Costs of revenue	534,880	12,773	522,107	4,087.6
Selling expenses	130,494	—	130,494	N/A
General and administrative expenses	859,935	15,663	844,272	5,390.2
Total	1,525,309	28,436	1,496,873	5,264.0

Operating expenses for the fiscal year ended December 31, 2024, increased to $1,525,309, compared to $28,436 in 2023. The rise in expenses was primarily due to the costs associated with business expansion, increased staffing, and higher service execution costs. Direct cost of revenue increased to $534,880, reflecting higher subcontracting and supplier fees. Selling expenses amounted to $130,494, primarily due to marketing and business development efforts, while general and administrative expenses increased to $859,935 as a result of new hires and investments in operational infrastructure.

Other income (expense), net

Other income (expense) mainly represents net of other income and interest expenses.

Income tax expense

Our income tax expenses increased by $141,686 or 5,188.1%, from $2,731 for the year ended December 31, 2023 to $144,417 for the year ended December 31, 2024 in line with increase in taxable income in 2024.

Net income

As a result of the foregoing, we reported a net income of $852,499 for the year ended December 31, 2024, as compared to a net profit of $32,696 for the year ended December 31, 2023 as the reasons discussed above.

Liquidity and Capital Resources

We have financed our operations primarily through cash flows from operations.

As of December 31, 2024, we had cash and cash equivalents of approximately $1.4 million. We remain debt-free, with no outstanding bank borrowings, positioning us well to fund our ongoing operations and support future growth initiatives without leverage. As of December 31, 2024, our current assets were approximately $1.8 million, and our current liabilities were approximately $1.2 million. As of December 31, 2023, our current assets were $70,476, and our current liabilities were $38,834. Current ratio lowered from approximately 1.8 in 2023 to 1.5 in 2024.

In view of the current cash and bank balances and funds generated by operating activities, we believe our Company has sufficient resources to meet the working capital needs in the next 12 months from the date the audited financial statements are issued. However, our ability to meet the liquidity and capital requirement will be subject to future economic conditions and other factors which are beyond our control.

We may declare or pay dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We intend to use the net proceeds from this Offering as follows:

•        approximately 20% for strengthening our integrated investor relation services in Hong Kong by recruiting additional staff;

•        approximately 20% for expanding our market presence in other international capital markets such as the U.S.;

•        approximately 15% for incorporate latest technology and trends into our service offerings;

•        approximately 15% for enhancing our “Etoiles” brand by increasing our marketing effort; and

•        approximately 30% for general administration and working capital.

The following table sets forth a summary of our cash flows for the years ended December 31, 2024 and 2023:

	For the Years Ended December 31,
	2024	2023
Net cash provided by operating activities	$1,622,868	$63,945
Net cash used in investing activities	$(75,215)	$—
Net cash used in financing activities	$(181,688)	$—
Net increase in cash and cash equivalents and restricted cash	$1,365,965	$63,945
Effect of foreign exchange rate changes	$4,583	$76
Cash and cash equivalents at the beginning of year	$70,476	$6,455
Cash and cash equivalents at the end of year	$1,441,024	$70,476

Operating Activities

In FY2024, our net cash provided by operating activities was approximately $1.6 million, which primarily reflected cash inflow from our net income of $0.9 million adjusted for net changes in assets and liabilities of $0.7 million, which mainly represent an increase in contract liabilities of approximately $1.0 million.

In FY2023, our net cash provided by operating activities was approximately $64,000, which primarily reflected cash inflow from our net income of $33,000 and net changes in assets and liabilities of approximately $31,000, which mainly represent an increase in accrued liabilities.

Investing Activities

Net cash used in investing activities for the years ended December 31, 2024 and 2023 were $75,215 and nil respectively, mainly represent cash payment for purchase of property and equipment in FY 2024.

Financing Activities

For the year ended December 31, 2024, net cash used in financing activities was approximately $0.2 million, mainly representing payments made for deferred IPO costs.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, that cover a wide range of matters, including, among others, government investigations and tax matters. In accordance with ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

The following is a schedule of future minimum payments under operating leases as of December 31, 2024:

December 31, 2024
Year ending December 31, 2025	$50,572
Year ending December 31, 2026	4,597
Total undiscounted lease obligations	55,169
Less: imputed interest	(1,751)
Lease liabilities recognized in the consolidated balance sheet	$53,418

Capital Expenditures

For the years ended December 31, 2024 and 2023, we purchased $75,215 and nil, respectively, of property and equipment respectively, mainly for use in our operations.

Critical Accounting Policies and Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the audited consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Impairment assessment of trade receivables

The management estimates the amount of lifetime ECL of trade receivables based on provision matrix through grouping of various debtors that have similar credit risk characteristics based on nature and industry of debtors. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective trade receivables. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for forward-looking information that is reasonable and supportable available without undue cost or effort. In addition, trade receivables that are credit-impaired are assessed for ECL individually. The credit loss allowance amount of the credit-impaired trade receivables is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows with the consideration of expected future credit losses. At every reporting date, the historical observed default rates are reassessed and changes in the forward-looking information are considered.

Fair Value of Financial Instruments

The Company’s financial instruments, including cash and cash equivalents, accounts and other receivables, accrued liabilities, amounts due from (to) related parties and lease liabilities, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the audited consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accrued liabilities and amounts due from (to) related parties each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Lease

Effective January 1, 2023, the Company adopted ASU 2016-02, “Leases” (Topic 842), and elected the practical expedients that do not require us to reassess: (1) whether any expired or existing contracts are, or contain, leases, (2) lease classification for any expired or existing leases and (3) initial direct costs for any expired or existing leases. For lease terms of twelve months or fewer, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. The Company also adopted the practical expedient that allows lessees to treat the lease and non-lease components of a lease as a single lease component.

Lease terms used to calculate the present value of lease payments generally do not include any options to extend, renew, or terminate the lease, as the Company does not have reasonable certainty at lease inception that these options will be exercised. The Company generally considers the economic life of its operating lease ROU assets to be comparable to the useful life of similar owned assets. The Company has elected the short-term lease exception, therefore operating lease ROU assets and liabilities do not include leases with a lease term of twelve months or less. Its leases generally do not provide a residual guarantee. The operating lease ROU asset also excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term.

As of December 31, 2024 and 2023, there were $53,418 and nil right of use (“ROU”) assets and $53,418 and nil lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Prime lending Rate 5.25% p.a. (2023: nil) was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 5.25% (2023: nil).

Revenue Recognition

Effective January 1, 2023, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after January 1, 2023 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to January 1, 2023. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.      identify its contracts with customers;

2.      identify its performance obligations under those contracts;

3.      determine the transaction prices of those contracts;

4.      allocate the transaction prices to its performance obligations in those contracts; and

5.      recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company provides services to its customers that outline the rights, responsibilities, and obligations of each party in the invoices. The invoices also identify the scope of services, service fees, and payment terms. Invoices are acknowledged and accepted by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

Principal vs. Agent Considerations under ASC 606

Under ASC 606, the Company has evaluated whether it acts as a principal or an agent in its revenue transactions. The distinction is crucial as it affects how revenue is recognized:

•        Principal:    The Company acts as the principal if it controls the specified goods or services before they are transferred to the customer. As a principal, the Company recognizes revenue for the gross amount of consideration expected from the customer.

•        Agent:    The Company acts as an agent if it facilitates the provision of goods or services by another party. As an agent, revenue is recognized as the net amount of the fee or commission earned for arranging the goods or services.

For all the revenue types described below, the Company has determined that it acts as the principal. This conclusion is based on the Company’s control over the goods or services before they are transferred to the customer, its primary responsibility for fulfilling the contract, its exclusive right to select service providers, and its discretion in establishing pricing.

Cost of revenues

The cost of revenue for the Group primarily comprises subcontracting fees and salaries directly related to revenue generation.

Accounts receivable, net

Accounts receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2024 and 2023, the Company didn’t provide any allowance for doubtful accounts for accounts receivable.

Expected credit loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Using this methodology will result in earlier recognition of losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective January 1, 2023, the first day of the Company’s fiscal year and applied to accounts receivable and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, which is an update to Topic 280, Segment Reporting. The amendments in this Update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses.

The amendments in this update: (1) require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”), (2) Require that a public entity disclose, on an annual and interim basis, an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, (3) Require that a public entity provide all annual disclosures about a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods, and (4) Clarify that if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit. However, at least one of the reported segment profit or loss measures (or the single reported measure, if only one is disclosed) should be the measure that is most consistent with the measurement principles used in measuring the corresponding amounts in the public entity’s unaudited interim condensed consolidated financial statements. In other words, in addition to the measure that is most consistent with the measurement principles under generally accepted accounting principles (GAAP), a public entity is not precluded from reporting additional measures of a segment’s profit or loss that are used by the CODM in assessing segment performance and deciding how to allocate resources, (5) Require that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (6) Require that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this Update and all existing segment disclosures in Topic 280. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in this Update retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. We are evaluating the effect this guidance will have on our segment disclosures.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. We are evaluating the effect this guidance will have on our tax disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated balance sheets, statements of operations and comprehensive income and cash flows.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act and will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk and Credit Risk

Credit Risk

Credit risk is controlled by the application of credit approvals, limits and monitoring procedures. We manage credit risk through in-house research and analysis of the Hong Kong economy and the underlying obligors and transaction structures. We identify credit risk collectively based on industry, geography and customer type. In measuring the credit risk of our sales to our customers, we mainly reflect the “probability of default” by the customer on its contractual obligations and consider the current financial position of the customer and the current and likely future exposures to the customer.

Liquidity Risk

We are also exposed to liquidity risk which is the risk that we will be unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to financial institutions and related parties to obtain short-term funding to cover any liquidity shortage.

Inflation risk

Inflationary factors, such as increases in the cost of revenue, selling expenses and general and administrative expenses, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues from our products do not increase with such increased costs.

Interest rate risk

Our exposure to interest rate risk primarily relates to the interest rate that our deposited cash can earn, on the other hand, interest-earning instruments carry a degree of interest rate risk. In addition, we are exposed to variable interest rate risk principally from our existing Hong Kong dollars denominated bank borrowings. An increase will raise the cost of those debts.

Foreign Exchange Risk

While our reporting currency is the U.S. dollar, the majority of our consolidated revenues, costs, and expenses are denominated in Hong Kong dollars. Most of our assets are also held in Hong Kong dollars. As a result, we are exposed to foreign exchange risk, as fluctuations in the exchange rates between the U.S. dollar and Hong Kong dollar can impact our revenues and operating results. If the Hong Kong dollar depreciates against the U.S. dollar, the value of our revenues, earnings, and assets, as expressed in our U.S. dollar financial statements, will decline. Currently, we have not entered into any hedging transactions to mitigate this foreign exchange risk.

OUR CORPORATE HISTORY AND STRUCTURE

We are not a Hong Kong or a mainland China operating company, but an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct our operations through our operating company in Hong Kong, Etoiles Consultancy. We also own Etoiles Financial, a company with no material operations of its own and mainly used to handle administrative expense. This is an offering of the Class A Ordinary Shares of Etoiles Capital Group Co., Ltd, the holding company in the Cayman Islands, instead of the shares of Etoiles Consultancy and Etoiles Financial.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforcement of Civil Liabilities” for more information.

The chart below illustrates our corporate structure and identifies our subsidiaries immediately prior to and after our initial public offering:

____________

(1)      As of the date of this prospectus, there are 5 (five) shareholders of record that have shareholding less than 5%

Name	Background	Ownership
Etoiles Cayman	Incorporated on September 13, 2024 under the laws of Cayman Islands as an exempted company.	See “Principal Shareholders” for details of our shareholding structures immediately prior to and after this Offering.
Zynergy BVI	Incorporated on December 27, 2023 under the laws of the BVI as a company limited by shares.	100% owned by Etoiles Cayman.
Etoiles Consultancy	Incorporated on October 9, 2013 as a limited liability company under the laws of the Hong Kong. Previously it was dormant until December 28, 2023	100% owned by Zynergy BVI.
Etoiles Financial	Incorporated on November 16, 2023 as a limited liability company under the laws of the Hong Kong.	100% owned by Zynergy BVI.

Etoiles Consultancy Limited was incorporated on October 9, 2013 under the laws of Hong Kong, as one of our Hong Kong operating subsidiary. The sole shareholder of Etoiles Consultancy Limited is Zynergy Holding Co., Limited, holds 1 ordinary share of Etoiles Consultancy Limited.

Etoiles Financial Group Limited was incorporated on November 16, 2023 under the laws of Hong Kong, as one of our Hong Kong operating subsidiary. The sole shareholder of Etoiles Financial Group Limited is Zynergy Holding Co., Limited, holds 1 ordinary share of Etoiles Financial Group Limited.

Zynergy Holding Co., Limited was incorporated on December 27, 2023 under the laws of the British Virgin Islands, as an intermediate holding company. Prior to the reorganization, the sole shareholder of Zynergy Holding Co., Limited, Etoiles Zeneo Investment Limited, held 1 ordinary share. On November 3, 2024, the Company acquired 1 share, being the entire issued share capital, of Zynergy Holding Co., Limited, from Etoiles Zeneo Investment Limited, at the consideration of US$1. Subsequent to the transfer, Zynergy Holding Co., Limited became a wholly-owned subsidiary of the Company.

On November 4, 2024, the Company passed board resolutions and shareholder resolutions to re-designate our authorized share capital from US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each to US$50,000 divided into (i) 450,000,000 Class A Ordinary Shares of par value of US$0.0001 each and (ii) 50,000,000 Class B Ordinary Shares of par value of US$0.0001 by re-designating (a) 449,990,000 authorized but unissued ordinary shares of par value of US$0.0001 each into 449,990,000 Class A Ordinary Shares of par value of US$0.0001 each; and (b) 50,000,000 authorized but unissued ordinary shares of par value of US$0.0001 each into 50,000,000 Class B Ordinary Shares of par value of US$0.0001 each, and re-designating a total of 10,000 issued ordinary shares of par value of US$0.0001 owned by Etoiles Zeneo Investment Limited into 10,000 Class A ordinary shares of par value of US$0.0001 each. Subsequent to the re-designation, the Company was owned as to 10,000 Class A Ordinary Shares by Etoiles Zeneo Investment Limited. Simultaneously, the Company issued 13,490,000 Class A Ordinary Shares of par value of US$0.0001 each and 10,000,000 Class B Ordinary Shares of par value of US$0.0001 each to Etoiles Zeneo Investment Limited. On the same day, the Company also adopted an amended and restated memorandum and articles of association.

On November 4, 2024, Etoiles Zeneo Investment Limited entered into five sale and purchase agreements (the “Sale and Purchase Agreements”) with Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively. Pursuant to the Sales and Purchase Agreements, Etoiles Zeneo Investment Limited sold, and Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited acquired, 4.90%, 4.60%, 4.70%, 4.70% and 4.90% of the issued Class A equity interests in the Company, at the consideration of US$125,642, US$117,949, US$120,513, US$120,513 and US$125,642, respectively. On the same date, Etoiles Zeneo Investment Limited executed the instrument of transfers whereby Etoiles Zeneo Investment Limited have transferred 661,500, 621,000, 634,500, 634,500 and 661,500 Class A Ordinary Shares, out of its 13,500,000 Class A Ordinary Shares, to Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively. Subsequent to the transfers, the Company is owned as to (i) 10,287,000 Class A Ordinary Shares and 10,000,000 Class B Ordinary Shares by Etoiles Zeneo Investment Limited; and (ii) 661,500, 621,000, 634,500, 634,500 and 661,500 Class A Ordinary Shares by Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively.

On May 8, 2025, Etoiles Zeneo Investment Limited proposed to voluntarily surrender 5,000,000 Class B Ordinary Shares to the Company for no consideration for the cancellation, and the Company approved the surrender and cancellation of such shares on May 8, 2025. Etoiles Zeneo Investment Limited considered that it is in the best interest of the Group to forgo any consideration for the voluntary surrender and cancellation of the 5,000,000 Class B Ordinary Shares. Subsequently, the Company is owned as to (i) 10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares by Etoiles Zeneo Investment Limited; and (ii) 661,500, 621,000, 634,500, 634,500 and 661,500 Class A Ordinary Shares by Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively.

Our Controlling Shareholder, Etoiles Zeneo Investment Limited, currently both directly and indirectly owns 76.20% of our Class A Ordinary Shares and 100% of Class B Ordinary Shares, and, upon consummation of this Offering, our Controlling Shareholder will own 69.04% of our Class A Ordinary Shares and 100% of Class B Ordinary Shares, which represent 92.89% of the total voting power of our outstanding Shares assuming the underwriters do not exercise their over-allotment option (or 92.59% of the total voting power assuming the underwriters exercise their over-allotment option). See “Risk Factors — Risks Related to Our Class A Ordinary Shares — Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.”

On May 20, 2025, the management team decided on a strategic rebranding of the Company. The name of the Company was amended to Etoiles Capital Group Co., Ltd. On the same day, the Company also amended and adopted the second amended and restated memorandum of association and articles of association of the Company.

INDUSTRY OVERVIEW

The information presented in this section has been derived from an industry report commissioned by us and prepared by Cundi Solution Limited, an independent research firm, regarding our industry and our market position in Hong Kong. We refer to this report as the “Cundi Report”. We believe that the sources of such information are appropriate, and we have taken reasonable care in extracting and reproducing such information. We have no reason to believe that such information is false or misleading in any material respect or that any fact has been omitted that would render such information false or misleading in any material respect. However, neither we nor any other party involved in this offering has independently verified such information. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

(a) Overview of Macroeconomic Environment in Hong Kong

The Hong Kong economy continued to expand in the third quarter of 2024, albeit at a slower pace. The year-on-year growth rate of Gross Domestic Product (GDP) was 1.8%, lower than the 3.2% recorded in the previous quarter. On a seasonally adjusted quarter-to-quarter basis, GDP decreased by 1.1% in the third quarter. The growth rate of total exports of goods slowed down, while exports of services continued to increase. Overall investment expenditure increased, but private consumption expenditure continued to decline, decreasing by 1.3% year-on-year and 0.5% quarter-to-quarter in the third quarter1. The labor market remained tight, with the seasonally adjusted unemployment rate staying at a low level of 3.0%1.

In the third quarter of 2024, Hong Kong’s merchandise exports saw a real year-on-year increase of 4.0%, indicating a deceleration in growth. Exports to Mainland China continued to see significant growth, while the growth rate of exports to the United States slowed down, and exports to the European Union rebounded. Exports of services increased by 2.4% in real terms year-on-year in the third quarter of 2024, with further growth in the exports of financial services, business and other services, and transportation services. However, exports of tourism services continued to decline due to changes in tourist spending patterns and the strength of the Hong Kong dollar1. According to the Census and Statistics Department’s Quarterly Business Tendency Survey, business sentiment among large enterprises remained generally subdued in the fourth quarter of 2024, though some indicators have shown signs of improvement recently.

(b) Overview of the Financial Services Industry in Hong Kong

Hong Kong is one of the most active international financial centers in the world. The financial services sector is a key pillar of Hong Kong’s economy, accounting for 21% of the local GDP in 2019 and 22% of nominal GDP at basic prices in 2022. The sector provided approximately 269,100 jobs in 2023, accounting for 7.3% of the total employment. Hong Kong ranks third in the Global Financial Centres Index released by Z/Yen Group and the China Development Institute in September 2024.

The added value of the financial services industry reached HK$613.4 billion in 2022, underscoring its significant economic impact. The average added value created per employee in the financial services sector was about HK$2.27 million in 2022, considerably higher than other major industries in Hong Kong.

The Hong Kong stock market was the fourth largest in Asia and the seventh largest in the world by market capitalization at the end of August 2024. Hong Kong also serves as the largest offshore Renminbi (RMB) settlement center in the world.

The financial services industry in Hong Kong mainly includes:

•        Banking:    It has been a critical component, accounting for 36% of total employment and 69% of the value added in the entire financial services sector in 2022. As of October 2024, there were 178 authorized institutions in Hong Kong, including 151 licensed banks, 16 restricted license banks, and 11 deposit-taking companies, along with 31 representative offices of overseas banks. In the first three quarters of 2023, the banking sector recorded a double-digit year-on-year increase in business receipts, but the year-on-year increase slowed down in the fourth quarter.

•        Insurance:    In 2022, the insurance sector accounted for 2% of total employment and 4% of nominal GDP in Hong Kong. The insurance sector includes life insurance underwriters, non-life insurance underwriters, and activities auxiliary to insurance and pension funding.

•        Other Financial Services:    In 2022, other financial services accounted for 3% of total employment and 3% of nominal GDP in Hong Kong.

Hong Kong is a major fund management hub in Asia, with its asset and wealth management business reaching HK$31.2 trillion as of 2023. Furthermore, Hong Kong is the world’s largest offshore RMB settlement center, handling approximately 80% of global offshore RMB settlements from January to September 2024.

Hong Kong’s stock market was the fourth largest in Asia and the seventh largest globally by market capitalization at the end of August 2024. Hong Kong is also one of the most active markets for Initial Public Offerings (IPOs), with 71 new listings raising a total of HK$87.5 billion in 2024.

Fintech is developing rapidly and reshaping the financial industry, with rapid developments in Hong Kong in areas such as virtual banking, insurtech, and regtech. The Hong Kong Exchanges and Clearing Limited (HKEx) continues to undergo reforms, such as implementing the revised Listing Rules in the first quarter of 2024, and creating a new listing regime for Special Purpose Acquisition Companies (SPAC) in December 2021, further solidifying Hong Kong’s position as an international financial center.

Overall, Hong Kong’s financial services industry continues to develop and plays a significant role in the local economy.

(c) Introduction of Integrated Investor Relations Industry

The integrated investor relations (IR) industry serves as an essential bridge between companies and their stakeholders, offering services such as investor relations, corporate communications, reputation management, and crisis communication. This industry plays a pivotal role in ensuring that corporations effectively convey their narratives to investors, regulators, and the public, particularly in highly dynamic and regulated markets. In 2024, the integrated IR industry continued to evolve in response to global economic trends, regulatory shifts, and advancements in digital technologies.

(d) Financial Public Relations Industry in Hong Kong

Hong Kong remains a cornerstone of the global integrated IR industry, supported by its position as a leading international financial center. The city’s dynamic capital markets, robust regulatory framework, and status as a gateway between Mainland China and the rest of the world contribute to a thriving environment for integrated IR. Firms in Hong Kong provide services that align with the needs of listed companies and those seeking to raise capital, ensuring seamless communication with investors and stakeholders across borders.

(e) Capital Markets of Hong Kong

The capital markets of Hong Kong experienced significant growth in 2024, underpinned by record-breaking trading volumes and a steady influx of capital from both local and international investors. The Stock Connect programs, linking Hong Kong with Shanghai and Shenzhen, continued to foster cross-border trading, with average daily trading values reaching new heights. Hong Kong’s position as a super connector was further enhanced through innovations such as the inclusion of ETFs under Stock Connect and the launch of RMB-denominated trading options.

In 2023, HKEX introduced a new listing regime for specialist technology companies, further expanding the listing channels for issuers and allowing companies in certain technology industries that have not met the profit or revenue requirements of the Main Board to list and raise funds. These changes are expected to foster the development of the new economy sector, further boosting demand for financial PR services in the coming years.

(f) Listed Companies in Hong Kong

As of the end of 2024, there were 2,621 listed companies on the Hong Kong Stock Exchange (HKEX), representing a diverse range of industries, including technology, real estate, and financial services. These companies collectively contributed to a market capitalization exceeding HK$34 trillion. The financial PR industry plays a vital role in helping these companies navigate regulatory requirements, communicate their corporate strategies, and engage effectively with investors.

Number of Listed Companies in Hong Kong (2015-2024)

Number of Listed Companies in Hong Kong (2015-2024)
Number of Listed Companies
Year
1900
2000
2100
2200
2300
2400
2500
2600
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
1866
1973
2118
2315
2449
2538
2572
2597
2609
2621

Source: Data derived from the Hong Kong Exchanges and Clearing Limited (HKEX) reports.

(g) IPOs

Hong Kong ranked among the top four global IPO venues in 2024, raising HK$87.5 billion from 71 new listings. This marks a significant rebound in IPO activity, with major contributions from sectors such as technology, healthcare, and green energy. The city also hosted its largest IPO since 2021, highlighting its continued attractiveness to issuers and investors. Integrated IR firms were integral in managing the communication strategies surrounding these high-profile listings, ensuring successful market debuts and sustained investor engagement.

Number of IPOs and Equity Funds Raised in Hong Kong (2015-2024)

Number of IPOs and Equity Funds Raised in Hong Kong (2015-2024)
Number of IPOs
Equity Funds Raised (HK$ billion)
Year
0
50
100
150
200
50
100
150
200
250
300
350
400
2016
2018
2020
2022
2024
138
126
174
218
183
154
98
90
73
71
263.1
195.3
128.5
288.0
314.2
400.1
331.3
104.6
46.3
87.5

Source: Data derived from the Hong Kong Exchanges and Clearing Limited (HKEX) and industry analysis.

Hong Kong’s prominence as a leading global and regional capital market was reaffirmed in 2024. The data for the table below is sourced from the Hong Kong Exchanges and Clearing Limited (HKEX) reports4. Its ranking as the fourth-largest IPO market globally and the top IPO venue in Asia highlights the city’s robust financial infrastructure and attractiveness for capital raising. The record turnover in securitized derivatives further underscores Hong Kong’s dominance in Asia’s financial ecosystem.

Rank	Location	IPO Equity Funds Raised (US$ million)
1	India	20,091
2	New York	17,394
3	NASDAQ	16,543
4	Hong Kong	11,236
5	Japan	6,257
6	Shanghai	4,600
7	Shenzhen	4,111
8	Saudi Arabia	3,607
9	Abu Dhabi	3,347
10	Spain (SIX)	3,123

(h) Major Drivers Propelling the Development of Financial Public Relations Market in Hong Kong

i) The Expansion of the Capital Markets of Hong Kong

The continuous growth and internationalization of Hong Kong’s capital markets have been key drivers of the integrated IR industry. Enhanced market connectivity, regulatory reforms, and increasing investor participation have created a robust demand for specialized communication services. Integrated IR firms are tasked with supporting companies in navigating the complexities of cross-border capital flows and meeting heightened disclosure requirements.

ii) Increased Demand for Financial Public Relations Services to Enhance Brand and Corporate Image

In an increasingly competitive environment, companies are placing greater emphasis on building strong corporate brands and maintaining positive reputations. Financial PR firms provide strategic guidance to enhance corporate visibility, strengthen stakeholder relationships, and manage reputational risks, all of which are critical in today’s fast-paced market landscape.

iii) Digitalization of Global Business, Increasing Use of Social Media and Artificial Intelligence

Digital transformation has reshaped the financial PR industry, with firms leveraging social media platforms, advanced analytics, and artificial intelligence to optimize communication strategies. These tools enable real-time engagement with stakeholders, precise targeting, and data-driven decision-making, further enhancing the value of integrated IR services in Hong Kong.

(i) Entry Barriers

i) Fierce Competition

The integrated IR market in Hong Kong is highly competitive, with a mix of multinational agencies and local firms vying for market share. The ability to differentiate through specialized expertise, innovative solutions, and client-centric approaches is crucial to success.

ii) Need for Effective and Professional Teams

Building a team of skilled professionals is a significant challenge for integrated IR firms. The industry demands expertise in finance, communication, and regulatory compliance, requiring substantial investment in talent acquisition and training.

iii) Difficulty in Building Up Client Portfolio

Establishing a robust client base can be challenging, particularly for new entrants. Trust and credibility are paramount in integrated IR, and firms must demonstrate a proven track record to attract high-profile clients.

iv) Other Entry Barriers

Additional barriers include stringent regulatory requirements, high operational costs, and the need to stay ahead of rapid technological advancements. Firms must also navigate complex cross-border communication challenges, particularly when serving multinational clients.

In conclusion, the integrated IR relations industry in Hong Kong remains a dynamic and integral part of the city’s financial ecosystem. By leveraging its unique strengths and addressing emerging challenges, the industry is well-positioned to support the continued growth and globalization of Hong Kong’s capital markets.

BUSINESS

Our Mission

Our mission is to become a leading integrated investor relation services provider in Hong Kong in terms of revenue. We strive to provide one-stop solution to companies in managing their institutional relations, engaging constructive discussion with their stakeholders and tailor creative solutions to navigate the ever-changing financial landscape.

Overview

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands on September 13, 2024, as a holding company. We conduct our operation through our indirect wholly-owned Hong Kong Operating Subsidiary, Etoiles Consultancy. Etoiles Financial, our other Hong Kong subsidiary, has no material operations of its own and is mainly used to handle administrative expenses. We operate in a single segment that represents the Company’s core business as an integrated investor relation service provider in Hong Kong.

Our integrated investor relation services mainly comprise one of more of the following components:

(i)     Management of public relation: in assisting our clients to promote their corporate image, our Hong Kong Operating Subsidiary will assist in preparing promotional plan, preparing corporate presentation materials, designing investor relation websites, preparing advertising plans and publicity materials, providing support in roadshows and press conferences, coordinating ceremonies and interviews and assisting in crisis management;

(ii)    Management of investor relation: in assisting our clients to manage relation with their investors, our Hong Kong Operating Subsidiary will assist in drafting investor relation media documents and coordinating shareholders meetings and press conferences and assist in identifying and approaching shareholders;

(iii)   Tailored due diligence exercise: our Hong Kong Operating Subsidiary assists our clients in conducting due diligence on specific investment or acquisition targets worldwide, including reviewing statutory records, conducting site visits and preparing due diligence report; and

(iv)   Other value-added services such as website design enhancement and promotional video production.

Etoiles Consultancy and Etoiles Financial were founded in 2013 and 2023, respectively. Since 2023, our Hong Kong Operating Subsidiary has focused on providing integrated investor relation services and building up our expertise and track record in the financial industry. Our Hong Kong Operating Subsidiary primarily targets companies that intend to seek a listing or are listed on the stock exchanges in Hong Kong or U.S.. Our clients mainly consist of (i) clients that intend to seek a listing or are listed on a stock exchange; and (ii) companies and professional firms in the financial industry.

We, through our Hong Kong Operating Subsidiary, have achieved significant growth in our business. For each of the fiscal years ended December 31, 2024 and 2023, our total revenue was approximately US$2.5 million and US$0.1 million, respectively. The number of clients with revenue contribution to us was 1 for the fiscal year ended December 31, 2023 and 22 for the fiscal year ended December 31, 2024.

According to Cundi, Hong Kong is one of the most active international financial centers in the world. Hong Kong remains a cornerstone of the global integrated investor relation industry, supported by its position as a leading international financial center. The continuous growth and internationalization of Hong Kong’s capital markets have been key drivers of the integrated investor relation industry. Driven by (i) the expansion of the capital markets of Hong Kong, (ii) increasing demand for financial public relation services to enhance brand and corporate image; and (iii) digitalization of global business, increasing use of social media and artificial intelligence, it is expected that the financial public relations market in Hong Kong will continue to grow.

Our Competitive Strengths

We believe that the following strengths have contributed to our success and differentiate us from our peers:

We provide comprehensive integrated investor relation services to our clients

Since 2023, our Hong Kong Operating Subsidiary has focused on providing integrated investor relation services and building up our expertise and track record in the financial industry. Our integrated investor relation services mainly comprise one of more of the following: (i) management of public relation to assist our clients to promote their corporate image; (ii) management of investor relations to assist our clients to manage relation with their investors; and (iii) tailored due diligence exercises. Our wide range of services ensures that we are capable at fulfilling our clients’ needs at various stages of their business development and enhance convenience and efficacy. We believe that we can create opportunities for cross selling through offering a wide spectrum of services. For example, clients who initially engage us for public relation services during their initial public offering process may engage us further for investor relations services after listing, which allows us to foster solid long-term relationship with our clients.

We possess a strong client base

Our Hong Kong Operating Subsidiary provides services to clients from various backgrounds. Our clients mainly consist of (i) clients that intend to seek a listing or are listed on a stock exchange; and (ii) companies and professional firms in the financial industry. We believe our expertise in addressing our clients’ investor relation service needs and our market reputation are essential to our success. The number of clients with revenue contribution to us was 1 for the fiscal year ended December 31, 2023 and 22 for the fiscal year ended December 31, 2024.

Since mid-2024, our Hong Kong Operating Subsidiary has started providing services to companies that intend to seek a listing or are listed on the stock exchanges in the U.S.. We believe that by expanding our service offerings to cover companies with various needs and backgrounds, we will be able to capture the growth in various capital markets and mitigate the impacts of market downturns.

We have an experienced and professional management team

Our management team comprises of professionals with extensive experience in finance and public relation industries. Mr. Kit Shing, CHEUNG, our Chief Executive Officer and Chair of the board of the Company, has over 7 years of experience in business management, while Mr. Hon Fai, TAM, our Chief Financial Officer, had held various senior positions in accounting, financing and auditing industry. Our core operation team are equipped with experience and deep understanding of the financial or public relation industry. Leveraging on our staff’s experience in the industry and the in-depth knowledge possessed by our management team, we believe we have a comprehensive understanding of our clients’ needs and are well-positioned to expand our market presence and reach out to new potential clients from various industries.

Our Growth Strategies

Our principal growth strategies include further strengthening our market position and increasing our market share in the Hong Kong integrated investor relation industry. We intend on achieving this growth by actively seeking new opportunities from our existing client base as well as new potential clients. To achieve these goals, we plan on implementing the following strategies:

Further strengthen our integrated investor relation services in Hong Kong

We plan to continue to devote the majority of our attention to provide quality integrated investor relation services in Hong Kong. We believe possessing a dedicated and experienced team with immense industry knowledge are essential to our growth and development. We intend to strengthen our team by recruiting additional staff to ensure we can allocate sufficient staff to attend to our clients’ needs. We intend to recruit staff with professional qualification in the financial industry and/or staff with experience and deep understanding of the financial or public relation industry. We believe that an enhanced team of staff will ensure quality services are provided to our clients in time.

Our management is constantly looking out to incorporate in latest technology and trends into our service offerings. We intend to utilize social media to assist our clients to reach out to their targeted audience. We also intend to utilize virtual reality technology and other tools to provide a more stimulating experience to our clients during major presentation such as investor presentations and roadshows.

Expand our market presence in other international capital markets

Since 2023, our Hong Kong Operating Subsidiary has focused on providing integrated investor relation services and building up our expertise and track record in the financial industry, in particular in Hong Kong. Since mid-2024, our Hong Kong Operating Subsidiary has started providing services to companies that intend to seek a listing or are listed on the stock exchanges in the U.S.. Our management believes that the U.S. capital market will continue to attract interests from companies all around the globe in the upcoming decade. We plan to expand our market presence in the U.S. and the international markets by collaborating with stakeholders in the equity and debt capital markets and expanding our business network. We intend to attend industry events and liaising with our existing business partners and professional firms. We also intend to connect with U.S. based suppliers to provide location-specific services to our clients.

Enhancing our brand

We identify new clients mainly through referrals from our existing clients and business partners. We believe we can broaden our client base, attract more referrals from potential clients and improve our reputation by increasing our marketing effort to promote our “Etoiles” brand and market presence in the financial industry in Hong Kong.

We plan to (i) enhance our web pages for advertising our services; (ii) place advertisements in newspaper and online medias; (iii) sponsoring business events organized by professional firms and participating events organized by the stakeholders in the financial industry; and (iv) actively approaching potential clients in the Hong Kong and the U.S. financial industries to secure new business opportunities.

Our Services

We are mainly engaged in integrated investor relation services in Hong Kong. For each of the fiscal years ended December 31, 2024 and 2023, our total revenue was approximately US$2.5 million and US$0.1 million.

We operate our business primarily through our indirectly wholly-owned Hong Kong Operating Subsidiary, Etoiles Financial. We operate in a single segment that represents the Company’s core business as an integrated investor relation service provider in Hong Kong. Our integrated investor relation services mainly comprise one of more of the following components:

(i)     Management of public relation:    In assisting our clients to promote their corporate image, our Hong Kong Operating Subsidiary will typically perform the following works:

•        assist our clients in preparing promotional plan for their proposed transactions or fund-raising activities with the targeted corporate positioning;

•        prepare corporate presentation materials for marketing and promotion;

•        provide training sessions to management to train their communication skills in presentation during roadshows, press conferences and/or investor meetings;

•        design the clients’ investor relation websites and incorporate into their own websites;

•        prepare advertising plans and publicity materials to improve market awareness of our clients;

•        provide support for our clients’ roadshows and press conferences, and liaise with the media and the public;

•        coordinate any ceremonies and interviews subsequent to a major event such as listing on a stock exchange or conclusion of a major transaction; and

•        constantly monitor any adverse media reporting and assist our clients in crisis management in case of any unexpected emergencies.

(ii)    Management of investor relation:    In assisting our clients to manage relation with their investors, our Hong Kong Operating Subsidiary typically perform the following works:

•        draft investor relation media documents and ensure sufficient corporate information is conveyed to the media and investors;

•        coordinate shareholders meetings and press conferences for specific matters targeting investors and other stakeholders; and

•        assist our clients in reviewing their shareholding structure and identify and approach shareholders;

(iii)   Tailored due diligence exercises:    Our Hong Kong Operating Subsidiary assists our clients in conducting due diligence of on specific investment or acquisition targets worldwide. Our Hong Kong Operating Subsidiary will review the targets’ statutory records and review their legal status. Our Hong Kong Operating Subsidiary will conduct business site visit to observe and record the operations of a business. Our Hong Kong Operating Subsidiary will also conduct searches to review any involvement in civil or criminal litigation and irregularity. Our Hong Kong Operating Subsidiary will issue a due diligence report or documentation as requested by our clients for their transactions.

(iv)   Other value-added services such as website design enhancement and promotional video production

Operation Workflow

We identify new clients mainly through referrals from our existing clients and business partners. We generally meet with our potential clients to better assess their needs and we will tailor our scope of services to cater their demands. In assessing the fee for our services, we take into account the costs to be incurred based on our past experience, duration, manpower required and complexity of the services.

After being engaged by our clients, we will review their corporate profile to gain a deeper understanding to their business and goals and formulate a preliminary strategy with their targeted corporate positioning. We will liaise with our clients in formulating the strategy and incorporate their ideas and thoughts into our proposal. We will obtain our clients’ final proposal before executing.

During the project execution stage, we will constantly monitor the effectiveness of our services and make adjustment in accordance with our clients’ needs and requests. For engagement on a project-by-project basis, we generally bill our clients upon reaching certain milestones. For engagement over a period of time, we generally bill our clients for service provided monthly or yearly. Upon conclusion of the project or engagement, we will follow up with our clients to obtain their comments and discuss any possible add on services or follow up services that we can provide.

Pricing strategy

We believe that accurately estimating the cost of project is essential to our overall profitability. Our fee quotation is generally determined by adding certain mark-ups over our estimated costs. In assessing the fee for our services, we take into account the costs to be incurred based on our past experience, duration, manpower required and complexity of the services.

In consideration the percentage of mark-up for each project, we generally consider the complexity and duration of the project, our business relation with the client, the client’s background, the prospect of obtaining future projects from the client or referrals of the client, the possibility of establishing our reputation in the industry, the prevailing market conditions and competitors’ pricing.

Sales and marketing

The sales and marketing function is performed by our management team and project execution team who are responsible for maintaining relationships with the management of our existing clients and exploring leads from new clients. We identify new clients mainly through referrals from our existing clients and business partners.

Our Clients

Our clients mainly consist of (i) clients that intend to seek a listing or are listed on a stock exchange; and (ii) companies and professional firms in the financial industry. The number of clients with revenue contribution to us was 1 for the fiscal year ended December 31, 2023 and 22 for the fiscal year ended December 31, 2024. The total revenue attributable to our five largest clients in aggregate accounted for approximately 48.6% and 100.0% of the total revenue for the fiscal years ended December 31, 2024 and 2023, respectively.

In the fiscal year ended December 31, 2024, 2 of our clients accounted for more than 10% of our annual revenue, with Marlin Capital Limited for 12.1%, and MOG Digitech Holdings Limited for 10.2%. In the fiscal year ended December 31, 2023, 1 of our clients accounted for more than 10% of our annual revenue, with M-Coffee (Hong Kong) Holdings Limited for 100.0%.

Our Hong Kong Operating Subsidiary generally enters into contracts with our clients. Although the terms of the contracts may vary, the material terms that are generally contained are set out below:

Duration	Generally one year
Scope of Service

Depending on clients’ needs, our services may comprise management of public relation, management of investor relation, tailored due diligence exercises and/or other value-added services.

Our Hong Kong Operating Subsidiary is required to provide the deliverables in a timely manner. If our Hong Kong Operating Subsidiary for reasonable reasons wish to amend the timetable, scope of services and methodology, we shall obtain our clients’ approval 10 business days prior to provision of services. Within 7 business days from providing the deliverables, we shall amend according to our clients’ instructions.

Fee	Generally a fixed fee or monthly/annual fee
Termination	If we fail to provide the scope of services in the contracts timely, our clients have the right to terminate the contract and we have to refund the fee for our remaining works.

While we recognize revenue over time for integrated investor relations services structured under service contracts, we recognize revenue at a point in time for certain one-off engagements. Revenue is recognized when the agreed-upon deliverables have been fully completed, and the client has obtained control of the service output.

These point-in-time engagements typically include discrete services such as tailored due diligence exercises, promotional materials production, and standalone event coordination. Generally, we receive full payment of the pre-agreed fee before performing the relevant services. Revenue is recognized when all performance obligations have been satisfied, and no further obligations remain under the respective contract.

Our Vendors

Given our business nature, our vendors primarily comprise public relation companies to assist us in roadshow arrangement and other ancillary services. In the fiscal year ended December 31, 2024, one of our vendors accounted for over 10% of the cost of revenue, with 3H Mgt (HK) Limited for 36.2%. In the fiscal year ended December 31, 2023, none of our vendors accounted for over 10% of the cost of revenue.

Market and Competition

According to Cundi, Hong Kong is one of the most active international financial centers in the world. Hong Kong remains a cornerstone of the global integrated investor relation industry, supported by its position as a leading international financial center. The continuous growth and internationalization of Hong Kong’s capital markets have been key drivers of the integrated investor relation industry. Driven by (i) the expansion of the capital markets of Hong Kong, (ii) increasing demand for financial public relation services to enhance brand and corporate image; and (iii) digitalization of global business, increasing use of social media and artificial intelligence, it is expected that the financial public relations market in Hong Kong will continue to grow.

Seasonality

We do not experience any seasonality in our business.

Insurance

Our Hong Kong Operating Subsidiary maintain employees’ compensation insurance for our directors and employees at our office, which covers the liability to make payment in the case of death, injury or disability of all our employees under the Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) and at common law for injuries sustained at work. We believe that our current insurance policies are sufficient for our operations.

Licenses

We, our Hong Kong Operating Subsidiary and Etoiles Financial have obtained all material licenses, certificates, and approvals required for carrying on our business activities in Hong Kong for the fiscal years ended December 31, 2024 and 2023, and up to the date of this prospectus.

Properties

As of the date of this prospectus, Etoiles Financial entered into the following lease agreement:

Location	Term of lease	Usage
Room 1109, 11/F, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong	February 1, 2024 to January 31, 2026	Office

Employees

As of December 31, 2024, our Hong Kong Operating Subsidiary employed a total of 12 employees, located in Hong Kong. The following table sets forth a breakdown of our employees by function:

Functional Area	Number of Employees
Management	1
Investor Relationship	4
Research	5
Sales and Marketing	1
Finance and Administration	1
Total	12

We consider that we have maintained a good relationship with our employees and have not experienced any significant disputes with our employees or any disruption to our operations due to any labor disputes. In addition, we have not experienced any difficulties in the recruitment and retention of experienced core staff or skilled personnel.

Our remuneration package includes salary and discretionary bonuses. In general, we determine employees’ salaries based on their qualifications, position and seniority. In order to attract and retain valuable employees, we review the performance of our employees annually which will be taken into account in annual salary review and promotion appraisal. We provide a defined contribution to the Mandatory Provident Fund as required under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for our eligible employees in Hong Kong.

Legal Proceedings

As of the date of this prospectus, Etoiles Cayman and its subsidiaries had not been involved in any legal proceedings, investigations, claims nor had we been aware of any pending or threatened litigation, arbitration or other claims, which would have a material adverse impact on the operations, financial position and reputation of our Group.

REGULATIONS

This section sets forth a summary of the most significant rules and regulations that affect our business in material jurisdictions.

Regulations Related to our Business Operation in Hong Kong

(A)    TRADE DESCRIPTION

Trade Description Ordinance (Chapter 362 of the Laws of Hong Kong)

After an amendment in 2012, which came into operation in 2013, some new provisions in the Trade Description Ordinance (‘‘TDO’’) are relevant to commercial practice including advertising and marketing.

Under section 2 of the TDO, trade description can now be applied to a service. It means in relation to a service, an indication, direct or indirect, and by whatever means given, with respect to the service or any part of the service including an indication of any of the following matters:

(a)     nature, scope, quantity (including the number of occasions on which, and the length of time for which, the service is supplied or to be supplied), standard, quality, value or grade;

(b)    fitness for purpose, strength, performance, effectiveness, benefits or risks;

(c)     method and procedure by which, manner in which, and location at which, the service is supplied or to be supplied;

(d)    availability;

(e)     testing by any person and the results of the testing;

(f)     approval by any person or conformity with a type approved by any person; (g) a person by whom it has been acquired, or who has agreed to acquire it; (h) the person by whom the service is supplied or to be supplied;

(i)     after-sale service assistance concerning the service;

(j)     price, how price is calculated or the existence of any price advantage or discount.

Under section 7A of the TDO, a trader who applies a false trade description to a service supplied or offered to be supplied to a consumer; or supplies or offers to supply to a consumer a service to which a false trade description is applied commits an offence. Under section 13E of the TDO, if the commercial practice (including advertising and marketing) contains misleading omission as to material information the trader commits a criminal offence.

Under section 18 of the TDO, any person who commits an offence under inter alia, section 7A or section 13E shall be liable on conviction on indictment to a maximum fine of HK$500,000.00 and imprisonment for 5 years; and on summary conviction to a maximum fine of HK$100,000.00 and imprisonment for 2 years. Further, under section 18A of the TDO, on conviction of an offence under inter alia sections 7A and 13E, the court has the additional power to order the payment of compensation.

According to section 20 of the TDO, if the offence is committed by a limited company and the offence has been committed with the consent or connivance or is attributable to the neglect of a person including a director, officer or manager they also commit the offence.

(B)    MISREPRESENTATION

Misrepresentation Ordinance (Chapter 284 of the laws of Hong Kong)

Under the Misrepresentation Ordinance, where a person has entered into a contract after a misrepresentation has been made to him, and (a) the misrepresentation has become a term of the contract; or (b) the contract has been performed, or both, then, if otherwise he would be entitled to rescind the contract without alleging fraud, he shall be so entitled, subject to the provisions of this Ordinance, notwithstanding the matters mentioned in (a) and (b) above.

Under section 3 of the Misrepresentation Ordinance:

(1)    Where a person has entered into a contract after a misrepresentation has been made to him by another party thereto and as a result thereof he has suffered loss, then, if the person making the misrepresentation would be liable to damages in respect thereof had the misrepresentation been made fraudulently, that person shall be so liable notwithstanding that the misrepresentation was not made fraudulently, unless he proves that he had reasonable grounds to believe and did believe up to the time the contract was made that the facts represented were true.

(2)    Where a person has entered into a contract after a misrepresentation has been made to him otherwise than fraudulently, and he would be entitled, by reason of the misrepresentation, to rescind the contract, then, if it is claimed, in any proceedings arising out of the contract, that the contract ought to be or has been rescinded the court or arbitrator may declare the contract subsisting and award damages in lieu of rescission, if of opinion that it would be equitable to do so, having regard to the nature of the misrepresentation and the loss that would be caused by it if the contract were upheld, as well as to the loss that rescission would cause to the other party.

(3)    Damages may be awarded against a person under subsection (2) whether or not he is liable to damages under subsection (1), but where he is so liable any award under subsection (2) shall be taken into account in assessing his liability under subsection (1).

(C)    PERSONAL DATA

Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong)

The Personal Data (Privacy) Ordinance protects the privacy interests of living individuals in relation to personal data. It covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data.

There are six principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose.

The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the Personal Data (Privacy) Ordinance. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed.

(D)    EMPLOYMENT

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage (set at HK$42.1 per hour as at the date of this prospectus) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance. Any provision of the employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee by the Minimum Wage Ordinance is void.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) (“MPF Schemes Ordinance”)

Employers are required to enroll their regular employees (except for certain exempt persons) aged between at least 18 but under 65 years of age and employed for 60 days or more in a Mandatory Provident Fund (“MPF”) scheme within the first 60 days of employment.

For both employees and employers, it is mandatory to make regular contributions into an MPF scheme. For an employee, subject to the maximum and minimum levels of income (set at HK$30,000 and HK$7,100 per month, respectively, as at the date of this prospectus), an employer will deduct 5% of the relevant income on behalf of an employee as mandatory contributions to a registered MPF scheme with a ceiling (set at HK$1,500 as at the date of this prospectus). The employer will also be required to contribute an amount equivalent to 5% of an employee’s relevant income to the MPF scheme, subject only to the maximum level of income (set at HK$30,000 as at the date of this prospectus).

(E)    HEALTH AND SAFETY

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

•        providing and maintaining plant and systems of work that are safe and without risks to health;

•        making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

•        as regards any workplace under the employer’s control: maintenance of the workplace in a condition that is safe and without risks to health; and provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;

•        providing all necessary information, instructions, training and supervision for ensuring safety and health; and

•        providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on conviction to a fine of HK$200,000 and to imprisonment for six months.

The Commissioner for Labor may also issue an improvement notice against non-compliance of the Occupational Safety and Health Ordinance or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$200,000 and HK$500,000 respectively and imprisonment of up to 12 months.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is in general liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to section 15(1A) of the Employees’ Compensation Ordinance, employer shall report work injuries of its employee to the Commissioner of Labor not later than 14 days after the accident, irrespective of whether the accident gives rise to any liability to pay compensation.

Pursuant to section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect of all their employees (including full-time and part-time employees). Under section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover his liability and that of his subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has a policy of insurance under section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable on conviction upon indictment to a fine at level 6 (currently at HK$100,000) and to imprisonment for two years.

Limitation Ordinance (Chapter 347 of the Laws of Hong Kong)

Under the Limitation Ordinance, the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Occupiers Liability Ordinance (Chapter 314 of the Laws of Hong Kong)

The Occupiers Liability Ordinance regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

(F)    GENERAL

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person who carries on a business in Hong Kong to apply for business registration within one month from the date of commencement of the business, and to display a valid business registration certificate at the place of business.

Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

Taxation

Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

On March 16, 2007, the National People’s Congress enacted the Enterprise Income Tax Law of PRC, or the Enterprise Income Tax Law, while the State Council promulgated the Implementing Rules of the Enterprise Income Tax Law of PRC, or the Implementing Rules on December 6, 2007, both of which became effective on January 1, 2008. The Enterprise Income Tax Law was further amended by SCNPC on February 24, 2017, which stimulates that corporate income tax shall be payable by a resident enterprise for income derived from or accruing in or outside China. Corporate income tax shall be payable by a non-resident enterprise, for income derived from or accruing in China by its office or premises established in China, and for income derived from or accruing outside China for which the established office or premises has a de facto relationship. The corporate income tax shall be at the rate of 25%. The applicable tax rate for income of a non-resident enterprise under the provisions of the third paragraph of Article 3 shall be 20%. Corporate income tax for qualified small profit enterprises shall be at a reduced tax rate of 20%. Corporate income tax for key advanced and new technology enterprises supported by the State shall be at a reduced tax rate of 15%. On the other hand, the State Administration of Taxation provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled offshore enterprise is located in China. Simply speaking, the criteria is more focused on substantive rather than format. Pursuant to its Circular 82 of 2009, the criteria to determine “de facto management body” include: (a) the senior management and core management departments in charge of its daily operations function have their presence mainly in the PRC; (b) its financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) its major assets, accounting books, company seals, and minutes and files of its board and shareholders’ meetings are located or kept in the PRC; and (d) more than half of the enterprise’s directors or senior management with voting rights habitually reside in the PRC. Furthermore, the SAT published Bulletin 45 in September 2011, which provides more guidance on the implementation of the definition and provides for procedures and administration details on determining resident status and administration on post-determination matters. However, the SAT Circular 82 and Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups rather than those controlled by PRC individuals or foreign individuals. So far there is no further criteria passed yet and no applicable legal precedents either, therefore it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals. Under these existing criteria, it is unlikely that we will be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. If so, it would likely result in unfavorable tax consequences to our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

On August 21, 2006, China and Hong Kong signed the Arrangement between Mainland China and Hong Kong SAR concerning Avoiding Double Taxation and Preventing Tax Evasion on Income. When a Chinese company distributes dividends to Hong Kong residents (beneficiary owners of dividends), if the recipient directly owns at least 25% of the equity interest in the above-mentioned Chinese company, the Chinese withholding tax rate is 5%, otherwise it is 10%. On October 14, 2019, the State Administration of Taxation promulgated the Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits, which stimulate that non-resident taxpayers claiming treaty benefits shall be handled in accordance with the principles of “self-assessment, claiming benefits, retention of the relevant materials for future inspection”. Where a non-resident taxpayer self-assesses and concludes that it satisfies the criteria for claiming treaty benefits, it may enjoy treaty benefits at the time of tax declaration or at the time of withholding through the withholding agent, simultaneously gather and retain the relevant materials pursuant to the provisions of these Measures for future inspection, and accept follow-up administration by the tax authorities.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Kit Shing, CHEUNG	34	Director, Chief Executive Officer, and Chairman of the Board of Directors
Hon Fai, TAM	41	Chief Financial Officer
Zhihan, LOU	30	Chief Operating Officer
Qi, DING*	54	Independent Director Nominee
Raj K, THAKAR*	33	Independent Director Nominee
Yeung Tak, CHEN*	40	Independent Director Nominee

____________

*        Each of our independent director nominee has accepted our appointment to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Kit Shing, CHEUNG is a Director, Chief Executive Officer and Chair of the board of the Company. Mr. Cheung is responsible for the general corporate strategy, overall management of our operations and business expansion. Mr. Cheung has over 7 years of experience in business management. Mr. Cheung joined Etoiles Consultancy in September 2023 and has become our Chief Executive Officer since February 2025. Since 2021, Mr. Cheung has been a project manager and director of Everway Creation Limited. From 2016 to 2021, Mr. Cheung was a senior relation manager of Industrial Bank Co., Ltd. From August 2022 to June 2023, Mr. Cheung was an executive director of Future World Holdings Limited (HKEx: 00572), a company listed on the Stock Exchange of Hong Kong Limited. Mr. Cheung obtained a bachelor’s degree in science from the University of Toronto in 2015.

Hon Fai, TAM is the Chief Financial Officer of the Company. Mr. Tam has over 18 years of experience in the accounting, financing and auditing industry. Mr. Tam has become our Chief Financial Officer since February 2025. Since April 2023, Mr. Tam has been a company secretary of WK Group (Holdings) Limited (HKEx: 02535), a company listed on the Stock Exchange of Hong Kong Limited. Since June 2020, Mr. Tam has been a director of Marksman Services Group Limited. Since October 2020, Mr. Tam has been a director of IPA CPA Limited. From December 2020 to February 2022, Mr. Tam was a company secretary of Sino Vision Worldwide Holdings Limited, a company formerly listed on the Stock Exchange of Hong Kong. From August 2019 to September 2024, Mr. Tam was an independent non-executive director of China Next-Gen Commerce and Supply Chain Limited (HKEx: 03928), a company listed on the Stock Exchange of Hong Kong Limited. From January 2012 to November 2022, Mr. Tam was an audit partner of CTY & Co., a CPA firm. From September 2006 to August 2011, Mr. Tam worked in the audit department of Deloitte Touche Tohmatsu. Mr. Tam obtained a bachelor’s degree of business administration in accounting from the Hong Kong University of Science and Technology in 2006. Mr. Tam has been a member of the Hong Kong Institute of Certified Public Accountants since January 2010 and is currently a fellow member of the Hong Kong Institute of Certified Public Accountants.

Zhihan, LOU is the Chief Operating Officer of the Company. Mr. Lou has over 5 years of experience in public relations, investor relations and communications industry. Mr. Lou has become our Chief Operating Officer since February 2025. Since February 2024, Mr. Lou has been the general manager of Etoiles Financial. From October 2023 to February 2024, Mr. Lou served as a consultant of Valuable Capital Limited, a company engaged in strategic consulting. From November 2019 to October 2023, Mr. Lou served as a deputy director of Wonderful Sky Financial Group Limited, a company engaged in initial public offering consultation and financial public relation. Mr. Lou obtained a masters of arts degree in communication from the Hong Kong Baptist University and a bachelor’s degree of broadcasting from the Zhejiang University of Technology in 2017 and 2016, respectively.

Qi, DING is an independent nominee who will be appointed as one of our independent directors upon the effectiveness of our registration statement. Ms. Ding has over 30 years of experience in the financial services industry, with extensive expertise in asset management, securities, investment banking, and commercial banking. Since June 2022, Ms. Ding has been an executive director and a responsible officer (Types 1, 4 and 9) of Huasheng Asset Management Limited. From October 2019 to December 2021, she served as the managing director and a responsible officer (Types 1, 4 and 9) of JX Securities (Hong Kong) Limited. Ms. Ding obtained a bachelor’s degree in international finance from the Central University of Finance and Economics in 1993. She is a holder of Type 1, 4, and 9 licenses issued by the Hong Kong Securities and Futures Commission and possesses senior executive qualifications for fund management in mainland China. We believe Ms. Ding is well qualified to serve on board of directors as an independent director based on her extensive work experience in various fields.

Raj K, THAKAR is an independent nominee who will be appointed as one of our independent directors upon the effectiveness of our registration statement. Mr. Thakar has over 10 years of experience in structured finance, securitization, and credit ratings. Since January 2018, Mr. Thakar has been serving as a senior associate in the Multifamily Capital Markets division at Freddie Mac. From November 2013 to December 2017, Mr. Thakar was a Structured Finance Ratings Analyst at S&P Global Ratings in New York. Mr. Thakar received a bachelor’s degree in finance and management from the Leonard N. Stern School of Business at New York University in May 2013. We believe Mr. Thakar is well qualified to serve on board of directors as an independent director based on his extensive work experience in the financial field.

Yeung Tak, CHEN is an independent nominee who will be appointed as one of our independent directors upon the effectiveness of our registration statement. Mr. Chen has over 15 years of experience in auditing, accounting, financial management, treasury, internal control, corporate governance, and company secretarial matters. He graduated from The Hong Kong Polytechnic University with a bachelor’s degree of arts in accountancy in December 2006. He has been a member of the Hong Kong Institute of Certified Public Accountants since January 2011 and was admitted as a fellow in September 2021. Mr. Chen is also a CPA (Practising) registered with the Accounting and Financial Reporting Council. From December 2017 to December 2021, he served as an independent non-executive director of AV Promotions Holdings Limited (HKEx: 8419), a company listed on the Stock Exchange of Hong Kong Limited. He is currently the company secretary of Kingland Group Holdings Limited (HKEx: 1751), a company listed on the Stock Exchange of Hong Kong Limited, and served as its executive director from May 2020 to June 2022. Mr. Chen also serves as an independent non-executive director of DT Capital Limited (HKEx: 356), WEIli Holdings Limited (HKEx: 2372), and Gain Plus Holdings Limited (HKEx: 9900), all of which being companies listed on the Stock Exchange of Hong Kong Limited. Additionally, he has been an independent director of Onion Global Limited, a company formerly listed on the New York Stock Exchange (NYSE: OG) and currently listed on the U.S. OTC Market (OTC: OGBLY) since March 2022. We believe Mr. Chen is well qualified to serve on board of directors as an independent director based on his extensive work experience in various fields.

Family Relationships

As of the date of this prospectus, there are no family relationships among our directors and executive officers.

Chinese Communist Party Affiliations

None of the members of our board or the boards of our consolidated foreign operating entities are officials of the Chinese Communist Party (“CCP”). None of the members of our board or the boards of our consolidated foreign operating entities are or were members of, or affiliated with the CCP.

Corporate Governance Practices

Foreign Private Issuer

After the consummation of this Offering, we will qualify as a “foreign private issuer” under the SEC rules and Nasdaq rules. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Also, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we will submit to the SEC from time to time, on Form 6-K, reports of information that would likely be material to an investment decision in our Class A Ordinary Shares.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), except that we must comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting

Rights requirement (Rule 5640), and that we have an audit committee that satisfies Rule 5605(c)(3), including having committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The exemptions are subject to our disclosure of which requirements we are not following and the equivalent Cayman Islands requirements. Below are some of the exemptions afforded to foreign private issuers under the Nasdaq rules:

•        Exemption from the requirement that we disclose within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers.

•        Exemption from the requirement that our board of directors be composed of independent directors.

•        Exemption from the requirement that our audit committee have a minimum of three members.

•        Exemption from the requirement that we hold annual shareholders’ meetings.

•        Exemption from the requirement that our board of directors have a remuneration committee composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•        Exemption from the requirement that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors and governed by a formal written charter or board resolution, as applicable, addressing the nomination process as adopted.

We intend to comply with all of the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Cayman Islands corporate governance requirements under the Companies Act applicable to us at the same time. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Code of Business Conduct and Ethics, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt: (i) a Code of Business Conduct and Ethics; (ii) an Insider Trading Policy that applies to our Directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions; and (iii) Executive Compensation Recovery Policy that applies to our officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, (collectively the “Policies”). We intend to disclose any amendments to the Policies, and any waivers of the Policies for our Directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

Board of Directors

Our board of directors will consist of four directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part. A director who is, directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our company shall declare the nature of his or her interest at a meeting of our directors. Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered. Our directors may exercise all the powers of our Company to issue debentures, debenture stock, bonds, and other securities, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. None of our non-executive directors have a service contract with us that provides for benefits upon termination of service.

We recognize the importance and benefit of having a board of directors composed of highly talented and experienced individuals having regard to the need to foster and promote diversity among board members with respect to attributes such as gender, ethnicity and other factors. In support of this goal, we will consider criteria that promote diversity, including with regard to gender, ethnicity, and other dimensions; and consider the level of representation of women on our board of directors along with other markers of diversity.

Committees of the Board of Directors

A company of which more than 50% of the voting power held by a single entity is considered a “controlled company” under the Nasdaq rules. A controlled company is not required to comply with the Nasdaq corporate governance rules requiring a board of directors to have a majority of independent directors to have independent audit, compensation, and nominating and corporate governance committees. Following the completion of this Offering, we will be a “controlled company” as defined under the Nasdaq rules.

We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We expect to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee.    Our audit committee will consist of Ms. Qi, DING, Mr. Raj K, THAKAR, and Mr. Yeung Tak, CHEN. Mr. Yeung Tak, CHEN will be the chairperson of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Chen qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Nasdaq rules. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

•        appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•        reviewing with the independent auditors any audit problems or difficulties and management’s response;

•        discussing the annual audited financial statements with management and the independent auditors;

•        reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•        reviewing and approving all proposed related-party transactions;

•        meeting separately and periodically with management and the independent auditors; and

•        monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee.    Our compensation committee will consist of Ms. Qi, DING, Mr. Raj K, THAKAR. Ms. Qi, DING will be the chairperson of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•        reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•        reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•        reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

•        selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee will consist of Ms. Qi, DING, Mr. Raj K, THAKAR, and Mr. Yeung Tak, CHEN. Mr. Raj K, THAKAR will be the chairperson of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements of Rule 5605(a)(2) of the Nasdaq rules. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•        selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•        reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

•        making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•        advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our company. These include, among others (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, our directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•        convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

•        declaring dividends and distributions;

•        appointing officers and determining the term of office of the officers;

•        exercising the borrowing powers of our company and mortgaging the property of our company; and

•        approving the transfer of Shares in our company, including the registration of such Shares in our Share register.

Terms of Directors and Officers

Our directors may be elected by a resolution of our board of directors or by an ordinary resolution of our shareholders. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of our shareholders, unless the director is appointed on such express terms that he or she shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period. A director will cease to be a director automatically if, among other things, the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors, (ii) dies or becomes of unsound mind, (iii) resigns his or her office by notice in writing to our company, or (iv)is removed from office pursuant to our Amended Articles.

Our officers are selected by and serve at the discretion of our board of directors.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specific time period. We may terminate employment for cause for certain acts of executive officers, such as commission of any serious or persistent breach or non-observance of the terms and conditions of the employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receipt of bribery, or severe neglect of his or her duties. We may also terminate an executive officer’s employment without cause upon providing three-months advance written notice. An executive officer may resign anytime with a three-month advance written notice.

Each executive officer has agreed to hold, during his or her employment and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our clients or prospective customers, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations.

We will also enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such person in connection with claims made by reason of their being a director or officer of our company.

Under our employment agreement with our Chief Executive Officer, Kit Shing, CHEUNG, to become effective as of the effective date of the registration statement of which this prospectus forms a part, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Cheung an annual salary of $153,840. Mr. Cheung will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Cheung’s employment by giving at least three months’ written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Mr. Cheung is also subject to standard confidentiality provision.

Under our employment agreement with our Chief Financial Officer, Hon Fai, TAM, to become effective as of the effective date of the registration statement of which this prospectus forms a part, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Tam an annual salary of $36,000. Mr. Tam will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Tam’s employment by giving at least three months’ written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Mr. Tam is also subject to standard confidentiality provision.

Under our employment agreement with our Chief Operating Officer, Zhihan, LOU, to become effective as of the effective date of the registration statement of which this prospectus forms a part, we agreed that, for a three-year term, unless terminated earlier in accordance with its terms, we will pay Mr. Lou an annual salary of nil. Mr. Lou will be provided with standard executive benefits. The Company will also provide standard indemnification and directors’ and officers’ insurance. The Company may terminate Mr. Lou’s employment by giving at least three months’ written notice. All other compensation shall cease as of the date of termination and the Company shall pay all previously earned, accrued and unpaid compensation. Mr. Lou is also subject to standard confidentiality provision.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our Board, including but not limited to gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity and length of service. The ultimate decision of the appointment will be based on merit and the contribution which the selected candidates will bring to our board.

Our directors have a balanced mix of knowledge and skills. We have three independent directors with different industry backgrounds, representing a majority of the members of our board. We also achieved gender diversity by having two female directors out of the total of five directors (including independent directors). Our board is well balanced and diversified in alignment with the business development and strategy of the Company.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the years ended December 31, 2024 and 2023, we paid an aggregate compensation of HK$1,820,386 (approximately US$233,293) and HK$204,500 (approximately US$26,327), respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Equity Incentive Plans

As of the date of this prospectus, we have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024 and 2023, we had no outstanding equity awards.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus by our officers, Directors, and 5% or greater beneficial owners of our Class A Ordinary Shares and Class B Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Class A Ordinary Shares and Class B Ordinary Shares. The following table assumes that none of our officers, Directors, or 5% or greater beneficial owners of our Class A Ordinary Shares and Class B Ordinary Shares will purchase shares in this Offering. In addition, the following table assumes that the Underwriter’s over-allotment option has not been exercised.

Holders of our Class A Ordinary Shares are entitled to one (1) vote per share and holders of our Class B Ordinary Shares are entitled to ten (10) votes per share. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. As of the date of this prospectus, the percentage of Shares beneficially owned prior to this Offering is based on 18,500,000 Ordinary Shares, consisting of 13,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding as described in “Our Corporate History And Structure” section. None of the shareholders are located in the United States. We do not have any options or warrants that are outstanding. The percentage of Shares beneficially owned after this Offering is based on the number of Shares outstanding prior to this Offering plus the Class A Ordinary Shares that we are selling in this Offering, assuming the Underwriter does not exercise the over-allotment option, and the total and outstanding Class B Ordinary Shares. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

Name of Beneficial Owners(1)	Class A Ordinary Shares Beneficially Owned Prior to This Offering(2)		Class B Ordinary Shares Beneficially Owned Prior to This Offering(2)		% of Total Voting Power Before This Offering(2)	Class A Ordinary Shares Beneficially Owned After This Offering(3)		Class B Ordinary Shares Beneficially Owned After This Offering(3)		% of Total Voting Power After This Offering(3)
	Number	%	Number	%		Number	%	Number	%
Directors and Executive Officers:
Kit Shing, CHEUNG(4)	10,287,000	76.20	5,000,000	100.00%	94.94%	10,287,000	69.04%	5,000,000	100.00%	92.89%
Hon Fai, TAM	—	—	—	—	—	—	—	—	—	—
Zhihan, LOU	—	—	—	—	—	—	—	—	—	—
Qi, DING(5)	—	—	—	—	—	—	—	—	—	—
Raj K, THAKAR(5)	—	—	—	—	—	—	—	—	—	—
Yeung Tak, CHEN(5)	—	—	—	—	—	—	—	—	—	—

All directors and executive officers as a group	10,287,000	76.20%	5,000,000	100.00%	94.94%	10,287,000	69.04%	5,000,000	100.00%	92.89%
5% shareholders:
Etoiles Zeneo Investment Limited(4)	10,287,000	76.20	5,000,000	100.00%	94.94%	10,287,000	69.04%	5,000,000	100.00%	92.89%

As of the date of this prospectus, none of our outstanding Shares are held by record holders in the United States.

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is Room 1109, 11/F, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong.

(2)      Applicable percentage of ownership is based on 18,500,000 Ordinary Shares, consisting of 13,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding immediately before this Offering.

(3)      Applicable percentage of ownership is based on 19,900,000 Ordinary Shares, consisting of 14,900,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares outstanding immediately after this Offering, assuming the Underwriter does not exercise the over-allotment option.

(4)      Comprised of 10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares owned by Etoiles Zeneo Investment Limited, which entities are all wholly-owned by Mr. Kit Shing, CHEUNG. Therefore, Mr. Kit Shing, CHEUNG has the voting and dispositive control over the shares held by each of these entities.

(5)      Appointment will be effective immediately upon effectiveness of this registration statement.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

Set forth below are our related party transactions that occurred since the beginning of the years ended December 31, 2024, 2023, and 2022. The “related party transactions” are transactions identified in accordance with the rules prescribed under Part I, Item 7B of SEC Form 20-F.

Under Part I, Item 7B of Form 20-F, the Company is required to disclose any transaction occurring since the beginning of the Company’s preceding two financial years, with respect to transactions or loans between the Company and (a) enterprises that directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Company; (b) associates; (c) individuals owning, directly or indirectly, an interest in the voting power of the Company that gives them significant influence over the Company, and close members of any such individual’s family; (d) key management personnel, that is, those persons having authority and responsibility for planning, directing and controlling the activities of the Company, including directors and senior management of companies and close members of such individuals’ families; and (e) enterprises in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in (c) or (d) or over which such a person is able to exercise significant influence.

Before the completion of this Offering, we intend to adopt an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

•        whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•        whether there are business reasons for the Company to enter into the related party transaction;

•        whether the related party transaction would impair the independence of an outside director;

•        whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

•        any pre-existing contractual obligations.

(a)     Summary of Balances with Related Parties

Amount due from (to) a director

		As of December 31,
	Note	2024	2023	2022
Mr. Kit Shing, CHEUNG	1	$309,507	$(35,521)	$—

____________

(1)      The balance represents advanced to (by) a director. Amount due from (to) a director is non-trade, unsecured, non-interest bearing and repayable on demand. Subsequent to the year end, the balance was fully settled on May 9, 2025.

(b)    Summary of Related Party Transactions

A summary of trade transactions with related parties for years ended December 31, 2024, 2023 and 2022 are listed below:

	Years Ended December 31,
Salary paid to a related party:	2024	2023	2022
Mr. Kit Shing, CHEUNG(1)	$153,787	25,545	—
Ms. On Ki, CHEUNG(2)	32,039	$—	$—

____________

(1)      Mr. Kit Shing, CHEUNG is the director and a principal shareholder of the Company.

(2)      Ms. On Ki, CHEUNG, is a close family member of a director, Mr. Kit Shing, CHEUNG.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our Amended Memorandum and Articles, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of Cayman Islands.

The share capital of the Company consists of Ordinary Shares. As of the date hereof, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each, comprising of (i) 450,000,000 Class A Ordinary Shares of nominal or par value of US$0.0001 each, and (ii) 50,000,000 Class B Ordinary Shares of nominal or par value US$0.0001 each. As of the date of this prospectus, 13,500,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares were issued and outstanding. We will issue 1,400,000 Class A Ordinary Shares in this Offering (or 1,610,000 Class A Ordinary Shares if the Underwriter exercises its option to purchase additional Class A Ordinary Shares in full), assuming an initial offering price of US$5.00 (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus).

The following are summaries of material provisions of our Amended Memorandum and Articles (each the Amended Memorandum and the Amended Articles) and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Our Current Amended Memorandum and Articles

Objects of our Company.    Under our Amended Memorandum and Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares.    Upon the completion of this Offering, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each, comprising of (i) 450,000,000 Class A Ordinary Shares of nominal or par value of US$0.0001 each, and (ii) 50,000,000 Class B Ordinary Shares of nominal or par value US$0.0001 each. All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form.

Conversion.    In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Each Class B Ordinary Share is convertible into one fully paid Class A Ordinary Share at the option of the holder, at any time after issue and without the payment of any additional sum.

Dividends.    The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors out of any funds of the Company lawfully available for distribution. In addition, our Shareholders may declare dividends by ordinary resolution, but not dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the credit standing in our Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. .

Voting Rights.    Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company.

Holders of our Ordinary Shares may vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Subject to any rights or restrictions as to voting attached to any shares, on a poll every shareholder present in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall have one vote for each Class A Ordinary Share and 10 votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder.

Voting at any meeting of shareholders is by a poll. A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a virtual meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Any ordinary resolution is a resolution passed by a simple majority of the votes of the shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of our Company and includes a written resolution signed by the required majority of shareholders according to the Amended Articles. Any special resolution is a resolution of a general meeting or a resolution of a meeting of the holders of any class of ordinary shares in a class meeting duly constituted in accordance with the Amended Articles in each case passed by a majority of not less than two-thirds of the votes by the shareholders as being entitled to do so vote in person or by proxy at that meeting. The expression includes a unanimous written resolution signed by all of the shareholders entitled to vote at such meeting.

A special resolution will be required for important matters such as amending our memorandum and articles of association or changing the name of the Company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the Ordinary Shares imposed by Cayman Islands law or by the Amended Memorandum and Articles or other constituent document of our Company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the Ordinary Shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of Ordinary Shares in the Company have been paid.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended Memorandum and Articles provide that we may (but are not obliged to, unless required by the Nasdaq rules) in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the board of directors, in accordance with the Amended Articles Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting.

Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our Shareholders. A quorum required for a meeting of shareholders consists of at least one holder of Shares being not less than an aggregate of one-third of the outstanding shares carrying the right to vote at such general meeting.

A majority of our directors may call general meetings and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of our Company. A shareholders’ requisition is a request of one or more shareholders holding as at the date of deposit of the request in aggregate not less than ten percent of the rights to vote at such general meeting. The requisition must state the objects of the meeting and must be signed by or on behalf of each requisitioner and delivered in accordance with the notice provisions of our Amended Articles. If our directors do not within 21 clear days from the receipt of the requisition duly proceed to convene a general meeting, the requisitioners, or any of them may themselves convene a general meeting, but any meeting so convened must be called no later than three months after the expiration of the said 21 clear day period.

Winding Up; Liquidation.    If we are wound up the shareholders may, subject to the Amended Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)     to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and/or

(b)    to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares.    Subject to the terms of the allotment, our directors may from time to time make calls upon our shareholders in respect of any moneys unpaid on their shares in a notice served to such shareholders at least 14 clear days in advance specifying the time and place for payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.    Subject to the terms of the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, the Company may by our board of directors: (i) issue shares that are to be redeemed or liable to be redeemed, at the option of the Company or the shareholder holding those redeemable shares, on the terms and in the manner our board of directors determine before the issue of those shares; (ii) with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the board of directors determine at the time of such variation; and (iii) purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which our board of directors determine at the time of such purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares issued and outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration.

Transfer of Ordinary Shares.    Provided that such transfer complies with the Nasdaq rules, our shareholders may freely transfer shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Nasdaq Capital Market (if such shares are listed on the Nasdaq Capital Market) or in any other form approved by our board of directors, executed:

(a)     where the shares are fully paid, by or on behalf that shareholder; and

(b)    where the shares are partly paid, by or on behalf of that shareholder and the transferee.

Where the shares of any class in question are not listed on any stock exchange or subject to the rules of any stock exchange, our board of directors may, in its absolute discretion, decline to register any transfer of any share that is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any share unless:

•        the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•        the instrument of transfer is in respect of only one class of shares;

•        the instrument of transfer is properly stamped, if required;

•        in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

•        the shares transferred are fully paid up and free of any lien in favour of our Company; and

•        a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq and on 14 clear days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any year.

Variations of Rights of Shares.    If at any time our share capital is divided into different classes of shares then, unless the terms on which a class of shares was issued state otherwise, the rights attached to any such class may only be varied with: (a) the consent in writing of the holders of two-thirds of the issued shares of that class or (b) the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with the existing shares of that class.

Inspection of Books and Records.    Holders of our Ordinary Shares have no general right under our Amended Articles to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares.    Our Amended Memorandum and Articles authorize our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Issuance of additional Ordinary Shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions.    Some provisions of our Amended Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable. Our authorized, but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise addition capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may not issue negotiable or bearer shares, but may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as a limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Nomination and Removal of Directors and Filling Vacancies on Board.    At any time or from time to time, the board of directors shall have the power to appoint any person as a director either to fill a casual vacancy on the board of directors or as an additional director to the existing board of directors subject to any maximum number of directors, if any, as may be determined by the members in general meeting.

Each director shall hold office for the term, if any, fixed by the terms of his appointment or until his office is vacated pursuant to the Amended Articles.

A director is not required to hold any shares in the company by way of qualification nor is there any specified upper or lower age limit for directors either for accession to or retirement from the board of directors.

A Director may be removed by an ordinary resolution of the Company before the expiration of his term of office (but without prejudice to any claim which such Director may have for damages for any breach of any contract between him and the Company) and the Company may by ordinary resolution appoint another in his place. Any Director so appointed shall be subject to the retirement by rotation provisions.

The office of a Director shall be vacated if he:

(i)     is prohibited by the law of the Cayman Islands from acting as a director; or

(ii)    is made bankrupt or makes an arrangement or composition with his creditors generally; or;

(iii)   is resigns his office by notice to the Company; or;

(iv)   only held office as a director for a fixed term and such term expires; or;

(v)    in the opinion of a registered medical practitioner by whom he is being treated, becomes physically or mentally incapable of acting as a director; or;

(vi)   is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or;

(vii)  is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(viii) without the consent of the other directors, is absent from meetings of directors for a continuous period of six months.

From time to time the board of directors may appoint one or more of its body to be managing director, joint managing director or deputy managing director or to hold any other employment or executive office with the company for such period and upon such terms as the board of directors may determine, and the board of directors may revoke or terminate any of such appointments. The board of directors may also delegate any of its powers to committees consisting of such director(s) or other person(s) as the board of directors thinks fit, and from time to time it may also revoke such delegation or revoke the appointment of and discharge any such committees either wholly or in part, and either as to persons or purposes, but every committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may from time to time be imposed upon it by the board of directors.

Anti-Money Laundering — Cayman Islands

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)     the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)    the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)     the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our Directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), pursuant to the Terrorism Act (Revised) of the Cayman Islands or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a “data controller”, while certain of the Company’s service providers, affiliates and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfills the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by accessing their website here: ombudsman.ky.

Differences in Corporate Law

The Companies Act is modeled, to a large extent, after the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements.    The Companies Act permits merger and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures. The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his or her shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest person of that class acting in respect of his or her interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition that may facilitate the “squeeze out” of dissentient minority shareholders upon a takeover offer. When a takeover offer is made and accepted by holders of not less than 90.0% of the shares within four months after the making of the offer, the offeror may, within a two-month period commencing on the expiration of such four month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given, but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman

Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

In the case of a company (not being a bank) having its share capital divided into shares, the Grand Court may, on the application of members holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

Our Amended Memorandum and Articles provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our second amended and restated articles of association provide that our Shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Under Cayman Islands law, the fiduciary duties owed by a director and officer include (a) a duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole, (b) a duty to exercise their powers for the purposes for which they were conferred and not for a collateral purpose, (c) a duty to avoid improperly fettering the exercise of future discretion, (d) a duty to avoid any conflict of interest between the director’s duty to the company and the director’s personal interests, and (e) a duty to exercise independent judgment. In addition to the above, directors also owe a duty of care which is not fiduciary in nature. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person carrying out the same functions as are carried out by that director in relation to the company. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act and our Amended Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any rights to requisition a general meeting, or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended Articles allow our shareholders holding in aggregate not less than ten percent of the rights to vote at such general meeting to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we may but are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our Amended Articles do not provide for cumulative voting. As a result, our Shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended Articles, directors may be removed with or without cause, by an ordinary resolution of our Shareholders. In addition, a director’s office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his or her office by notice in writing to the company; (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months; or (v) is removed from office pursuant to any other provisions of our Amended Memorandum and Articles.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands, by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Amended Articles, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Amended Articles, if our share capital is divided into more than one class of shares then, unless the terms on which a class of shares was issued state otherwise, we may vary the rights attached to any class with the written consent of not less than two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with the existing issued shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our Amended Memorandum and Articles may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Amended Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Memorandum and Articles of Association — CCP

As of the date of this prospectus, the Group’s and its consolidated foreign operating entities’ respective memorandum and articles of association do not contain any wording from any charter of the CCP.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the completion of this Offering, we will have 14,900,000 Class A Ordinary Shares (or 15,110,000 Class A Ordinary Shares if the Underwriter exercises its over-allotment option in full) and 5,000,000 Class B Ordinary Shares outstanding. All of the Class A Ordinary Shares sold in this Offering will be freely transferable by persons other than our “affiliates”, as that term is defined in Rule 144 promulgated under the Securities Act, without restriction or further registration under the Securities Act.

Prior to this Offering, there has been no public market for our Class A Ordinary Shares, and while we plan to apply to list our Class A Ordinary Shares on Nasdaq, we cannot assure you that a regular trading market for our Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of Class A Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Class A Ordinary Shares. Further, since a large number of our Class A Ordinary Shares will not be available for sale shortly after this Offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Class A Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Lock-up Agreements

We have agreed not to, for a period of 180 days after the date of closing of this offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this Offering, any of our Ordinary Shares or securities that are substantially similar to our Ordinary Shares, including but not limited to any options or warrants to purchase our Ordinary Shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Ordinary Shares or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Underwriter.

Furthermore, each of our directors and executive officers and shareholders holding 5% or more of the issued and outstanding Ordinary Shares has also entered into a similar lock-up agreement for a period of 180 days after the date of closing of this offering, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares. Pursuant to such lock-up agreements, each of our directors and executive officers has agreed, subject to limited exceptions set forth below, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the effective date of the registration statement of which this prospectus forms a part, without the prior written consent of the Underwriter.

Other than this Offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of our Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for our Ordinary Shares may dispose of significant numbers of our Ordinary Shares in the future. We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

All of our Class A Ordinary Shares issued outstanding prior to this Offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective prospectus under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale and who has beneficially owned our restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell an unlimited number of the restricted securities without registration under the Securities Act, subject to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction.

Persons who are our affiliates (including persons beneficially owning 10% or more of our issued and outstanding shares) and have beneficially owned our restricted securities for at least six months may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

•        1% of the number of Shares then outstanding; or

•        the greater of 1% or the average weekly trading volume of our Class A Ordinary Shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Beginning 90 days after we became a reporting company, persons other than affiliates who purchased ordinary shares under a written compensatory plan or other written agreement executed prior to the completion of this Offering may be entitled to sell such shares in the United States in reliance on Rule 701 under the Securities Act, or Rule 701. Rule 701 permits affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

Rule 701 further provides that non-affiliates may sell these shares in reliance on Rule 144 subject only to its manner-of-sale requirements. However, the Rule 701 shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires, if any.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Class A Ordinary Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

We have been advised by Ogier, our Cayman Islands legal counsel in their opinion that, payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

We have been further advised by Ogier that the Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within, the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except those who hold interests in land in the Cayman Islands.

Hong Kong Taxation

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. Generally, gains arising from disposal of the Ordinary Shares which are held more than two years are considered capital in nature. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profit tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses. In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares or with respect to the receipt of dividends on their Ordinary Shares, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks”. The term “stocks” refers to shares in companies incorporated in Hong Kong, as widely defined under the Stamp Duty Ordinance (Cap. 117 of the laws of Hong Kong), or SDO, and includes shares. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the United States. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.1% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of Ordinary Shares whose death occurs on or after February 11, 2006.

Certain Mainland China Tax Laws and Regulations Consideration

The Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the State Administration of Taxation (“SAT”) on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and Hong Kong for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands as holding company with all our operations conducted and all revenue generated by our Hong Kong Operating Subsidiary in Hong Kong. We also own Etoiles Financial, a company with no material operations of its own and mainly used to handle administrative expense. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. We believe neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or

Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands as holding company with all our operations conducted and all revenue generated by our Hong Kong Operating Subsidiary in Hong Kong. We do not have, nor do we currently intend to establish, any subsidiary in Mainland China or set up any establishment in Mainland China. We do not plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China, and none of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China. We believe neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this Offering.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•        financial institutions or financial services entities;

•        underwriters;

•        insurance companies;

•        pension plans;

•        cooperatives;

•        regulated investment companies;

•        real estate investment trusts;

•        grantor trusts;

•        broker-dealers;

•        traders that elect to use a mark-to-market method of accounting;

•        governments or agencies or instrumentalities thereof;

•        certain former U.S. citizens or long-term residents;

•        tax-exempt entities (including private foundations);

•        persons liable for alternative minimum tax;

•        persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•        persons whose functional currency is not the U.S. dollar;

•        passive foreign investment companies;

•        controlled foreign corporations;

•        the Company’s officers or directors;

•        holders who are not U.S. Holders;

•        persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•        partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Class A Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Class A Ordinary Shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we will be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•        the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•        the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a majority of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this Offering or any purchase or sale of securities in connection with this Offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Ogier (“Ogier”), our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

Ogier has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Ogier has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

In addition, Ogier has advised us that although there is no statutory recognition and enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction may be recognized and enforced in the courts of the Cayman Islands in certain circumstances without any re-examination or re-litigation of matters adjudicated upon, provided such judgement: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Name	Position	Nationality	Residence
Kit Shing, CHEUNG	Chairperson of the Board of Directors, Director and Chief Executive Officer	Chinese	Hong Kong
Hon Fai, TAM	Chief Financial Officer	Chinese	Hong Kong
Zhihan, LOU	Chief Operating Officer	Chinese	Hong Kong
Qi, DING	Independent Director	Chinese	Hong Kong
Raj K, THAKAR	Independent Director	United States	United States
Yeung Tak, CHEN	Independent Director	Chinese	Hong Kong

Hong Kong

A majority of our directors and officers reside outside the United States in Hong Kong. We have been advised by David Fong & Co., Solicitors, our Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

David Fong & Co., our counsel with respect to Hong Kong law, have advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below (collectively, the “underwriters”), where Prime Number Capital LLC is acting as the representative of the underwriters (the “Representative”) have severally agreed to purchase from us on a firm commitment basis the following respective number of the Class A Ordinary Shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Name	Number of Ordinary Shares
Prime Number Capital LLC	[ ]

Total	1,400,000

The underwriters are committed to purchase all the Class A Ordinary Shares offered by us if any Class A Ordinary Shares are purchased, other than those shares covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the Offering may be terminated. The underwriters are offering Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions.

All sales of the Class A Ordinary Shares in the United States will be made through United States registered broker-dealers. Sales of the Class A Ordinary Shares made outside the United States may be made by affiliates of the underwriters.

Over-Allotment Option

If the underwriters sell more Class A Ordinary Shares than the total number set forth in the table above, the Company has granted to the underwriters a 45-day option following the effective date of this prospectus to purchase up to 210,000 additional Class A Ordinary Shares (15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this Offering) from us at the initial public offering price less the underwriting discounts and commissions, based on the assumed offering price of US$5.00 per Class A Ordinary Share (which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus). The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this Offering. To the extent the option is exercised, each underwriter must purchase a number of additional Ordinary Shares approximately proportionate to that underwriter’s initial purchase commitment. Any Class A Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Class A Ordinary Shares that are the subject of this offering.

In connection with the Offering, the underwriters may purchase and sell Class A Ordinary Shares in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, and stabilizing purchases.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Class A Ordinary Shares. They may also cause the price of the Class A Ordinary Shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Discounts, Advisory Fee, and Expenses

The Company has agreed to pay the underwriters a cash fee equal to seven percent (7%) of the aggregate gross proceeds raised in this Offering. The Representative proposes initially to offer the Class A Ordinary Shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us.

	Per Class A Ordinary Share	Total Without Exercise of Over-Allotment Option	Total With Full Exercise of Over-Allotment Option
Initial public offering price(1)	$	$	$
Underwriters’ discounts(2)
Proceeds, before expenses, to us	$	$	$

____________

(1)      IPO price per share is assumed to be $5.00 per Class A Ordinary Share, which is the midpoint of the estimated IPO price range set forth on the cover page of this prospectus.

(2)      We have agreed to pay the Representative a discount equal to seven percent (7%) of the gross proceeds of this offering.

The Company has agreed to pay reasonable and documented underwriters’ accountable expenses of up to US$250,000.00, which includes, without limitation, (A) reasonable fees of legal counsel incurred by the underwriters in connection with the Offering; (B) all third party due diligence include the cost of any background checks; (C) IPREO book-building and prospectus tracking software; (D) reasonable roadshow expenses; (E) preparation of bound volumes and Lucite cube mementos in such quantities as the underwriters including underwriter’s U.S. & local counsel shall reasonably request, and (F) background check consultant. The expenses will be paid by the Company directly to the third party. The Advance, if any, will be returned to the Company to the extent such out-of-pocket accountable expenses are not actually incurred, or are less than the advances in accordance with FINRA Rule 5110(g).

The Company has also agreed to pay the underwriter a non-accountable expense, equal to one percent (1%) of the gross proceeds received by us from the sale of the Class A Ordinary Shares including shares sold pursuant to the exercise of the over-allotment option.

Right of First Refusal

Representative will receive a right of first refusal in connection with this Offering, which covers all investment banking services for twelve (12) months, acting as lead or joint investment banker, lead or joint book-runner, and/or lead or joint placing agent including (a) for any equity-, equity-linked, debt or mezzanine financing or other investment in the Company; (b) any tender offer or exchange offer for, debt, convertible debt securities; (c) any merger, consolidation, sale, transfer or other disposition of all or a material portion of the Company’s stocks or asset; and (d) restructuring transactions including, extraordinary dividend, stock repurchase, spin-off, etc. The Right of First Refusal granted hereunder may be terminated by us for “Cause,” which shall mean a material breach by the Representative of the underwriting agreement or a material failure by the Representative to provide the services as contemplated by the underwriting agreement. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the date of commencement of sales of the public offering or the termination date of the engagement between the us and the Representative. If the Representative fails to accept in writing any such proposal within five (5) days after receipt of a written notice from us containing such proposal, the Representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified in any material respect, the Company will adopt the same procedure as with respect to the original proposed public of private sale, and the Representative shall have the right of first refusal with respect to such revised proposal as set forth above.

Electronic Offer, Sale and Distribution of Class A Ordinary Share

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the Offering. The underwriters may agree to allocate a number of Class A Ordinary Shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representative to underwriters and selling group members that may make internet distributions on the same basis as other allocations.

Lock-up Agreements

The Company, each of its directors and officers and holders of five percent (5%) or more of the our securities (including warrants, options, convertible securities and Ordinary Shares) on a fully diluted basis immediately prior to the consummation of this Offering have agreed or are otherwise contractually restricted for a period of for the Company and for our directors and officers and shareholders holding 5% or more of the issued and outstanding Ordinary Shares, 180 days, after the date of closing of this offering, without the prior written consent of the Representative not to directly or indirectly:

•        issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Class A Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for the Ordinary Share or other capital stock;

•        in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Share or other capital stock, filed with the SEC after the closing date of this Offering; or

•        enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Ordinary Share or other capital stock or any securities convertible into or exercisable or exchangeable for Ordinary Share or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of the Class A Ordinary Share or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this Offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire Class A Ordinary Shares pursuant to any existing stock option or the converting any of preferred convertible stock.

The Representative may in its sole discretion and at any time without notice release some or all of the ordinary shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement. A form of the underwriting agreement is included as an exhibit to the registration statement of which this prospectus forms a part.

Stabilization

Prior to this Offering, there has been no public market for the Class A Ordinary Shares. Consequently, the initial public offering price for the Class A Ordinary Shares will be determined by negotiations among us and the Representative. Among the factors to be considered in determining the initial public offering price are the Company’s results of operations, its current financial condition, its future prospects, its markets, the economic conditions in and future prospects for the industry in which the Company competes, its management and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to the Company. Neither the Company nor the underwriters can assure investors that an active trading market will develop for the Class A Ordinary Shares, or that Class A Ordinary Shares will trade in the public market at or above the initial public offering price.

The Company plans to have the Class A Ordinary Shares approved for listing on the Nasdaq Capital Market under the symbol “EFTY.”

In connection with the Offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•        Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•        Over-allotment involves sales by the Underwriter of the Class A Ordinary Share in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•        Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of the Class A Ordinary Share available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Offering.

•        Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Ordinary Share originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

•        In passive market making, market makers in the shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of the Ordinary Share until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the Class A Ordinary Shares or preventing or retarding a decline in the market price of the Class A Ordinary Shares. As a result, the price of the Class A Ordinary Shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise, and, if commenced, may be discontinued at any time.

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of the Class A Ordinary Shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

The Company has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of Ordinary Shares described in this prospectus may not be made to the public in that member state unless the prospectus has been approved by the competent authority in such member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Regulation, except that an offer to the public in that member state of any Class A Ordinary Shares may be made at any time under the following exemptions under the Prospectus Regulation:

•        to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

•        to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

•        in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Ordinary Shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the Ordinary Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Ordinary Shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the Class A Ordinary Shares have not authorized and do not authorize the making of any offer of the Class A Ordinary Shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Class A Ordinary Shares as contemplated in this prospectus. Accordingly, no purchaser of the Ordinary Shares, other than the underwriters, is authorized to make any further offer of the Ordinary Shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors as defined in the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the Ordinary Shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Class A Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Ordinary Shares has been or will be:

•        released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•        used in connection with any offer for subscription or sale of the Ordinary Shares to the public in France.

Such offers, sales and distributions will be made in France only:

•        to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•        to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•        in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Ordinary Shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This document, as well as any other offering or marketing material relating to the Class A Ordinary Shares which are the subject of the Offering contemplated by this prospectus, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the Class A Ordinary Shares nor the shares underlying the Ordinary Shares will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the Class A Ordinary Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the Class A Ordinary Shares.

The Class A Ordinary Shares are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This Offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the Class A Ordinary Shares, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, the Ordinary Shares shall be deemed to be made to such recipient and no applications for the Ordinary Shares will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the Ordinary Shares you undertake to us that, for a period of 12 months from the date of issue of the Class A Ordinary Shares, you will not transfer any interest in the Ordinary Shares to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

The Class A Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32 of the Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Class A Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Class A Ordinary Shares offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The Class A Ordinary Shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A Ordinary Shares may not be circulated or distributed, nor may the Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the Class A Ordinary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•        a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•        a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A Ordinary Shares pursuant to an offer made under Section 275 of the SFA except:

•        to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•        where no consideration is or will be given for the transfer; or

•        where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The Class A Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer of the Class A Ordinary Shares, whether by way of sale or subscription, in the Cayman Islands. The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in the PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and the Class A Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Notice to Prospective Investors in Taiwan

The Class A Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Class A Ordinary Shares in Taiwan.

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the Ordinary Shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Class A Ordinary Shares.

Notice to Prospective Investors in the United Arab Emirates

The Class A Ordinary Shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The Ordinary Shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A Ordinary Shares offered should conduct their own due diligence on the Class A Ordinary Shares. If you do not understand the contents of this document, you should consult an authorized financial adviser.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser.

The address of Prime Number Capital LLC is 27F 12 E 49th Street, New York, New York 10017.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Class A Ordinary Shares in this Offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$1,479
FINRA filing fee	5,000
Nasdaq listing fee	75,364
Printing and engraving expenses	23,000
Legal fees and expenses	361,300
Accounting fees and expenses	294,000
Advisory fees	100,000
Miscellaneous	190,000
Total	$1,050,143

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws. The representatives of the underwriters, Prime Number Capital LLC is being represented by Ye & Associates, P.C. in connection with this Offering. The legal matters concerning this Offering relating to Cayman Islands law will be passed upon for us by Ogier. Certain legal matters as to Hong Kong law will be passed upon for us by David Fong & Co., Solicitors.

EXPERTS

The consolidated financial statements for the years ended December 31, 2024 and 2023, included in this prospectus have been so included in reliance on the report of SRCO, C.P.A., Professional Corporation, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of SRCO, C.P.A., Professional Corporation is located at 646 N French Road, Unit 6, Amherst, NY, 14228, U.S.A.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this Offering of our Class A Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC at its website at: http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this Offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 120 days after the end of our fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements that will be audited and reported on, with an opinion expressed, by an independent registered public accounting firm. We also intend to file with the SEC reports on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Etoiles Capital Group Co., Ltd

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Etoiles Capital Group Co., Ltd and its subsidiaries (collectively referred to as the “Group”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the United States Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Group’s auditor since 2024.

May 23, 2025

Amherst, NY

/s/ SRCO, C.P.A., Professional Corporation
SRCO, C.P.A., Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

	As of December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$1,441,024	$70,476
Accounts receivable, net (Note 3)	7,152	—
Deposits and other current assets, net (Note 4)	11,249	—
Amount due from a director (Note 16)	309,507	—
Total current assets	1,768,932	70,476

Non-current assets:
Property and equipment, net (Note 5)	41,932	—
Deposits and other current assets, net (Note 4)	18,593	—
Operating lease right-of-use assets, net (Note 7)	53,418	—
Deferred tax assets (Note 13)	4,539	—
Deferred initial public offering costs (Note 6)	181,688	—
Total non-current assets	300,170	—
TOTAL ASSETS	$2,069,102	$70,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Contract liabilities (Note 9)	$958,314	$—
Operating lease liabilities, current (Note 7)	48,841	—
Accrued liabilities (Note 8)	16,812	576
Amount due to a director (Note 16)	—	35,521
Income tax payable (Note 13)	152,364	2,737
Total current liabilities	1,176,331	38,834

Non-current liability:
Operating lease liabilities, non-current (Note 7)	4,577	—
Total non-current liability	4,577	—
TOTAL LIABILITIES	$1,180,908	$38,834

SHAREHOLDERS’ EQUITY
Ordinary shares, 450,000,000 shares authorized, par value US$0.0001 each, 13,500,000 Class A ordinary shares issued and outstanding as of December 31, 2024 and 2023 (Note 11)*	$1,350	$1,350
Ordinary shares, 50,000,000 shares authorized, par value US$0.0001 each, 5,000,000 Class B ordinary shares issued and outstanding as of December 31, 2024 and 2023 (Note 11)*	500	500
Additional paid in capital	500	500
Retained earnings	881,721	29,222
Accumulated other comprehensive income	4,123	70
Total shareholders’ equity	888,194	31,642
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,069,102	$70,476

Commitments and contingencies (Note 17)
Subsequent Events (Note 18)

____________

*        Retrospectively restated for effect of share reorganization (see Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

	Years Ended December 31,
	2024	2023
REVENUE	$2,525,909	$63,863

OPERATING EXPENSES
Cost of revenue	(534,880)	(12,773)
Selling expenses	(130,494)	—
General and administrative expenses	(859,935)	(15,663)
Total operating expenses	(1,525,309)	(28,436)

INCOME FROM OPERATIONS	1,000,600	35,427

OTHER INCOME (EXPENSE)
Other income, net	86	—
Interest expense	(3,770)	—
Total other income (expense), net	(3,684)	—

INCOME BEFORE INCOME TAXES	996,916	35,427
Income tax expenses (Note 13)	(144,417)	(2,731)
NET INCOME	$852,499	$32,696

Other comprehensive income
Foreign currency translation adjustment	4,053	70
Comprehensive income	$856,552	$32,766

Earning per share – basic and diluted	$0.0461	$0.0018
Basic and diluted weighted average shares outstanding*	18,500,000	18,500,000

____________

*        Retrospectively restated for effect of share reorganization (see Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

	Class A Ordinary Shares		Class B Ordinary Shares		Total Share Capital		Additional paid in capital	Accumulated Other Comprehensive Income	(Accumulated losses)/Retained Earnings	Total
	No. of Shares	Amount	No. of Shares	Amount	No. of Shares	Amount
Balance as of January 1, 2023	13,500,000	$1,350	5,000,000	$500	18,500,000	$1,850	$500	$—	$(3,474)	$(1,124)
Net income	—	—	—	—	—	—	—	—	32,696	32,696
Foreign currency translation adjustment	—	—	—	—	—	—	—	70	—	70
Balance as of December 31, 2023	13,500,000	$1,350	5,000,000	$500	18,500,000	$1,850	$500	$70	$29,222	$31,642

Net income	—	—	—	—	—	—	—	—	852,499	852,499
Foreign currency translation adjustment	—	—	—	—	—	—	—	4,053	—	4,053
Balance as of December 31, 2024	13,500,000	$1,350	5,000,000	$500	18,500,000	$1,850	$500	$4,123	$881,721	$888,194

____________

*        Retrospectively restated for effect of share reorganization (see Note 11)

The accompanying notes are an integral part of these consolidated financial statements.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

	Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$852,499	$32,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	33,134	—
Amortization of operating lease right-of-use assets	41,997	—
Changes in assets and liabilities:
Accounts receivable	(7,152)	—
Deposits and other current assets	(29,842)	—
Accrued liabilities	16,236	576
Contract liabilities	958,314	—
Amount due from (to) a director	(345,028)	27,942
Deferred tax assets	(4,539)	—
Income tax payable	149,627	2,731
Operating lease liabilities	(42,378)	—
Net cash provided by operating activities	1,622,868	63,945

CASH FLOWS FROM INVESTING ACTIVITY
Purchase of property and equipment	(75,215)	—
Net cash used in investing activity	(75,215)	—

CASH FLOWS FROM FINANCING ACTIVITY
Deferred IPO costs	(181,688)	—
Net cash used in financing activity	(181,688)	—

Net increase in cash and cash equivalents	1,365,965	63,945
Effect of foreign currency translation on cash and cash equivalents	4,583	76
Cash and cash equivalents, beginning of year	70,476	6,455
Cash and cash equivalents, end of year	$1,441,024	$70,476

Supplemental Disclosure of Cash Flow Information

Non-Cash Transactions:
Right-of-use assets obtained in exchange for new operating lease obligations	95,174	—

There were no significant non-cash investing or financing transactions during the years ended December 31, 2024 and 2023.

Supplementary cash flow information:
Interest received	$86	$—

The accompanying notes are an integral part of these consolidated financial statements.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Etoiles Capital Group Co., Ltd (the “Company”) was incorporated in the Cayman Islands on September 13, 2024, as an exempted company with limited liability and serves as an investment holding company. The Company conducts its business operations through its indirectly wholly-owned subsidiaries (herein collectively referred to as the “Group”), which include:

1.      Etoiles Consultancy Limited (formerly known as Shum Yin Consultancy Limited) (“Etoiles Consultancy”), incorporated and domiciled in the Hong Kong Special Administrative Region (“HK SAR”), specializing in providing integrated investor relations services.

2.      Etoiles Financial Group Limited (“Etoiles Financial”), incorporated and domiciled in HK SAR, which remains inactive as of the date of these consolidated financial statements.

The Group is headquartered in Hong Kong, where its primary operations focus on delivering integrated investor relations services.

Etoiles Zeneo Investment Limited
British Virgin Islands
Other Existing Shareholders(1)
Public Shareholding
Pre-Offering: 76.20% Class A; 100% Class B
Pre-Offering: 23.80% Class A
Pre-Offering: 0.00% Class A
Etoiles Capital Group Co., Ltd
Cayman Islands
100%
Zynergy Holding Co., Limited
British Virgin Islands
100%
100%
Etoiles Consultancy Limited
Hong Kong
Etoiles Financial Group Limited
Hong Kong

As of December 31, 2024, the Company’s subsidiaries are detailed in the table as follows:

Name	Jurisdiction of formation	Date of incorporation	Direct/indirect economic ownership %	Principal activity
Zynergy Holding Co., Limited (“Zynergy BVI”)	A BVI company	Incorporated on December 27, 2023	100%	Holding company
Etoiles Consultancy	A Hong Kong company	Incorporated on October 9, 2013	100%	Integrated investor relations service
Etoiles Financial	A Hong Kong company	Incorporated on November 16, 2023	100%	Inactive

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

Group reorganization

Pursuant to a reorganization of the Group to rationalize the structure of the Group in preparation for the listing of our Class A Ordinary Shares, the Company became the holding company of the Group on November 3, 2024. Prior to the reorganization, all the issued share capital of Etoiles Consultancy and Etoiles Financial was held by Zynergy BVI, which was held by Etoiles Zeneo Investment Limited. As part of this reorganization, on November 3, 2024, the Company acquired all the issued share capital of Zynergy BVI from Etoiles Zeneo Investment Limited at cash considerations of $1.

As the Company and its subsidiaries were under the common control of the shareholders, and their equity interests were ultimately held by the same parties immediately before and after the reorganization, the reorganization was accounted for as a recapitalization. Accordingly, the consolidated financial statements of the Group have been prepared at historical cost, as if the reorganization had been in effect as of the beginning of the earliest period presented. The consolidated financial statements reflect the current group structure as if it had been in existence throughout the two-year period ended December 31, 2024, or since the incorporation/establishment of the relevant entities where applicable.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in the Note 11.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements include the accounts of the Group. The Group eliminates all significant intercompany balances and transactions in the consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance to generally accepted accounting principles in the United States (“US GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Use of estimates and assumptions

The preparation of the consolidated financial statements in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made. Significant accounting estimates reflected in the Group’s its audited consolidated financial statement include the useful lives of plant and equipment, impairment of long-lived assets, operating right-of-use assets and lease liabilities, allowance for credit loss, revenue recognition, deferred taxes and uncertain tax position. Actual results could differ from these estimates.

Foreign currency translation and transaction

The accompanying consolidated financial statements are presented in USD, which is the reporting currency of the Group. The functional currency of the Company’s subsidiaries in Hong Kong is Hong Kong Dollars (“HKD” or “HK$”) and the functional currency of its subsidiary incorporated in the British Virgin Islands is United States Dollars. These are considered their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters.”

The results of operations and the consolidated statements of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the consolidated balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income (loss) included in consolidated statements of shareholders’ equity. Gains and losses from foreign currency transactions are included in the Company’s consolidated statements of operations and comprehensive income (loss).

The following table outlines the currency exchange rates that were used in preparing the consolidated financial statements:

	December 31, 2024	December 31, 2023
Year-end $: HK$ exchange rate	7.7677	7.8109
Year average $: HK$ exchange rate	7.8030	7.8292

Cash and cash equivalents

Cash and cash equivalents consist of petty cash on hand and cash held in banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Group maintains all bank accounts in domestic banks of Hong Kong. Cash balances in bank accounts in Hong Kong are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance (Chapter 581 of the laws of Hong Kong). The maximum protection was up to HKD500,000 (approximately US$64,078) and has been raised to HKD800,000 (approximately US$102,991) from October 1, 2024 per depositor per Scheme member, including both principal and interest.

Prepayment and deposits

Prepayment is mainly payment made to vendors or services providers for future services that have not been provided. These amounts are non-refundable and bear no interest. Prepayments represent advance payments made to the service providers for future services. Prepayments are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired.

Deposits are mainly for rent, utilities and money deposited with certain vendors. These amounts are refundable and bear no interest. The short-term deposits usually have a one-year term and are refundable upon contract termination. The long-term deposits are refunded from suppliers when terms and conditions set forth in the agreements have been satisfied.

The Group considers the prepayments and deposits to be impaired if the realizability of these amounts become doubtful. As of December 31, 2024 and 2023, there was nil allowance recorded as the Group considers all of the prepayments and deposits recoverable. Management reviews periodically to determine if the allowance is adequate and adjusts the allowance when necessary. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections and utilizations. Actual amounts received or utilized may differ from management’s estimate of credit worthiness and the economic environment.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The Group typically applies a salvage value of 0%. The estimated useful lives of the plan and equipment are as follows:

Leasehold improvements	Over the shorter of the remaining lease term or five years
Computer	4 years

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Group’s consolidated statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments, which substantially extend the useful life of assets, are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of December 31, 2024 and 2023, no impairment of long-lived assets was recognized.

Deferred IPO costs

The Company capitalizes certain legal, accounting, and other direct and incremental costs incurred in connection with its planned initial public offering (“IPO”). These deferred offering costs are recorded as a non-current asset on the balance sheet. Upon successful completion of the IPO, the deferred offering costs are reclassified as a reduction of the IPO proceeds in shareholders’ equity. If the IPO is abandoned, these costs are immediately expensed in the period of abandonment.

Lease

The Group applies the provisions of ASC Topic 842, Leases which requires lessees to recognize lease assets and lease liabilities on the consolidated balance sheet. The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company must discount lease payments based on an estimate of its incremental borrowing rate.

Right-of-use Assets

The Company’s right-of-use assets consist of leased assets recognized in accordance with ASC 842, Leases, which requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liability represents the Company’s obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on the consolidated balance sheet and are expensed on a straight-line basis over the lease term in the consolidated statements of operations and comprehensive loss. The Company determines the lease term by agreement with lessor. In cases where the lease does not provide an implicit interest rate, the Company uses the Company’s incremental borrowing rate based on the information available at commencement date in determining the present value of future payments.

Related parties

The Group adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principal owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significantly influence the management or operating policies of the entity. The Group discloses all significant related party transactions.

Contract assets and contract liabilities

The timing of revenue recognition, billings, and cash collections results in the accounts receivable and contract liabilities on the consolidated balance sheets.

Revenues recognized for services performed but not yet billed to clients are recorded as contract assets. The Group recognizes advance payments from its clients for services that have not yet been performed or earned as contract liabilities. When consideration is received, or such consideration is unconditionally due from a customer prior to transferring consulting services to the customer under the terms of a contract, a contract liability is recorded. Contract liabilities are recognized as revenue after performance obligations have been satisfied and all revenue recognition criteria have been met.

The Group defines accounts receivable as assets for which it has recorded revenue because it determines that it is probable that it will earn a contractually agreed-upon fee, but is not yet entitled to receive a fee because certain events, such as completion of the measurement period or client approval, must occur.

The Group recognized contract liabilities of $958,314 and nil as at December 31, 2024 and 2023, respectively.

Revenue Recognition

Revenue is recognized to depict the transfer of promised services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

The five-step model defined by ASC Topic 606 requires the Group to:

1.      identify its contracts with customers;

2.      identify its performance obligations under those contracts;

3.      determine the transaction prices of those contracts;

4.      allocate the transaction prices to its performance obligations in those contracts; and

5.      recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Group elected a practical expedient that it does not adjust the promised amount of consideration for the effects of a significant financing component if the Group expects that, upon the inception of revenue contracts, the period between when the Group transfers its promised services or deliverables to its clients and when the clients pay for those services or deliverables will be one year or less.

As a practical expedient, the Group elected to expense the incremental costs of obtaining a contract when incurred if the amortization period of the asset that the Group otherwise would have recognized is one year or less.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Group has elected as a practical expedient to not disclose the aggregate amount of the transaction price allocated to unsatisfied performance obligations as of December 31, 2024 and December 31, 2023, as the Group’s contracts generally have an original expected duration of one year or less or revenue has been recognized at the amount for which the Group has the right to invoice for consulting services performed.

The Group is a professional services provider in Hong Kong that principally engages in the integrated investor relations services.

The Group derives substantially all of its revenues from the performance of professional services for its clients based on a fixed-price arrangement. Fixed-price arrangements require the client to pay a contractually agreed-upon fee in exchange for a pre-established set of professional services. The Group’s fixed-price arrangements have a single performance obligation.

The Group generally enters into distinct contracts with its clients for integrated investor relations services. These services include assisting clients in promoting their corporate image, managing relationships with investors, and conducting tailored due diligence exercises. Specifically, our services comprise: (i) management of public relations, including promotional planning, media coordination, and crisis management; (ii) management of investor relations, including drafting media documents and coordinating shareholder engagements; (iii) tailored due diligence exercises on investment or acquisition targets; and (iv) other value-added services such as website design enhancement and promotional video production.

Revenue generated from integrated investor relations services is structured based on service agreements in which clients pay a predetermined fee for a defined set of services. However, rather than adhering to a fixed billing arrangement, payments are made according to a mutually agreed-upon schedule outlined in the respective service agreements.

The Group enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Group will collect considerations from its customers for service component.

Revenue is recognized when the Group satisfies a performance obligation by transferring services promised in a contract to a client in an amount that reflects the consideration that the Group expects to receive in exchange for those services. Performance obligations in the Group’s contracts represent distinct or separate service streams that the Group provides to clients. If, at the outset of an arrangement, the Group determines that an enforceable contract does not exist, revenues are deferred until all criteria for an enforceable contract are met.

The Group usually issues invoices to its customers and payment is usually due upon receipt of the invoice according to a mutually agreed-upon schedule outlined in contract terms stated.

Under ASC 606, the Company has evaluated whether it acts as a principal or an agent in its revenue transactions. The distinction is crucial as it affects how revenue is recognized:

Principal:    The Company acts as the principal if it controls the specified goods or services before they are transferred to the customer. As a principal, the Company recognizes revenue for the gross amount of consideration expected from the customer.

Agent:    The Company acts as an agent if it facilitates the provision of goods or services by another party. As an agent, revenue is recognized as the net amount of the fee or commission earned for arranging the goods or services.

The Group has determined that it acts as the principal for all the revenue. This conclusion is based on the Company’s control over the goods or services before they are transferred to the customer, its primary responsibility for fulfilling the contract, its exclusive right to select service providers, and its discretion in establishing pricing.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The integrated investor relations services involve a series of distinct tasks that collectively meet the criteria for recognizing revenue over time. The Group determines that the services provided each month are substantially similar in nature, with the client consuming a consistent benefit each month, even if the volume of services delivered varies. Consequently, the services are considered substantially similar and result in the transfer of substantially similar benefits to the client.

Based on this assessment, the Group concludes that the services provided satisfy the requirements of ASC 606-10-25-14(b) to be accounted for as a single performance obligation. Revenue from integrated investor relations services is therefore recognized on a monthly basis, as the Group satisfies its performance obligations throughout the contract term.

In some cases the client specifically requests services related to one-off investor relation tasks which are provided under separately agreed service agreement. One-off services provide promised services including event management and logistics, international road shows, brochure design and printing, update website content. Revenue for these services is recognized at a point in time when the Group has fully completed the agreed-upon deliverables, and the client has obtained control of the service output. This typically occurs when the specified deliverables are completed and transferred to the client, as outlined in the service agreement.

Revenue disaggregated by timing of revenue recognition for the years ended December 31, 2024 and 2023 is disclosed in the table below:

	Years Ended December 31,
	2024	2023
Revenue – Over time	2,206,744	—
Revenue – Point in Time	319,165	63,863
	$2,525,909	$63,863

Information for the Group’s revenue by geographical area for the years ended December 31, 2024 and 2023:

	Years Ended December 31,
	2024	2023
Hong Kong	2,318,605	63,863
China	115,340	—
United States	91,964	—
	$2,525,909	$63,863

The amounts of transaction prices allocated to the remaining performance obligations (unsatisfied or partially unsatisfied) as at December 31 are as follows:

	As of December 31,
	2024	2023
Amounts expected to be recognized as revenue:
Within one year	$1,150,461	$—
After one year	116,787	—
	$1,267,248	$—

The Group expects to recognize majority of the related revenue as it provides services to its clients, which is expected to occur within 1 year for the integrated investor relations services. The Group elected to utilize the optional exemption to exclude from this disclosure the remaining performance obligations that have original expected duration of one year or less.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Other income

Interest income is mainly generated from savings and time deposits and is recognized on an accrual basis using the effective interest method.

Costs of revenue

Costs of revenue include the salaries, bonuses, and benefits of the Group’s employee consultants. Costs of revenue also include out-of-pocket and other third-party vendor expenses, and the salaries of support staff whose time is billed directly to clients, as well as the amounts billed to us by our outside consultants for services rendered while completing a project. Costs of revenue does not include depreciation and amortization.

The contracts the Group enters into and operates under specify whether the projects are billed on a fixed-price basis. Fixed-price contracts are principally used for management consulting projects. In general, project costs are classified in costs of revenue and are based on the direct salary of the Group’s employee consultants on the engagement, plus all direct expenses incurred to complete the project, including any amounts billed to the Group by its non-employee experts.

Employee benefits

The principal employee’s retirement scheme is under the Hong Kong Mandatory Provident Fund Schemes Ordinance. Contributions are made by both the employer and the employee at the rate of 5% on the employee’s relevant salary income, subject to a cap of monthly relevant income of HK$30,000 (US$3,844).

During the years ended December 31, 2024 and 2023, the total amount charged to the consolidated statements of income in respect of the Company’s costs incurred on the Mandatory Provident Fund Scheme were HK$189,588 (US$24,297) and HK$4,500 (US$575), respectively.

Income Taxes

The Group accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Group adopted ASC Topic 740-10-05, “Income Taxes: Overview and Background”, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or significant influence of the same party, such as a family member or relative, shareholder, or a related corporation.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Segment reporting

The Group operates and manages its business as a single segment, in accordance with ASC 280, Segment Reporting. The Group’s chief operating decision maker (“CODM”) is the Chairman. The Group’s CODM assess the Group’s performance and results of operations on a consolidated basis. The Group generates substantially all of its revenues from clients that are incorporated in the Hong Kong, China and United States. Although some clients are legally domiciled outside Hong Kong, the Group’s engagement and service execution are primarily conducted in Hong Kong. Accordingly, no geographical segments are presented. Substantially all of the Group’s long-lived assets are located in Hong Kong.

Earnings per Share

The Group computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average ordinary share outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis of the potential Ordinary Shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential Ordinary Shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Comprehensive Income

The Group presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the consolidated financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Accounts receivable, net

Accounts receivable represents trade accounts due from customers for Integrated investor relations services which are recorded net of allowance for the Group’s doubtful accounts. The Group grants 30 days credit terms to the clients. The trade receivables are all without customer collateral and interest is not accrued on past due accounts. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. The approach considers factors including historical ageing schedule and forward-looking macroeconomic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of December 31, 2024 and 2023, no allowance for doubtful accounts was recognized, as management determined that expected credit losses were not material based on historical collection experience and other relevant factors.

Expected credit loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. Accounts receivable are recognized and carried at original invoiced amount net of expected losses. The Company established the provision at differing rates and are based upon the age of the trade receivable, the Company’s historical collection experience in each customer and management’s best estimate of specific losses on individual exposures, where appropriate. Specific customer provisions are made when a review of significant outstanding amounts, utilizing information about customer creditworthiness and current economic trends, indicates that collection is doubtful.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

General and administrative expenses

General & administrative expenses primarily consist of accounting fees, consulting fees, information technology expenses, entertainment, director remuneration which are not attributable to the revenue-generating activities, wages and salaries, and overseas traveling expenses, among others.

Selling and marketing expenses

Selling expenses consist primarily of marketing expenses incurred to promote our Group’s brand name.

Financial instruments

The Group’s financial instruments, including cash and cash equivalents, deposits, accounts and other receivables, accrued liabilities, amount due from (to) a director, contract liabilities and operating lease liabilities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Group. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the audited consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accrued liabilities, amount due from (to) a director and operating lease liabilities qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•        Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•        Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

•        Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Group analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, which is an update to Topic 280, Segment Reporting. The amendments in this Update improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this update: (1) require that a public entity disclose, on an annual and interim basis, significant segment expenses that are regularly provided to the chief operating decision maker (CODM) and included within each reported measure of segment profit or loss (collectively referred to as the “significant expense principle”), (2) Require that a public entity disclose, on an annual and interim basis, an amount for other segment items by reportable segment and a description of its composition. The other segment items category is the difference between segment revenue less the segment expenses disclosed under the significant expense principle and each reported measure of segment profit or loss, (3) Require that a public entity provide all annual disclosures about a reportable segment’s profit or loss and assets currently required by Topic 280 in interim periods, and (4) Clarify that if the CODM uses more than one measure of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources, a public entity may report one or more of those additional measures of segment profit. However, at least one of the reported

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

segment profit or loss measures (or the single reported measure, if only one is disclosed) should be the measure that is most consistent with the measurement principles used in measuring the corresponding amounts in the public entity’s unaudited interim condensed consolidated financial statements. In other words, in addition to the measure that is most consistent with the measurement principles under generally accepted accounting principles (GAAP), a public entity is not precluded from reporting additional measures of a segment’s profit or loss that are used by the CODM in assessing segment performance and deciding how to allocate resources, (5) Require that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and (6) Require that a public entity that has a single reportable segment provide all the disclosures required by the amendments in this Update and all existing segment disclosures in Topic 280. The amendments in this Update also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. A public entity should apply the amendments in this Update retrospectively to all prior periods presented in the financial statements. Upon transition, the segment expense categories and amounts disclosed in the prior periods should be based on the significant segment expense categories identified and disclosed in the period of adoption. We are evaluating the effect this guidance will have on our segment disclosures.

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) consistent categories and greater disaggregation of information in the rate reconciliation and (2) income taxes paid disaggregated by jurisdiction. The amendments allow investors to better assess, in their capital allocation decisions, how an entity’s worldwide operations and related tax risks and tax planning and operational opportunities affect its income tax rate and prospects for future cash flows. 5 The other amendments in this Update improve the effectiveness and comparability of disclosures by (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application — General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted. We are evaluating the effect this guidance will have on our tax disclosures.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated balance sheets, statements of operations and comprehensive income and cash flows.

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consists of the following:

	As of December 31,
	2024	2023
Accounts receivable	$7,152	$—
Less: allowance for expected credit loss	—	—
Accounts receivable, net	$7,152	$—

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 4 — DEPOSITS AND OTHER CURRENT ASSETS, NET

Deposits and other current assets, net consist of the following:

	As of December 31,
	2024	2023
Deposits	$18,593	$—
Prepayment	11,249	—
	29,842	—
Less: amount classified as non-current assets	(18,593)	—
Amount classified as current assets	$11,249	$—

NOTE 5 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of December 31,
	2024	2023
At cost:
Leasehold improvements	$71,143	$—
Computers	4,072	—
	75,215	—
Less: accumulated depreciation	(33,283)	—
Total	$41,932	$—

Depreciation expense for the years ended December 31, 2024 and 2023 was $33,134 and nil, respectively. No impairment loss was recognized for the years ended December 31, 2024 and 2023.

NOTE 6 — DEFERRED INITIAL PUBLIC OFFERING COSTS

As of December 31, 2024, the Group has capitalized deferred offering costs which consist primarily of legal, accounting, and other professional fees incurred in connection with the Company’s planned initial public offering (IPO). These costs are included as Deferred IPO Costs on the consolidated balance sheet as non-current assets. Upon the successful completion of the IPO, these costs will be reclassified as a reduction of in shareholders’ equity. If the IPO is not consummated, the deferred offering costs will be expensed in the period when the offering is abandoned.

Deferred initial public offering costs consist of the following:

	As of December 31,
	2024	2023
Accounting and other fees	$84,396	$—
Legal fees	97,292	—
Total	$181,688	$—

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 7 — LEASES

The Group has operating leases for office spaces. As of December 31, 2024 and 2023, there were approximately $53,418 and nil right of use (“ROU”) assets and approximately $53,418 and nil lease liabilities based on the present value of the future minimum rental payments of leases, respectively. The Group’s management believes that using an incremental borrowing rate of the Hong Kong Dollar Prime lending Rate 5.25% p.a. (2023: nil) was the most indicative rate of the Group’s borrowing cost for the calculation of the present value of the lease payments.

As of December 31, 2024 and 2023, lease liabilities consist of the following:

	As of December 31,
	2024	2023
Operating lease liabilities – current portion	$48,841	$—
Operating lease liabilities – non-current portion	4,577	—
Total	$53,418	$—

A summary of lease cost recognized in the Group’s consolidated statements of income and supplemental cash flow information related to operating leases is as follows:

	Years Ended December 31,
	2024	2023
Amortization charge of right-of-use assets	$41,997	$—
ROU assets obtained in exchange for operating lease liabilities	95,174	—
Interest of lease liabilities	3,770	—
Cash paid for operating leases	45,767	—

Other lease information is as follows:

	As of December 31,
	2024	2023
Weighted-average remaining lease term – operating leases	1.1 years	—

The following is a schedule of future minimum payments under operating leases as of December 31, 2024:

December 31, 2024
Year ending December 31, 2025	$50,572
Year ending December 31, 2026	4,597
Total undiscounted lease obligations	55,169
Less: imputed interest	(1,751)
Lease liabilities recognized in the consolidated balance sheet	$53,418

NOTE 8 — ACCRUED LIABILITIES

Accrued liabilities consist of the following:

	As of December 31,
	2024	2023
Accrued expenses	$16,812	$576

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 9 — CONTRACT LIABILITIES

	As of December 31,
	2024	2023
Contract liabilities	$958,314	$—

Contract liabilities represented advances from clients related to integrated investor relations service on the Group’s consolidated balance sheets. These payments are non-refundable and are recognized as revenue as the Group’s performance obligation is satisfied. The Group’s contract liabilities are generally recognized as revenue within one year. For the years ended December 31, 2024, and 2023, no revenue recognized was derived from the contract liabilities balance at the beginning of such periods.

NOTE 10 — SEGMENT INFORMATION

For the years ended December 31, 2024 and 2023 and as of December 31, 2024, the Company operated in Hong Kong, China and United States through its subsidiaries, which primarily engaged in integrated investor relations services.

Management determined that the Company functions as a single operating segment, and thus reports as a single reportable segment. This determination is based on rules prescribed by GAAP applied to the manner in which management operates the Company. The chief operating decision maker is responsible for allocating resources to its operations and assessing performance and obtains financial information, being the consolidated balance sheets, consolidated statements of operations, and consolidated statements of cash flows, about the Company as a whole.

NOTE 11 — EQUITY

Ordinary Shares

The Company was incorporated as an exempted company with limited liability on September 13, 2024, under the laws of the Cayman Islands. It is a holding company and does not actively engage in any business. According to its memorandum and articles of association adopted at incorporation, the authorized share capital of the Company was US$50,000 divided into 500,000,000 ordinary shares with a par value of USD 0.0001 each.

On November 4, 2024, the Company re-designated its authorized share capital from US$50,000 divided into 500,000,000 ordinary shares with a par value of USD 0.0001 each to US$50,000 divided into (i) 450,000,000 Class A Ordinary Shares of par value of US$0.0001 each and (ii) 50,000,000 Class B Ordinary Shares of par value of US$0.0001 each by re-designating 449,990,000 authorized but unissued ordinary shares of par value USD$0.0001 each into 449,990,000 Class A Ordinary Shares, and 50,000,000 authorized but unissued ordinary shares of par value USD$0.0001 each into 50,000,000 Class B Ordinary Shares, and by re-designating 10,000 issued ordinary shares owned by Etoiles Zeneo Investment Limited into 10,000 Class A Ordinary Shares.

On the same date, the Company issued 13,490,000 Class A Ordinary Shares and 10,000,000 Class B Ordinary Shares to Etoiles Zeneo Investment Limited. Subsequently, Etoiles Zeneo Investment Limited entered into Sale and Purchase Agreements with several entities, transferring portions of its Class A Ordinary Shares. As a result, the ownership structure of the Company was as follows:

On May 8, 2025, Etoiles Zeneo Investment Limited voluntarily surrendered 5,000,000 Class B Ordinary Shares to the Company for cancellation for no consideration. As a result, the total number of Class B Ordinary Shares outstanding was reduced from 10,000,000 to 5,000,000. The number of Class B ordinary shares has been retroactively adjusted to reflect the Surrendered Shares.

10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares held by Etoiles Zeneo Investment Limited;

661,500 Class A Ordinary Shares held by Doublefortuna Company Limited;

621,000 Class A Ordinary Shares held by Easy Cargo Management Inc;

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 11 — EQUITY (cont.)

634,500 Class A Ordinary Shares held by Enbo Holdings Group Limited;

634,500 Class A Ordinary Shares held by La Dicha Group Limited; and

661,500 Class A Ordinary Shares held by Quantum Pinnacle Company Limited.

NOTE 12 — EMPLOYEE BENEFIT PLANS

HK SAR

Employees of the Company located in Hong Kong participate in a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Employees are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Group has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 13 — INCOME TAXES

Cayman Islands and British Virgin Islands

The Company is incorporated in Cayman Islands and Zynergy BVI is incorporated in the British Virgin Islands and are not subject to tax on income or capital gains under current Cayman Islands law and British Virgin Islands law, respectively. In addition, upon payments of dividends by these entities to their shareholders, no withholding tax will be imposed.

In accordance with the relevant tax laws and regulations of Hong Kong, a company registered in Hong Kong is subject to income taxes within Hong Kong at the applicable tax rate on taxable income. Hong Kong profit tax rates are 8.25% on assessable profits up to US$255,428 (HK$2,000,000), and 16.5% on any part of assessable profits over US$255,428 (HK$2,000,000).

(a)     Significant components of the provision for income taxes are as follows

	Years Ended December 31,
	2024	2023
Income tax expenses	$148,935	$2,731
Deferred tax credit	(4,518)	—
Total	$144,417	$2,731

(b)    The following table provides the reconciliation of the differences between statutory and effective tax expenses for the year for the years ended December 31, 2024 and 2023.

	Years Ended December 31,
	2024	2023
Income before tax expenses	$996,916	$35,427
Hong Kong profit tax rate	16.5%	16.5%
Income taxes computed at Hong Kong Profits Tax rate	164,491	5,845
Tax allowance at the statutory tax rates	896	—
Tax effect of income that is not taxable	(14)	—
Tax effect of expenses that are non-deductible	—	193
Tax effect of tax loss not recognized	190	188
Tax effect of two-tier tax rate	(21,146)	(3,114)
Others	—	(381)
Income taxes	$144,417	$2,731

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 13 — INCOME TAXES (cont.)

(c)     Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between carrying amount of assets and liabilities and their respective tax bases at the applicable tax rate. Components of the Company’s deferred tax assets and liabilities are as follows as of December 31:

	As of December 31,
	2024	2023
Deferred tax assets:
– Property, plant and equipment, net	$4,539	$—

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of December 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended December 31, 2024 and 2023. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2024.

NOTE 14 — CONCENTRATION AND CREDIT RISKS

The top two (2) customers accounted for 22% of the gross revenue (2023: 1 customer 100% of the gross revenue). The entire accounts receivable is due from 1 customer (2023: nil). For the year ended December 31, 2024, one supplier accounted for 36% (2023: nil) of the total gross cost of revenue.

NOTE 15 — RISKS

A.     Interest rate risk

Interest rate risk

The Company is exposed to interest rate risk through the changes in interest rates related mainly to the Company’s variable-rates line of credit and bank balances, which was considered minimal as the bank balances are only in current accounts and saving accounts.

The Company currently does not have any hedging policy in relation to interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arise.

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

As the Group has no interest-bearing borrowings, a 1% increase or decrease in interest rates would have no material impact on the Group’s post-tax loss for the year ended December 31, 2024, and 2023.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 15 — RISKS (cont.)

B.      Credit risk

Assets that potentially subject the Group to a significant concentration of credit risk primarily consist of cash and cash equivalents, accounts receivable and other current assets. The Company believes that there is no significant credit risk associated with cash and cash equivalents, which were held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$800,000 (approximately US$102,991) if the bank with which an individual/a company hold its eligible fails. As of December 31, 2024, and 2023, cash and cash equivalents balance of US$1,441,024 and US$70,476 were at financial institutions in Hong Kong and approximately US$1,338,033 and nil were not covered by the Hong Kong Deposit Protection Board.

The Company has designed their credit policies with an objective to minimize their exposure to credit risk. The Company’s accounts receivable is short term in nature and the associated risk is minimal. The Company conducts credit evaluations on its clients and generally does not require collateral or other security from such clients. The Company periodically evaluates the creditworthiness of the existing clients in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific clients.

C.     Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency balances will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The reporting currency of the Company is U.S. Dollar. To date the majority of the revenues and costs are denominated in HK$ and a significant portion of the assets and liabilities are denominated in Hong Kong Dollars. There was no significant exposure to foreign exchange rate fluctuations. and the Company has not maintained any hedging policy against foreign currency risk. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise. As HK$ is currently pegged to US$, the Group’s exposure to foreign exchange fluctuations is minimal.

Moreover, the Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant.

D.     Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation.

Typically, the Company ensures that it has sufficient cash on demand to meet expected operational expenses for a period of 30 days, including the servicing of financial obligations; this excludes the potential impact of extreme circumstances that cannot reasonably be predicted, such as natural disasters.

ETOILES CAPITAL GROUP CO., LTD AND ITS SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023
(Currency expressed in United States Dollars (“USD or $”), except for number of shares)

NOTE 16 — RELATED PARTY TRANSACTIONS

(a)     Summary of Balances with Related Parties

Amount due from (to) a director

		As of December 31,
	Note	2024	2023
Mr. Cheung Kit Shing	1	$309,507	$(35,521)

____________

(1)      The balance represents advanced to (by) a director. Amount due from (to) a director is unsecured, non-interest bearing and repayable on demand. Subsequent to the year end, the balance was fully settled on May 9, 2025.

(b)    Summary of Related Party Transactions

In addition to the transactions and balances detailed elsewhere in these consolidated financial statements, the Company had the following transactions with related parties:

A summary of trade transactions with related parties for years ended December 31, 2024 and 2023 are listed below:

	Years Ended December 31,
Salary paid to a related party:	2024	2023
Mr. Cheung Kit Shing(a)	$153,787	$25,545
Ms. Cheung On Ki(b)	32,039	—

____________

(a)      Mr. Cheung Kit Shing is the director and a principal shareholder of the Company.

(b)      Ms. Cheung On Ki, is a close family member of a director, Mr. Cheung Kit Shing.

NOTE 17 — COMMITMENTS AND CONTINGENCIES

Commitments

As at December 31, 2024 and 2023, the Company did not have any significant capital and other commitments.

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, there were no pending or threatened claims and litigation as of December 31, 2024 and through the issuance date of these consolidated financial statements.

NOTE 18 — SUBSEQUENT EVENTS

On May 8, 2025, Etoiles Zeneo Investment Limited voluntarily surrendered 5,000,000 Class B Ordinary Shares to the Company for cancellation for no consideration. As a result, the total number of Class B Ordinary Shares outstanding was reduced from 10,000,000 to 5,000,000.

Except as disclosed above, the Company has assessed all events from December 31, 2024, through May 15, 2025 which is the date that these consolidated financial statements are available to be issued. There are not any material subsequent events that require disclosure in these consolidated financial statements.

1,400,000 CLASS A ORDINARY SHARES

ETOILES CAPITAL GROUP CO., LTD

__________________________________________________

PRELIMINARY PROSPECTUS

__________________________________________________

[    ], 2025

Until [    ], 2025 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Exculpation, Insurance, and Indemnification of Office Holders (Including Directors and Officers).

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated articles of association provide that to the extent permitted by law, we shall indemnify each existing or former director (including alternate director), secretary and other officer of us (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)     all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)    without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or officer of the Company in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that we are ultimately found not liable to indemnify the director (including alternate director), secretary or officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

On November 4, 2024, the Company passed board resolutions and shareholder resolutions to re-designate our authorized share capital from US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each to US$50,000 divided into (i) 450,000,000 Class A Ordinary Shares of par value of US$0.0001 each and (ii) 50,000,000 Class B Ordinary Shares of par value of US$0.0001 by re-designating (a) 449,990,000 authorized but unissued ordinary shares of par value of US$0.0001 each into 449,990,000 Class A Ordinary Shares of par value of US$0.0001 each; and (b) 50,000,000 authorized but unissued ordinary shares of par value of US$0.0001 each into 50,000,000 Class B Ordinary Shares of par value of US$0.0001 each, and re-designating a total of 10,000 issued ordinary shares of par value of US$0.0001 owned by Etoiles Zeneo Investment Limited into 10,000 Class A ordinary shares of par value of US$0.0001 each. Subsequent to the re-designation, the Company was owned as to 10,000 Class A Ordinary Shares by Etoiles Zeneo Investment Limited. Simultaneously, the Company issued 13,490,000 Class A ordinary shares of par value of US$0.0001 each and 10,000,000 Class B ordinary shares of par value of US$0.0001 each to Etoiles Zeneo Investment Limited. On the same day, the Company also adopted an amended and restated memorandum and articles of association.

On November 4, 2024, Etoiles Zeneo Investment Limited entered into five sale and purchase agreements (the “Sale and Purchase Agreements”) with Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively. Pursuant to the Sales and Purchase Agreements, Etoiles Zeneo Investment Limited sold, and Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited acquired, 4.90%, 4.60%, 4.70%, 4.70% and 4.90% of the issued Class A equity interests in the Company, at the consideration of US$125,642, US$117,949, US$120,513, US$120,513 and US$125,642, respectively. On the same date, Etoiles Zeneo Investment Limited executed the instrument of transfers whereby Etoiles Zeneo Investment Limited have transferred 661,500, 621,000, 634,500, 634,500 and 661,500 Class A Ordinary Shares, out of its 13,500,000 Class A Ordinary Shares, to Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively. Subsequent to the transfers, the Company is owned as to (i) 10,287,000 Class A Ordinary Shares and 10,000,000 Class B Ordinary Shares by Etoiles Zeneo Investment Limited; and (ii) 661,500, 621,000, 634,500, 634,500 and 661,500 Class A Ordinary Shares by Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively.

On May 8, 2025, Etoiles Zeneo Investment Limited proposed to voluntarily surrender 5,000,000 Class B Ordinary Shares to the Company for no consideration for the cancellation, and the Company approved the surrender and cancellation of such shares on May 8, 2025. Etoiles Zeneo Investment Limited considered that it is in the best interest of the Group to forgo any consideration for the voluntary surrender and cancellation of the 5,000,000 Class B Ordinary Shares. Subsequently, the Company is owned as to (i) 10,287,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares by Etoiles Zeneo Investment Limited; and (ii) 661,500, 621,000, 634,500, 634,500 and 661,500 Class A Ordinary Shares by Doublefortuna Company Limited, Easy Cargo Management Inc, Enbo Holdings Group Limited, La Dicha Group Limited and Quantum Pinnacle Company Limited, respectively.

All of the foregoing issuances were made outside of the U.S. pursuant to Regulation S or to U.S. entities pursuant to Section 4(a)(2) of the Securities Act.

Item 8. Exhibits and Financial Statement Schedules.

(a)     Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(3)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(4)    For the purposes of determining liability under the Securities Act of 1933 to any purchaser in the initial distributions of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the Offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the Offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) The portion of any other free writing prospectus relating to the Offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

(5)    That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)    That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Second Amended and Restated Memorandum of Association and Articles of Association, as currently in effect**
4.1	Specimen certificate evidencing Class A Ordinary Shares**
5.1	Opinion of Ogier regarding the validity of the Shares being registered**
10.1	Employment Agreement between the registrant and Mr. Kit Shing, CHEUNG, registrant’s Chief Executive Officer and Chair of the Board**
10.2	Employment Agreement between the registrant and Mr. Hon Fai, TAM, registrant’s Chief Financial Officer**
10.3	Employment Agreement between the registrant and Mr. Zhihan, LOU, registrant’s Chief Operating Officer**
10.4	Form of Independent Director Agreement by and between the registrant and its Independent Director**
10.5	Tenancy Agreement of Room 1109, 11/F, Tai Yau Building, No. 181 Johnston Road, Wanchai, Hong Kong**
14.1	Code of Business Conduct and Ethics**
21.1	List of subsidiaries of the Company**
23.1	Consent of SRCO, C.P.A., Professional Corporation*
23.2	Consent of Ogier (included in Exhibit 5.1)**
23.3	Consent of David Fong & Co., Solicitors (included in Exhibit 99.4)**
23.4	Consent of Cundi Solution Limited**
23.5	Consent of China Commercial Law Firm (included in Exhibit 99.5)**
24.1	Power of Attorney (included in the signature page to the Form F-1)
99.1	Audit Committee Charter**
99.2	Nominating Committee Charter**
99.3	Compensation Committee Charter**
99.4	Opinion of David Fong & Co., Solicitors, as to certain Hong Kong Legal Matters**
99.5	Opinion of China Commercial Law Firm regarding certain PRC matters**
99.6	Consent of Qi, DING, Independent Director Nominee**
99.7	Consent of Raj K, THAKAR, Independent Director Nominee**
99.8	Consent of Yeung Tak, CHEN, Independent Director Nominee**
99.9	Executive Compensation Recovery Policy**
99.10	Insider Trading Policy**
107	Calculation of Filing Fee Table**

____________

*        Filed herein.

**      Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on June 2, 2025.

ETOILES CAPITAL GROUP CO., LTD
By:	/s/ Kit Shing, CHEUNG
Name:	Kit Shing, CHEUNG
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Kit Shing, CHEUNG, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments that said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Kit Shing, CHEUNG	Chairperson of the Board of Directors,	June 2, 2025
Kit Shing, CHEUNG	Director, Chief Executive Officer (Principal Executive Officer)
/s/ Hon Fai, TAM	Chief Financial Officer	June 2, 2025
Hon Fai, TAM	(Principal Accounting and Financial Officer)
/s/ Zhihan, LOU	Chief Operating Officer	June 2, 2025
Zhihan, LOU

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on June 2, 2025.

Cogency Global Inc.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President